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                                                                   Exhibit 99.3
                                                                   T3E

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                         UNITED STATES BANKRUPTCY COURT

                     for the Central District of California


In re                                           )      Chapter 11
                                                )
CROW WINTHROP OPERATING                         )      Case No. SA97-14512-JR
PARTNERSHIP, a Maryland general partnership     )
                                                )
               Debtor                           )
                                                )
_________________________________________



                       DISCLOSURE STATEMENT IN SUPPORT OF
                 DEBTOR'S THIRD AMENDED PLAN OF REORGANIZATION,
                               DATED JULY 23, 1997


                              O'MELVENY & MYERS LLP
                                 400 S. Hope St.
                              Los Angeles, CA 90071
                                 (213) 669-6000
                       Robert White (CA State Bar #54797)
                     Suzzanne Uhland (CA State Bar #136852)
                      Lisa Bossetti (CA State Bar #186243)
                     Deborah Saltzman (CA State Bar #186411)

                      610 Newport Center Drive, Suite 1700
                             Newport Beach, CA 92660
                                 (714) 760-9600
                      Patricia Frobes (CA State Bar #85142)
                       Frank Crance (CA State Bar #177568)

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

          THIS DISCLOSURE STATEMENT DESCRIBES THE THIRD AMENDED PLAN OF REORGANIZATION DATED JULY 23, 1997 (THE "PLAN") FOR CROW WINTHROP OPERATING PARTNERSHIP ("CWOP"). THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION FOR CREDITORS AND PARTNERS OF CWOP TO VOTE ON THE PLAN. ALL CREDITORS AND PARTNERS OF CWOP WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED AS EXHIBIT 1, PRIOR TO SUBMITTING THEIR BALLOTS.

          IF YOU HAVE ANY QUESTIONS CONCERNING THE PROCEDURES FOR VOTING, PLEASE CALL OR WRITE TO O'MELVENY & MYERS LLP, 400 SOUTH HOPE STREET, LOS ANGELES, CALIFORNIA 90071, ATTENTION: LYNN TALAB (213) 669-6054.

                                TABLE OF CONTENTS

I.   INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     A.   SUMMARY OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . .  2
     B.   RECOMMENDATION . . . . . . . . . . . . . . . . . . . . . . . . . .  3

II.  VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     A.   ELIGIBILITY TO VOTE. . . . . . . . . . . . . . . . . . . . . . . .  3
     B.   BALLOTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     C.   VOTING PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . .  4
     D.   DEADLINE FOR VOTING. . . . . . . . . . . . . . . . . . . . . . . .  4
     E.   IMPORTANCE OF YOUR VOTE. . . . . . . . . . . . . . . . . . . . . .  4

III. BACKGROUND OF CWOP AND THE CHAPTER 11 CASE. . . . . . . . . . . . . . .  4
     A.   HISTORICAL FRAMEWORK . . . . . . . . . . . . . . . . . . . . . . .  4
          1.   Description of the Property; Formation of CWOP. . . . . . . .  4
          2.   Acquisition of the Property by CWOP; Structure of Financing .  5
          3.   Major Tenants . . . . . . . . . . . . . . . . . . . . . . . .  6
          4.   Property Management . . . . . . . . . . . . . . . . . . . . .  7
          5.   The Development Parcel; Exterior Common Area. . . . . . . . .  8
     B.   EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASE. . . . . . . .  9
          1.   Orange County Real Estate Market. . . . . . . . . . . . . . .  9
          2.   Agreement of Understanding with Certificateholders. . . . . . 10
     C.   SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE. . . . . . . . . . . 11
          1.   Cash Collateral Agreed Order. . . . . . . . . . . . . . . . . 11
          2.   Motion to Dismiss . . . . . . . . . . . . . . . . . . . . . . 11
          3.   Claims Bar Date and Claims Procedures Order . . . . . . . . . 11
          4.   Leasing Transactions. . . . . . . . . . . . . . . . . . . . . 11
          5.   Crow Claims and Litigation. . . . . . . . . . . . . . . . . . 12

IV.  THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     A.   TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS . . . . 14
          1.   Allowance of Administrative Claims. . . . . . . . . . . . . . 14
          2.   Treatment of Allowed Administrative Claims. . . . . . . . . . 15
          3.   Treatment of Priority Tax Claims. . . . . . . . . . . . . . . 15
     B.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS . . . . . . . 15
          1.   Priority Claims (Class 1) . . . . . . . . . . . . . . . . . . 15
          2.   Secured Tax Claims (Class 2). . . . . . . . . . . . . . . . . 15
          3.   Other Secured Claims (Classes 3a, 3b and 3c). . . . . . . . . 16
          4.   Certificateholder Secured Claims (Class 4). . . . . . . . . . 16
          5.   Certificateholder Deficiency Claims (Class 5) . . . . . . . . 17
          6.   General Unsecured Claims (Class 6). . . . . . . . . . . . . . 17
          7.   Interests (Class 7) . . . . . . . . . . . . . . . . . . . . . 18
     C.   IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . 18
          1.   Formation of Jamboree LLC and Jamboree Office REIT. . . . . . 18
          2.   Avoidance and Recovery Actions. . . . . . . . . . . . . . . . 19
          3.   Section 1129(a)(4) Payment. . . . . . . . . . . . . . . . . . 20
     D.   CLAIMS AND DISTRIBUTIONS.. . . . . . . . . . . . . . . . . . . . . 20
     E.   DISBURSEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     F.   CANCELLATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . 21

     G.   DISCHARGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     H.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. . . . . . . 21
     I.   ASSUMED EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS. . . . . . . . 22
          1.   Entry of Confirmation Order . . . . . . . . . . . . . . . . . 22
          2.   WCI Consent . . . . . . . . . . . . . . . . . . . . . . . . . 22
          3.   Jamboree LLC and Jamboree Office REIT . . . . . . . . . . . . 22
          4.   Contribution of Assets. . . . . . . . . . . . . . . . . . . . 22
          5.   Documentation . . . . . . . . . . . . . . . . . . . . . . . . 22
          6.   Jamboree Office REIT Shares and Jamboree LLC Units. . . . . . 22
          7.   Qualification of Indentures . . . . . . . . . . . . . . . . . 22
          8.   Perfection of Security Interests. . . . . . . . . . . . . . . 23
          9.   Title Policies. . . . . . . . . . . . . . . . . . . . . . . . 23
          10.  Evidence of Insurance . . . . . . . . . . . . . . . . . . . . 23
     J.   RETENTION OF JURISDICTION. . . . . . . . . . . . . . . . . . . . . 23

V.   FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . 23
     A.   HISTORICAL FINANCIAL INFORMATION; RECENT FINANCIAL PERFORMANCE . . 24
     B.   PAYMENT OF ADMINISTRATIVE EXPENSES AND CLAIMS. . . . . . . . . . . 24
     C.   PROJECTED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . 24

VI.  OPERATION AND GOVERNANCE OF SUCCESSOR ENTITIES. . . . . . . . . . . . . 25
     A.   GENERAL DISCUSSION . . . . . . . . . . . . . . . . . . . . . . . . 25
     B.   JAMBOREE LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     C.   JAMBOREE OFFICE REIT AND JAMBOREE
          OFFICE REIT SHARES . . . . . . . . . . . . . . . . . . . . . . . . 27
     D.   DESCRIPTION OF NEW NOTES ISSUED BY JAMBOREE LLC. . . . . . . . . . 29
          1.   New Class A Senior Secured Notes. . . . . . . . . . . . . . . 29
          2.   New Class B Senior Subordinated Secured Notes.. . . . . . . . 36
          3.   Security for the New Notes. . . . . . . . . . . . . . . . . . 37
          4.   New Notes Registration Rights Agreements. . . . . . . . . . . 38
     E.   PROPERTY APPRECIATION RIGHTS AND EXCHANGE RIGHT. . . . . . . . . . 39
     F.   FUTURE OPERATIONS, NEW MANAGEMENT AGREEMENT. . . . . . . . . . . . 40
     G.   REORGANIZED CWOP . . . . . . . . . . . . . . . . . . . . . . . . . 42

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . 43
     A.   INTRODUCTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     B.   FEDERAL INCOME TAX CONSEQUENCES TO CWOP. . . . . . . . . . . . . . 43
          1.   General . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          2.   Reduction Of CWOP's Indebtedness. . . . . . . . . . . . . . . 44
          3.   Constructive Distribution Of Money Under Internal Revenue
               Code Section 752. . . . . . . . . . . . . . . . . . . . . . . 44
     C.   FEDERAL INCOME TAX CONSEQUENCES TO CREDITORS . . . . . . . . . . . 45
          1.   Constructive or Deemed Exchange of Old Debt Instrument For
               New Debt Instrument . . . . . . . . . . . . . . . . . . . . . 45
          2.   Tax Basis And Holding Period Of Items Received. . . . . . . . 46
          3.   Withholding.. . . . . . . . . . . . . . . . . . . . . . . . . 46
     D.   FEDERAL INCOME TAXATION OF JAMBOREE OFFICE REIT. . . . . . . . . . 47
          1.   REIT Organizational Requirements. . . . . . . . . . . . . . . 48
          2.   Income Tests. . . . . . . . . . . . . . . . . . . . . . . . . 48
          3.   Relief Provisions . . . . . . . . . . . . . . . . . . . . . . 49

          4.   Asset Tests . . . . . . . . . . . . . . . . . . . . . . . . . 50
          5.   Annual REIT Distribution Requirements.. . . . . . . . . . . . 50
          6.   Failure to Qualify As a REIT. . . . . . . . . . . . . . . . . 51
          7.   Taxation to United States Shareholders of Distributions . . . 51
          8.   Backup Withholding. . . . . . . . . . . . . . . . . . . . . . 52
          9.   Treatment of Tax-Exempt Shareholders. . . . . . . . . . . . . 52
          10.  Taxation of Foreign Shareholders. . . . . . . . . . . . . . . 52
     E.   FEDERAL INCOME TAXATION OF JAMBOREE LLC. . . . . . . . . . . . . . 53
     F.   OTHER TAX CONSEQUENCES.. . . . . . . . . . . . . . . . . . . . . . 54

VIII.     CERTAIN FEDERAL SECURITIES LAWS CONSEQUENCES . . . . . . . . . . . 54
     A.   GENERAL DISCUSSION . . . . . . . . . . . . . . . . . . . . . . . . 54
     B.   RESALE CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . 55
     C.   TRUST INDENTURE ACT. . . . . . . . . . . . . . . . . . . . . . . . 57
     D.   DELIVERY OF DISCLOSURE STATEMENT . . . . . . . . . . . . . . . . . 57

IX.  CERTAIN FACTORS TO BE CONSIDERED REGARDING THE PLAN . . . . . . . . . . 57
     A.   BANKRUPTCY CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . 57
     B.   GENERAL BUSINESS RISKS . . . . . . . . . . . . . . . . . . . . . . 57
     C.   RISK WITH RESPECT TO NEW SECURITIES. . . . . . . . . . . . . . . . 58

X.   ALTERNATIVES TO CONFIRMATION OF THE PLAN. . . . . . . . . . . . . . . . 59

XI.  ACCEPTANCE AND CONFIRMATION OF THE PLAN . . . . . . . . . . . . . . . . 59
     A.   GENERAL CONFIRMATION REQUIREMENTS. . . . . . . . . . . . . . . . . 59
     B.   BEST INTERESTS TEST. . . . . . . . . . . . . . . . . . . . . . . . 59
     C.   FINANCIAL FEASIBILITY TEST . . . . . . . . . . . . . . . . . . . . 60
     D.   ACCEPTANCE BY IMPAIRED CLASSES . . . . . . . . . . . . . . . . . . 60

XII.  CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61



EXHIBITS TO DISCLOSURE STATEMENT

EXHIBIT 1 - Debtor's Third Amended Plan of Reorganization Dated July 23, 1997
EXHIBIT 2 - 1995 and 1996 Financial Statement
EXHIBIT 3 - January through March 1997 Cash Flow from Operations
EXHIBIT 4 - April 1997, May 1997 and June 1997 Cash Flow from Operations
            (Budgeted to Actual)
EXHIBIT 5 - June 1997 through September 1997 Projected Cash Flow
EXHIBIT 6 - September 1997 through August 2002 Projected Cash Flow

I.   INTRODUCTION.

               On July 23, 1997, Crow Winthrop Operating Partnership ("CWOP" or the "Debtor") filed with the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") its proposed Third Amended Plan of Reorganization Dated July 23, 1997 (the "Plan," attached hereto as
Exhibit 1).

               The Debtor prepared this Disclosure Statement for use in the solicitation of acceptances of the Plan. By order of the Bankruptcy Court, this Disclosure Statement was approved as containing information adequate to enable creditors and partners of the Debtor to make an informed judgment to vote either to accept or to reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT MEAN THAT THE BANKRUPTCY COURT RECOMMENDS ACCEPTANCE OR REJECTION OF THE PLAN.

               The financial information used in preparing this Disclosure Statement was prepared by and is the sole responsibility of the Debtor. This Disclosure Statement does not constitute financial or legal advice. Creditors and partners of the Debtor should consult their own advisors if they have questions about the Plan or this Disclosure Statement.

               WHILE THIS DISCLOSURE STATEMENT DESCRIBES CERTAIN BACKGROUND MATTERS AND THE MATERIAL TERMS OF THE PLAN, IT IS INTENDED AS A SUMMARY DOCUMENT ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ATTACHED TO THE PLAN AND THIS DISCLOSURE STATEMENT. YOU SHOULD READ THE PLAN AND THE EXHIBITS TO OBTAIN A FULL UNDERSTANDING OF THEIR PROVISIONS. ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS DISCLOSURE STATEMENT CAN BE OBTAINED FROM LYNN TALAB AT (213) 669-6054. THE COST OF COPIES MUST BE PAID BY THE PERSON ORDERING THEM. COPIES OF PAPERS FILED IN THIS CASE MAY BE INSPECTED DURING REGULAR COURT HOURS IN THE CLERK'S OFFICE, UNITED STATES BANKRUPTCY COURT, 34 CIVIC CENTER PLAZA, SANTA ANA, CALIFORNIA.

               THE STATEMENTS AND INFORMATION CONCERNING CWOP, REORGANIZED CWOP, JAMBOREE LLC AND JAMBOREE OFFICE REIT SET FORTH IN THIS DISCLOSURE STATEMENT CONSTITUTE THE ONLY STATEMENTS OR INFORMATION CONCERNING SUCH MATTERS THAT HAVE BEEN APPROVED BY THE BANKRUPTCY COURT FOR THE PURPOSE OF SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

               THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN. NEITHER DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE THIS DISCLOSURE STATEMENT AND THE MATERIALS RELIED UPON IN PREPARATION OF THIS DISCLOSURE STATEMENT WERE COMPILED. CWOP, REORGANIZED CWOP, JAMBOREE LLC AND JAMBOREE OFFICE REIT ASSUME NO DUTY TO UPDATE OR SUPPLEMENT THE DISCLOSURES CONTAINED HEREIN AND DO NOT INTEND TO UPDATE OR SUPPLEMENT THE DISCLOSURES.

               THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. NOTHING CONTAINED HEREIN WILL CONSTITUTE AN ADMISSION OF ANY FACT OR

LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY PROCEEDING INVOLVING CWOP, REORGANIZED CWOP, JAMBOREE LLC, JAMBOREE OFFICE REIT OR ANY OTHER PARTY OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OF CWOP ON HOLDERS OF CLAIMS OR INTERESTS. CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY FORECASTED OR PROJECTED RESULTS CONTAINED HEREIN WILL BE REALIZED, AND ACTUAL RESULTS MAY BE DIFFERENT THAN THOSE SHOWN, POSSIBLY BY MATERIAL AMOUNTS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THIS DISCLOSURE STATEMENT.

               Capitalized terms used in this Disclosure Statement and not expressly defined herein are defined in the Plan. A reference in this Disclosure Statement to a "Section" refers to a section of this Disclosure Statement.

          A.   SUMMARY OF THE PLAN.

               The following is a brief summary of the Plan, which is qualified in its entirety by reference to the Plan, attached as Exhibit 1 to this Disclosure Statement. The Plan provides for the formation of a new entity, Jamboree LLC, which will be the owner of CWOP's sole asset, the office building complex located at 3333-3355 Michelson Drive in Irvine, California (the "Property"). The creditors of CWOP will be satisfied under the Plan as follows: (a) holders of the approximately $198 million of mortgage participation certificates (the "Certificateholders") will receive collectively the New Notes in the aggregate principal amount of $100 million issued by Jamboree LLC and secured by the Property and an initial 90% membership interest in Jamboree LLC, which membership interest will be held through a newly formed corporation to be operated as a real estate investment trust (as described in Section VI.A) ("Jamboree Office REIT") and will receive 0.1% of the amount of their deficiency claims in cash; (b) each holder of an Allowed General Unsecured Claim will be paid in full and (c) each holder of a Secured Tax Claim or Priority Claim will receive payment in full over time, unless other treatment is agreed to by such holder. The partners of CWOP will retain their proportional interests in Reorganized CWOP, which on the Effective Date will own an initial 10% membership interest in Jamboree LLC. Reorganized CWOP's interest in Jamboree LLC will be exchangeable for an equivalent percentage equity interest in Jamboree Office REIT (subject to dilution). In addition, Reorganized CWOP will receive the New Property Appreciation Rights issued by Jamboree Office REIT representing the right to receive cash payments based upon a percentage of the appreciation of the value of the shares of Jamboree Office REIT above specified values or, at Jamboree Office REIT's election, the right to receive shares of Jamboree Office REIT (the "New Property Appreciation Rights"). As part of the Plan, Jamboree LLC will enter into a new five-year property management agreement with Winthrop California Management, the current property manager.

               The classification and treatment of creditors and partners under the Plan are discussed in Section IV.B. Distributions under the Plan will be in
(a) cash, (b) notes issued by Jamboree LLC payable to certain taxing authorities, (c) the New Notes issued by Jamboree LLC, (d) Jamboree Office REIT Shares, (e) the New Property Appreciation Rights and (f) Jamboree LLC Units. The cash required to fund the Plan will come from cash reserves and ongoing operations.

          B.   RECOMMENDATION.

               THE DEBTOR RECOMMENDS THAT ALL CREDITORS AND PARTNERS ENTITLED TO VOTE ON THE PLAN CAST THEIR BALLOTS TO ACCEPT THE PLAN. THE DEBTOR BELIEVES THAT THE PLAN PROVIDES THE GREATEST AND EARLIEST POSSIBLE RECOVERIES TO CWOP'S CREDITORS AND PARTNERS. THE DEBTOR FURTHER BELIEVES THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF ALL PARTIES IN INTEREST AND THAT ANY ALTERNATIVE WOULD RESULT IN FURTHER DELAY, UNCERTAINTY AND EXPENSE.


II.       VOTING.

          A.   ELIGIBILITY TO VOTE.

               The Plan divides creditors' Claims against and partners' Interests in CWOP into various Classes and provides separate treatment for each Class. Holders of Administrative Claims and Tax Priority Claims are not classified and are not entitled to vote because the Bankruptcy Code requires the Debtor to pay the holders of such Claims in full. Class 1 (Priority Claims), Classes 3a, 3b and 3c (Other Secured Claims) and Class 6 (General Unsecured Claims) are unimpaired and presumed to have accepted the Plan. All other Classes of Claims and Interests under the Plan are impaired, and holders of Claims and Interests in such Classes are entitled to vote on the Plan.

               The record date for determining any creditor's or partner's eligibility to vote on the Plan is July 9, 1997. Only those creditors and partners entitled to vote on the Plan will receive a ballot with this Disclosure Statement.

               CREDITORS WHOSE CLAIMS ARE BEING OBJECTED TO ARE NOT ELIGIBLE TO VOTE UNLESS THE OBJECTION IS RESOLVED IN THEIR FAVOR OR, AFTER NOTICE AND A HEARING PURSUANT TO BANKRUPTCY RULE 3018(a), THE BANKRUPTCY COURT ALLOWS THE CLAIM TEMPORARILY FOR THE PURPOSE OF VOTING TO ACCEPT OR REJECT THE PLAN. ANY CREDITOR THAT WANTS ITS CLAIM TO BE ALLOWED TEMPORARILY FOR THE PURPOSE OF VOTING MUST TAKE THE STEPS NECESSARY TO ARRANGE AN APPROPRIATE HEARING WITH THE BANKRUPTCY COURT UNDER BANKRUPTCY RULE 3018(a).

          B.   BALLOTS.

               In voting for or against the Plan, please use only the ballot or ballots sent to you with this Disclosure Statement. Votes cast to accept or reject the Plan will be counted by Class. Please read the voting instructions on the reverse side of the ballot for a thorough explanation of voting procedures. Please note that the execution of the Agreement of Understanding did not constitute a vote for the Plan. (See Section III.B.2)

               PLEASE PUT YOUR TAXPAYER IDENTIFICATION (OR SOCIAL SECURITY) NUMBER ON YOUR BALLOT; THE DEBTOR MAY NOT BE ABLE TO MAKE DISTRIBUTIONS WITHOUT IT.

               IF YOU BELIEVE THAT YOU ARE A MEMBER OF A VOTING CLASS FOR WHICH YOU DID NOT RECEIVE A BALLOT, IF YOUR BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE QUESTIONS CONCERNING VOTING PROCEDURES, CALL LYNN TALAB, BANKRUPTCY COORDINATOR WITH O'MELVENY & MYERS LLP AT (213) 669-6054. LYNN TALAB CANNOT PROVIDE YOU WITH LEGAL ADVICE.

          C.   VOTING PROCEDURE.

               Mail your completed ballots to: Lynn Talab, Bankruptcy Coordinator, O'Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, CA 90071-2899. A pre-addressed envelope is enclosed for your convenience. DO NOT RETURN BALLOTS TO THE BANKRUPTCY COURT. You may not change your vote after it is cast unless the Bankruptcy Court permits you to do so after notice and a hearing to determine whether sufficient cause exists to permit the change. DO NOT RETURN ANY DEBT INSTRUMENTS WITH YOUR BALLOT.

          D.   DEADLINE FOR VOTING.

               IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY 4:00 P.M., LOS ANGELES TIME ON AUGUST 25, 1997.

          E.   IMPORTANCE OF YOUR VOTE.

               Your vote is important. The Bankruptcy Code defines acceptance by a class of claims as acceptance by holders of at least two-thirds in amount and a majority in number of allowed claims in that class that vote. ONLY THOSE CREDITORS AND PARTNERS WHO ACTUALLY VOTE ARE COUNTED FOR PURPOSES OF DETERMINING WHETHER A CLASS HAS VOTED TO ACCEPT THE PLAN. YOUR FAILURE TO VOTE WILL LEAVE TO OTHERS THE DECISION TO ACCEPT OR REJECT THE PLAN.

III.      BACKGROUND OF CWOP AND THE CHAPTER 11 CASE.

          A.   HISTORICAL FRAMEWORK.

               1.   DESCRIPTION OF THE PROPERTY; FORMATION OF CWOP.

               The Property is a 14.748 acre parcel of improved real property located at 3333-3355 Michelson Drive in Irvine, California, at the corner of Jamboree Boulevard and Michelson Drive, immediately south of the Jamboree exit of Interstate 405. The Property is part of a retail and office development known as Park Place, which consists of the Property and approximately 90 acres of land surrounding the Property. The Property includes a ten-story tower building containing 236,000 square feet of office space, six four-story 200,000 square feet buildings (1.2 million square feet in the aggregate), and approximately 300,000 square feet of concourse space --approximately 1.5 million leasable square feet in total, making the Property one of the largest office buildings in Orange County. Fluor Corporation ("Fluor") constructed the improvements on the Property in 1975 through 1981, and since that time the Property has served as its world headquarters. However, as discussed in Section III.A.3, Fluor has recently announced that it will be constructing a new headquarters and intends to vacate the Property when its lease expires in 1999.

               In August of 1984, Trammell Crow Company ("Trammell Crow"), a nationally known real estate developer, approached Winthrop Financial Associates, A Limited Partnership ("WFA") with the proposition that WFA finance the acquisition of the Property and surrounding land. In January of 1985, two partnerships were formed to acquire the properties: (1) CWOP, a Maryland general partnership, which would acquire and operate the existing office buildings, and (2) Crow Winthrop Development Limited Partnership ("CWDLP"), a Maryland limited partnership, which would acquire and develop the land surrounding the existing facilities (the "Development Parcel"). Winthrop California Investors Limited Partnership ("WCI"), a limited partnership of which WFA and Three Winthrop Properties Inc., a corporation owned by WFA, are the general partners, is the 99% general partner of CWOP, and Crow Irvine #2 ("Crow"), an entity controlled by affiliates of Trammell Crow, is the 1% partner. Crow is a 75% general partner of CWDLP, and WCI is a 25% limited partner. Thus, WFA and Trammell Crow agreed that an entity in which WFA controlled a significant equity interest would own and control the Property (i.e., the existing office building), while an entity in which Trammell Crow affiliates controlled the predominant equity interest would own and control the Development Parcel.

               WCI's 3,500 limited partnership units are over 70% owned by outside investors and the units are registered under the Securities Exchange Act of 1934. WILCAP Limited Partnership, a Massachusetts limited partnership wholly owned by WFA and its affiliates, owns 1,000 units. In addition to its 99% general partnership interest in CWOP and a 25% interest in CWDLP, WCI owns a 99% limited partnership interest in Winthrop California Management Limited Partnership ("WCM"), a Maryland limited partnership, which manages and leases the Property.

               2.   ACQUISITION OF THE PROPERTY BY CWOP; STRUCTURE OF
FINANCING.

               On July 30, 1985, CWOP acquired the Property, and CWDLP acquired the Development Parcel from Fluor. The Property and the Development Parcel were acquired for a total price of $302 million, of which $297,789,000 was allocated to the Property and $4,211,000 was allocated to the Development Parcel, although an additional $35 million was paid to Fluor upon the transfer of certain development rights for the Development Parcel.

               In early 1985, the Debtor engaged Salomon Brothers Inc. and Salomon Brothers Realty Corp. (collectively, "Salomon") to help obtain financing to purchase the Property. Salomon in turn enlisted the assistance of Pacific Mutual Life Insurance Co., which created Pacific Mutual Realty Finance, Inc. (the "Servicing Agent"), a wholly-owned subsidiary, for purposes of the transaction.

               Salomon, the Servicing Agent and the Debtor devised a structure whereby the Debtor would obtain a $204 million loan secured by its real property and tangible personal property (the "Mortgage Loan"). The Mortgage Loan was structured as a two-part transaction: (1) the financing to purchase the Property was raised in the public market through the issuance of certificated debt instruments (the "Certificates"), the issuance, participation and servicing of which are provided for in the Purchase, Participation and Servicing Agreement dated June 17, 1985 (the "Purchase Agreement"); and (2) such financing was advanced to the Debtor pursuant to a loan agreement (the "Existing Loan Agreement"), pursuant to which the Debtor executed a Secured Promissory Note (the "Existing Secured Note") in the principal amount of $204 million in favor of the Servicing Agent. The Existing Secured Note is secured by a first priority deed of trust covering the Property, the tangible personal property therein and the leases thereon (the "Existing Deed of Trust"). In addition, the Servicing Agent and CWDLP entered into an agreement granting the Servicing Agent, as custodial holder of the Existing Secured Note and Existing Deed of Trust, certain approval rights regarding the Development Parcel (the "Development Approval Agreement"). The obligations under the Existing Secured Note are nonrecourse to the partners of CWOP, except that $15 million of the principal was guaranteed by WFA for tax purposes.

               At the July 30, 1985 closing of the transaction, the Servicing Agent simultaneously (1) issued the initial Certificates and (2) advanced the $204 million in proceeds therefrom to the Debtor pursuant to the Existing Loan Agreement. Pursuant to the Purchase Agreement, the Certificates constitute absolute, undivided ownership interests in the Existing Secured Note and all the collateral comprising the security therefor, and the Servicing Agent acts solely as custodial agent for the exclusive benefit of the holders of the Certificates (the "Certificateholders"). The Existing Secured Note matured on April 1, 1996, at which time a final principal payment of approximately $198 million was due. CWOP was unable to pay the principal amount when due, and this amount remained unpaid on the Petition Date.

               3.   MAJOR TENANTS.

               Five tenants each lease 10% or more of the rentable square footage of the Property: (i) Fluor, (ii) Air Touch Cellular, (iii) Denny's Inc., (iv) Waban, Inc. and (v) Preferred Mortgage.

               FLUOR DANIEL, INC. Fluor is an international company whose principal business is to provide engineering, construction and technical services to a broad range of clients.

               In late 1988, CWOP entered into its current lease (the "Current Fluor Lease") with Fluor, which amended the lease entered into at the time of the purchase of the Property. Under the terms of the Current Fluor Lease, Fluor leases a minimum of approximately 790,000 useable square feet (approximately 889,000 square feet on a rentable basis) for ten years. The average rental rate is $16.84 per square foot net (which equates to an approximately $27.26 gross per square foot). The Current Fluor Lease is scheduled to expire July 31, 1999.

               At the time the Current Fluor Lease was executed, Fluor was leasing approximately 1,229,000 useable square feet. Since that time, they have vacated space as permitted under the terms of the Current Fluor Lease. As of December 31, 1996, Fluor leased approximately 790,000 useable square feet. In June 1995, Fluor vacated approximately 174,000 useable square feet, which had been occupied by AVCO Financial Services under a sublease. Later that year, the space was leased directly to AirTouch Cellular.

               CWOP and Fluor recently entered into subleases and leases with two entities. California Lending Group, Inc., a subsidiary of ContiFinancial Corporation, entered into a sublease for approximately 46,000 useable square feet of space currently leased by Fluor. The sublease will become a direct lease for a five year term when the current Fluor lease expires in 1998. The average rental rate is $18.00 per square foot (gross) for the first thirty months and $19.20 thereafter. The Prudential Real Estate Affiliates and Prudential Insurance Company recently entered into a lease for approximately 56,000 square feet, which space consists of the ninth and tenth floors of the tower. The lease, which has a 7 year term, will also become a direct lease upon the expiration of the Current Fluor Lease. The average rental rate during the term of the lease is $25.20 per square foot (gross).

               Recently, CWOP has entered into another sublease/lease with Fluor. In June, 1997, CWOP entered in an eight year lease (with two five-year renewal options) with Prudential Residential Services, an affiliate of Prudential Real Estate Affiliates and Prudential Insurance Company, for approximately 9,330 square feet of the tower building. This lease will also become a direct lease when the Fluor lease expires in 1998.

               In 1995, CWOP engaged in discussions with Fluor regarding a termination of the Current Fluor Lease and execution of a new, long-term lease. In order to provide Fluor sufficient time to negotiate a long term lease, CWOP agreed to provide Fluor with the rights to "holdover" designated space for a period of 30 days to one year at an average net rental rate of $13.44 per square foot (for atrium space) and $6.16 per square foot (for concourse space).

               CWOP made its most recent proposal for a new lease to Fluor in December of 1996. Subsequently, Fluor announced that it will build a new facility in Aliso Viejo and informed CWOP that it will vacate its space. Because of the existing subleases, 698,000 feet will become vacant on expiration of the Current Fluor Lease. On August 1, 1997, Fluor must indicate which portions of its leased space it will vacate on July 31, 1998 (with the balance vacated by July 31, 1999) and in which portions, if any, it will remain in as a holdover tenant.

               AIRTOUCH CELLULAR. Commencing November 15, 1995, AirTouch Cellular leased 189,265 square feet of space at an average rental rate of approximately $14.00 per square foot. The lease is for 5.5 years and contains two renewal options for terms of up to 5 years each.

               DENNY'S INC. Denny's Inc. ("Denny's") is a national food service company that operates the Denny's restaurant chain. The lease agreement between CWOP and Denny's Inc. is for 158,362 square feet of space. This initial lease term expires on July 14, 2004. Denny's does not occupy any of the space under this lease and has subleased its entire space to two tenants. The largest subtenant is Waban, Inc. ("Waban"), which subleases 106,576 square feet from Denny's and also leases 57,308 square feet directly from CWOP, as described below. Denny's also subleases to another company, Private Healthcare Systems. Flagstar, formerly known as T.W. Services, Inc., the parent company of Denny's, has guaranteed the Denny's lease, as well as leases of two other subsidiaries that are tenants, El Pollo Loco and Coco's/Carrows. Flagstar has recently announced that it intends to file a prepackaged bankruptcy case, and the Debtor does not know what impact that may have on the guaranty.

               WABAN, INC. Waban, Inc. is a home improvement products retailer. Waban has entered into two separate leases: a lease with CWOP for 57,308 square feet, and the sublease with Denny's discussed above. The lease agreement between CWOP and Waban, which is scheduled to expire on July 24, 2004, contains extension options for three consecutive five year terms. Waban's sublease agreement with Denny's expires on July 24, 2004.

               PREFERRED MORTGAGE T.A.R. Preferred Mortgage Corporation ("Preferred Mortgage") entered into a lease for approximately 78,700 square feet in January 1997. The lease expires March 31, 2002. The average rental rate is approximately $16.56 per square foot. The lease contains a must-take option whereby Preferred Mortgage will lease another 22,000 square feet after May 1997.

               4.   PROPERTY MANAGEMENT.

               From the date that CWOP acquired the Property until March 1992, Crow Orange County Management Company, Inc. ("COCMC"), an affiliate of Crow, provided leasing, management and construction supervision services at the Property pursuant to a management agreement executed by CWOP and COCMC (the "COCMC Building Management Agreement"). In 1992, WCI desired to acquire the right to manage the Property and, except for Crow's 1% interest in CWOP, unify ownership and management of the Property. WCI formed Winthrop California Management Limited Partnership ("WCM"), and in consideration of a cash payment of $4 million and WCI's agreeing to afford greater flexibility to Crow and its principals under the CWDLP partnership agreement, WCM acquired COCMC's management rights and Crow agreed to essentially become a limited partner in CWOP. (Crow did not agree to be actually converted to a limited partner at the time because the conversion expands the rights of the holder of the Existing Secured Note (and thus impairs Crow's rights) under the Development Approval Agreement.) Thus, the CWOP partnership agreement was amended to give WCI the sole right to manage the business of CWOP (including the retention of professionals and the commencement of a bankruptcy proceeding). The intent of the parties that Crow cede all management rights to WCI is enforced by a provision in the amendment that converts Crow to a limited partner in the event Crow breaches the provision prohibiting Crow from controlling the partnership. Based on Crow's actions, WCI has asserted that Crow has lost its status as a general partner of CWOP and has been automatically converted to a limited partner under this provision.

               WCM was formed to own the management rights to the Property but otherwise is not a property management company. In order to perform the management services under the property management agreement, WCM engaged Winthrop Management, a property management affiliate of Winthrop Financial Associates. Under CWOP's current agreement with WCM, the salaries of the Winthrop Management employees who perform services for the Property (as well as the office space for the property management office) are charged to CWOP at cost and passed through to tenants as an operating expense. Winthrop Management handles a significant portion of the accounting for the Property as well as human resources, benefits and payroll for all on-site employees at
no expense to CWOP.   Winthrop Management occupies approximately 2,000 square
feet of tower space for the property management office and 12,000 feet of concourse space for building operations. Prior to the commencement of the Reorganization Case, WCM received a fee of 5% of gross revenues for the space leased by Fluor and 4% for other space plus leasing commissions and construction management fees for managing the Property, the same fees COCMC received under the COCMC Building Management Agreement.

               5.   THE DEVELOPMENT PARCEL; EXTERIOR COMMON AREA.

               The respective rights of CWOP and CWDLP to use the Development Parcel are governed by a reciprocal easement agreement entered into at the time the Property was acquired from Fluor (the "REA"). Under the REA, the owner of the Property (CWOP or its transferee) is granted easements for access, utilities and parking. The owner also has a non-exclusive right to use the common area portion of the Development Parcel, subject to certain restrictions. Under the REA, CWDLP must provide at least 5,225 non-exclusive surface parking spaces "appurtenant" to the Property. Except to the extent the owner of the Property designates any of the spaces as reserved or the spaces are relocated to a parking structure, the spaces are to be provided without charge to CWOP. The owner of the Property has the right to designate all or any portion of the surface parking spaces as reserved, and CWDLP is entitled to a reserve premium on such spaces equal to the difference between the "market rate" for the reserved space in question and the "market rate" for the same space on an unreserved basis.

               In order to provide for the effective management and maintenance of Park Place, CWOP and CWDLP originally agreed to appoint COCMC to act as managing agent for Park Place. In addition to the COCMC Building Management Agreement, CWOP executed a management agreement under which COCMC agreed to provide maintenance services with respect to the "common area" of the Development Parcel, which is comprised of the parking lots and walkways of Park Place (the "Common Area Management Agreement"). Under the REA and the Common Area Management Agreement, COCMC is responsible for allocating the expenses of the Development Parcel common area, which expenses include insurance, security and property taxes for the portions of the Development Parcel that constitute "common area." The REA provides for at least two methods of allocating common area expenses: one based on the proportionate square footage of the improvements located on each party's parcel and another based on "standards, customs, and guidelines common in the industry in the Newport Beach/Irvine/South Coast Plaza area," taking into account the relative benefits derived from the common area, the amount of use and similar factors. In addition, if a party's use of its parcel or the common area results in an increased cost of maintenance or services, that party is to bear the increased cost.

               Prior to the sale of the management rights for the Property to WCM, COCMC had not charged a fee under the Common Area Management Agreement. However, after the sale, COCMC began charging CWOP a management fee of 15% of all costs associated with the exterior common area -- including property taxes and management "overhead". While CWOP did not dispute COCMC's right to charge a reasonable management fee for the very limited services it provided with respect to the external common area, COCMC demanded a management fee of over $240,000 per annum (plus overhead) to manage what was, in essence, grass, walkways and a parking lot.

               COCMC's imposition of this management fee was accompanied by CWDLP's assessment of a reserved parking charge for any space designated as reserved by CWOP's tenants. CWOP asserted that the fee was unreasonable, and CWOP was effectively precluded from passing on any portion of the new charge to its tenants because the lease with its tenants, which COCMC negotiated while it was the property manager under the COCMC Building Management Agreement, included free reserved parking.

               In 1994, CWOP commenced litigation against CWDLP seeking relief from the amounts charged by COCMC under the REA and the related management agreement. The litigation was settled in April 1995 pursuant to an agreement among the parties (the "Settlement Agreement"). The Settlement Agreement provides that CWOP will pay for reserved spaced parking at $20,833 per month as adjusted by the Consumer Price Index, for 600 reserved spaces, or a proportionally reduced amount if CWOP has fewer reserved spaces (but CWOP may only reduce the number of spaces in 150 space increments). Under the Settlement Agreement, WCM subcontracted certain management duties for the common area. However, it receives no payment for managing the common area and instead pays COCMC $20,833 per month in consideration for this "management privilege."

               During the past two years, retail development of the Development Parcel has increased significantly. Retail tenants include Houston's Restaurant, Ruth's Chris Steakhouse, Sports Chalet and California Pizza Kitchen. In addition, CWDLP completed the construction of a 3-acre 18-hole putting golf course in 1996. CWDLP has recently announced plans to commence additional development on the Development Parcel. The new project is being advertised by Crow as a "city within a city" with two office buildings, a hotel and a nightclub.

               As part of the existing retail development, certain retail parking was constructed separate from the parking available for tenants of the Property and made into limited time lots. CWDLP recently informed CWOP that it intends to gate sections of the parking for the Property that are currently designated for visitor parking and to charge for such parking.
CWOP believes that this violates the terms of the REA and COCMC's duties as managing agent for the common area. Numerous other disputes have arisen between CWOP and CWDLP regarding the REA and the common area. As a result on June 27, 1997, CWOP commenced the Crow Litigation. See Section III.C.5.

          B.   EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASE.

               1.   ORANGE COUNTY REAL ESTATE MARKET.

               Since the acquisition of the Property, the Orange County rental market and the rental market in the area proximate to John Wayne Airport (the "Greater Airport market") have changed dramatically. The market's general economic condition has weakened, and supply of office space has outpaced demand. The Orange County office market consists of approximately 52 million square feet of space contained in 585 buildings, with approximately forty-five percent (45%) of these buildings developed since 1985. As a result of this tremendous growth of supply, average vacancy for the Greater Airport market increased from 9% in 1984 to approximately 25% in 1989. While the vacancy rate gradually declined to approximately 17.2% at the end of 1994 and 13.5% at the end of 1996, average rental rates have remained depressed, with average rental rates in Orange County declining approximately 20% from 1985 to 1996. While the Property maintained low vacancy rates as the result of an aggressive leasing campaign (the Property was 95% occupied at the end of 1996), the Property suffered a decline in achievable rents consistent with the market.

               2.   AGREEMENT OF UNDERSTANDING WITH CERTIFICATEHOLDERS.

               In April 1996, the Existing Secured Note became due. Prior to the maturity of the note, CWOP and the Certificateholders commenced negotiations to restructure the Existing Secured Note. On April 10, 1996, the Servicing Agent notified CWOP that it had received the requisite consents from the Certificateholders to extend the maturity date through June 1996. Although it was unable to repay the principal amount outstanding, CWOP continued to pay interest at the nondefault rate after the maturity date. There are over 20 Certificateholders, including foreign banks. The unanimous consent of the Certificateholders is required to restructure the Existing Secured Note, while the consent of 51% in aggregate amount of the Certificates is required to commence foreclosure proceedings. By April of 1996, many of the original holders of the Certificates had sold to other funds and institutions. In May 1996, four of the Certificateholders formed a steering committee. The initial members were Topa Savings Bank, AEGON Realty Advisors, Contrarian Capital LLC and TCW Asset Management Company (the "Steering Committee"). The Steering Committee retained Milbank, Tweed, Hadley & McCloy as its counsel. Despite the ongoing negotiations with CWOP, holders representing at least 51% in aggregate amount of the Certificates voted to record a notice of default against the Property in June 1996, and in July 1996, the Servicing Agent took possession of approximately $1.3 million in cash that was held in a pledged account. Nonetheless, negotiations among the parties continued, and in August of 1996, the parties reached an agreement providing for the payment of excess cash to the Certificateholders pursuant to a monthly cash sweep of CWOP's rent account.

               In November 1996, the Certificateholders and CWOP reached an agreement in principle on the terms of a plan of reorganization, which terms are incorporated in the Plan. The parties entered into an agreement of understanding dated as of November 27, 1996 (the "Agreement of Understanding"), which was executed by more than 66 2/3% in amount and more than 50% in number of the Certificateholders (the "Requisite Certificateholders"). Under the Agreement of Understanding, the Requisite Certificateholders agreed to support a pre-arranged bankruptcy plan of reorganization for CWOP with the terms contained in the Plan. The Requisite Certificateholders also agreed to forbear from exercising any remedies so long as the Agreement of Understanding was in effect.

               The Agreement of Understanding does not obligate any Certificateholder to vote for the Plan. All Certificateholders (including the Certificateholders who signed the Agreement of Understanding and the Certificateholders who agreed in writing to be bound by the terms of the Agreement of Understanding when they purchased their Certificates) are permitted to vote for the Plan or to vote against the Plan or not to vote at all, without restraint and without breaching the Agreement of Understanding regardless of which they choose to do.

               The Debtor has indicated that it may seek to contend in the Bankruptcy Court that the signatures to the Agreement of Understanding constituted a valid prepetition vote in favor of the Plan that was made after disclosure of adequate information to meet the requirements of section 1126(b) of the Bankruptcy Code. This reservation of rights does not in any way affect the right of Certificateholders to vote against the Plan if they choose to do so.

               On or about March 25, 1997, CWOP Note Administrator L.L.C., an affiliate of certain investment funds and accounts managed by TCW Asset Management Company, became the successor servicing agent (the "Successor Servicing Agent") under the Purchase Agreement, replacing the Servicing Agent (but the Servicing Agent agreed to continue as subagent to perform certain administrative tasks). The Servicing Agent intends to assign the Existing Secured Note and liens securing the note to the Successor Servicing Agent.
On June 17, 1997, the Bankruptcy Court entered an order approving a stipulation entered into by the Servicing Agent, the Successor Servicing Agent and the Debtor modifying the automatic stay to the extent necessary to execute and record documents in connection with that assignment.

          C.   SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE.

               CWOP commenced this case (the "Reorganization Case") by filing a voluntary petition under chapter 11 of the Bankruptcy Code on March 28, 1997. Since the filing, the Debtor has operated its business as a debtor in possession under the Bankruptcy Code. The following is a summary of certain significant events that have occurred during the pendency of the Reorganization Case.

               1.   CASH COLLATERAL AGREED ORDER.

               The Debtor currently operates under a cash collateral order entered by the Bankruptcy Court on April 3, 1997 (the "Cash Collateral Order"). Under the terms of the Cash Collateral Order, CWOP may use the Certificateholders' cash collateral to operate the Property and administer the Reorganization Case in accordance with the budget attached to the order (the "Initial Budget") or as otherwise approved by the Successor Servicing Agent. The budget approved by the Cash Collateral Order extends through September 30, 1997, but the Debtor may use cash collateral thereafter provided CWOP and the Successor Servicing Agent agree to the terms of additional 30 day budgets. The Cash Collateral Order also provides that all "excess cash" (as determined under the Cash Collateral Order) generated during the Reorganization Case will be placed in a reserve that CWOP will contribute to Jamboree LLC on the Effective Date.

               2.   MOTION TO DISMISS.

               On March 31, 1997, Crow filed a motion to dismiss the Reorganization Case or alternatively to treat the filing as involuntary. In its motion, Crow asserted that it did not consent to the filing. In opposition, the Debtor asserted that Crow expressly consented to the filing in the CWOP partnership agreement. The Court denied Crow's motion to dismiss by an order entered May 2, 1997.

               3.   CLAIMS BAR DATE AND CLAIMS PROCEDURES ORDER.

               On May 2, 1997, the Bankruptcy Court entered an order requiring pre-petition creditors (with certain exceptions) to file proofs of claim against the Debtor no later than June 16, 1997. A party to an executory contract or lease that is rejected by the Debtor has until 30 days from the date of mailing of the notice of entry of the order approving the rejection to file a claim against the Debtor for rejection damages.

               4.   LEASING TRANSACTIONS.

               On June 20, 1997, the Court entered an order authorizing CWOP to enter into in the ordinary course of business leases that fall within certain defined parameters (the "Ordinary Course Leasing Parameters"). The Ordinary Course Leasing parameters are as follows: (a) lease renewals of new leases of 15,000 rentable square feet or less; (b) lease terms of 6 years or less; and (c) tenant improvements, if any, of $18.00 or less per square foot, payable by CWOP as the work is completed. Since that order was entered, CWOP entered into a variety of lease renewals with existing tenants in the ordinary course. In addition, pursuant to a motions to authorize the Debtor to enter into leases outside of the ordinary course of business, the Court authorized the Debtor to enter into the lease with Prudential Residential Services (see Section III.A.3) and a short-term lease with Consumer Portfolio Services, Inc.

               5.   CROW CLAIMS AND LITIGATION.

               CWDLP filed four separate proofs of claim asserting secured and unsecured claims for CWOP's alleged delinquencies in the payment of its share of property taxes and insurance premiums with respect to the common area of the Development Parcel (the "Common Area"). CWDLP asserted the following secured claims: $18,634.78 predicated upon liens filed with the Orange County Recorder on March 14, 1996 and March 18, 1996; $79,714.07 predicated upon a lien filed with the Orange County Recorder on November 12, 1996 and amended December 6, 1996; and $59,872.54 predicated upon a lien filed with the Orange County Recorder on January 31, 1997 and amended March 29, 1997 (the "CWDLP Secured Claims"). CWDLP asserted an unsecured claim in the amount of $4,999.82 predicated upon another purported late payment but for which CWDLP did not file a lien prior to the commencement of the bankruptcy case.

               On June 30, 1997, CWOP filed two complaints against CWDLP and COCMC (the "Crow Litigation"). In the first, CWOP is objecting to CWDLP's claims and seeking turnover, avoidance of fraudulent conveyances and declaratory and other relief. In the second, CWOP is seeking declaratory and other relief regarding the failure of COCMC to establish a parking control program. The disputes that give rise to the Crow Litigation are set forth below.

               First, under the REA, the parties are entitled to the non-exclusive right to use and enjoy the Common Area. However, since April 1995, CWDLP has used and developed portions of the Common Area in a manner that is useful, beneficial and convenient only to CWDLP to the exclusion of CWOP. These portions of Common Area include a modular office facility from which CWDLP conducts its leasing and development activities, parcels used for the development and operation of a miniature golf course, and parcels used for the construction and development of a retail area, including the establishment of restricted parking. Notwithstanding the fact that CWOP has been denied its right to the use and enjoyment of these areas, CWDLP has included them in Common Area and has apportioned Common Area expenses associated therewith to CWOP. Under federal and state fraudulent conveyance statutes, CWOP is entitled to the return of Common Area charges improperly allocated to it, damages against CWDLP and COCMC for breach of contract and constructive fraud, and a declaration that the affected areas be removed from Common Area.

               Second, CWDLP has impermissibly delayed charging tenants or occupants of developed portions of the Development Parcel their share of the Common Area expenses until the tenant or occupant is "open for business," although such land is removed from the Common Area upon the commencement of construction, thereby overcharging CWOP for its allocable share of Common Area expenses. Under state and federal fraudulent conveyance statutes, CWOP is entitled to the return of Common Area charges improperly allocated to it, damages against CWDLP and COCMC for breach of contract and constructive fraud, and a declaration that the allocable share of Common Area Expenses be allocated to tenants or occupants at the time the land is removed from the Common Area.

               Third, under the REA, CWOP is obligated to pay its allocable share of property taxes associated with the Common Area. As managing agent, COCMC is authorized to submit invoices from time to time requesting CWOP's advance payment of its share of the property tax obligation. Although the property tax payments are nominally due on November 1 and March 1 of each fiscal year, installments may be paid, and are not delinquent, if paid by December 10 and April 10, respectively. COCMC has engaged in the practice of submitting invoices for property tax payments well in advance of the delinquency date, and then declaring CWOP delinquent when payment is not made within five days, and has imposed interest and late charges. In those instances where CWOP has complied with COCMC's request, COCMC has impermissibly had the use of CWOP's funds, in effect exacting a premium over and above CWOP's actual property tax obligation. On this basis, CWDLP has asserted the improper late charges that are the basis of its Claims filed against the Debtor. CWOP objects to the claims on the basis that there is no amount due to CWDLP. CWOP is also seeking to avoid CWDLP's asserted liens on that basis. Further, by virtue of this conduct, CWOP is entitled to relief under federal and state fraudulent conveyance statutes for the improper late charges and premiums, for damages for breach of contract and constructive fraud against CWDLP and COCMC, and for a declaration that the practices of CWDLP and COCMC with respect to the collection of property tax are improper.

                    Fourth, as noted above, COCMC, as managing agent collects from the parties to the REA and remits to the County of Orange property taxes for the Common Area. In turn, where a refund is due, the County of Orange pays the refund to CWDLP for the benefit of the parties to the REA. Notwithstanding that COCMC held refunds in excess of $550,000 as of March 28, 1996 and in excess of $610,000 as of January 1, 1996, COCMC has failed to remit to CWOP its share of these refunds (of which the majority would be refunded to CWOP's tenants). CWOP is entitled to relief against COCMC under turnover, federal and state fraudulent conveyance statutes, and is entitled to damages against CWDLP and COCMC for breach of contract and constructive fraud.

                    Fifth, there is presently a dispute between CWOP and CWDLP and COCMC with respect to charges for non-reserved parking. Under the REA, CWDLP is required to supply at least 5,225 non-exclusive surface parking spaces at no charge. COCMC contends that it is entitled to initiate a parking system that would impose a charge on some or all of the non-reserved spaces. CWOP is entitled to a declaration that it is entitled to at least 5,225 non-exclusive surface parking spaces without charge.

                    Sixth, there is presently a dispute between CWOP and CWDLP and COCMC concerning CWDLP's reduction in the number of non-exclusive parking spaces, as required under the REA, through the imposition of parking time restrictions on parking spaces in the vicinity of the retail development. CWOP is entitled to a declaration that spaces so restricted may not be counted toward CWDLP's obligation under the REA to supply at least 5,225 surface parking spaces.

                    Seventh, under the REA, the managing agent, COCMC, is required to provide prior written approval of exterior signage and monuments. There is presently a dispute between CWOP and CWDLP and COCMC with respect to the manner in which the managing agent has exercised approvals and disapprovals of exterior signage and monuments. CWOP is entitled to a declaration that the managing agent is required to administer the approval process in a fair, consistent and commercially reasonable manner.

                    Eighth, the REA requires the managing agent to establish a controlled parking program where necessary. At present, the absence of a control program has resulted in an uneven and inefficient use of the parking spaces and complaints and dissatisfaction on the part of the CWOP's tenants. CWOP has requested the managing agent to implement a parking control program, but Crow has refused.

                    CWOP is seeking the recovery or turnover of approximately $900,000 and damages in an undetermined amount in addition to the declaratory relief sought in the complaints. CWOP (on behalf of itself and its successor, Jamboree LLC) expressly reserves all of its rights to amend the complaints or bring additional and/or unrelated claims against CWDLP, COCMC or Crow prior to or after the Effective Date.

IV.            THE PLAN.

                    The following summary of certain principal provisions of the Plan is qualified in its entirety by reference to the Plan, which is attached as Exhibit 1 to this Disclosure Statement. In the event of any discrepancy between this Disclosure Statement, including the following summary description, and any provision of the Plan, the Plan or order confirming the Plan will control. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Plan.

               A.   TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX
CLAIMS.

                    Administrative Claims consist of all claims for payment of costs or expenses of administration of the Debtor or the Debtor's bankruptcy estate (the "Estate") specified in Bankruptcy Code SECTIONS 503(b) and

507(a)(1), including, without limitation: (a) claims under Bankruptcy Code SECTIONS 330(a), 331 or 503 for compensation for professional services rendered and reimbursement of expenses in the Reorganization Case ("Fee Claims"); (b) the actual, necessary costs and expenses of preserving the estate and operating the business of the Debtor, incurred and paid in the ordinary course of business by the Debtor after the bankruptcy filing and invoiced prior to the Effective Date but excluding any claim of a governmental unit for taxes ("Ordinary Course Administrative Claims"); (c) any post-petition taxes subject to administrative treatment; and (d) fees and charges assessed against the Debtor or the Estate pursuant to section 1930 of title 28 of the United States Code. Priority Tax Claims consist of certain unsecured claims of governmental units entitled to priority of distribution from the estate under Bankruptcy Code SECTION 507(a)(8).

                    As provided in Bankruptcy Code SECTION 1123(a)(1), Administrative Claims and Priority Tax Claims against the Debtor will not be classified for the purposes of voting or receiving distributions under the Plan. Rather, all such Claims will be treated separately as unclassified Claims on the terms set forth in Article 2 of the Plan. The Debtor does not believe any administrative claims will arise in the Reorganization Case other than Ordinary Course Administrative Claims, which are operating expenses budgeted for in the Initial Budget, and Fee Claims, for which the Debtor has budgeted approximately $2 million. The Debtor estimates that the aggregate amount of Allowed Priority Tax Claims will be approximately $96. Holders of Administrative and Priority Tax Claims are not entitled to vote on the Plan; their votes will not be solicited and they will not receive ballots. To the extent a Priority Tax Claim is secured, it is separately classified and treated under the Plan as a Secured Tax Claim.

                    1.   ALLOWANCE OF ADMINISTRATIVE CLAIMS.

                    An Ordinary Course Administrative Claim will become Allowed without any action by the holder of such Claim unless it is disputed by the Debtor or Reorganized CWOP (if prior to or on the Effective Date) and Jamboree LLC (if after the Effective Date) prior to the 60th day after the Effective Date. Either the Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date) may dispute an Ordinary Course Administrative Claim by providing written notice to the claimant within 60 days after the Effective Date. If disputed by the Debtor or Reorganized CWOP or Jamboree LLC, an Ordinary Course Administrative Claim may become Allowed only as provided in Paragraph 2.B.3 of the Plan.

                    A Fee Claim will become Allowed only if the holder files an application in accordance with the Bankruptcy Code and Bankruptcy Rules no later than 60 days after the Effective Date and only if and to the extent such Claim is Allowed by the Bankruptcy Court.

                    Under Paragraph 2.B.3 of the Plan, any other
Administrative Claim (including any Ordinary Course Administrative Claim that is disputed by the Debtor or Reorganized CWOP or Jamboree LLC as set forth in Paragraph 2.B.1 of the Plan) will become Allowed only if within 90 days after the Effective Date the holder of such Claim files with the Bankruptcy Court and serves on the Debtor or Reorganized CWOP (if prior to or on the Effective
Date) or Jamboree LLC (if after the Effective Date) a motion requesting payment of such Administrative Claim, and only if and to the extent such Claim is Allowed by the Bankruptcy Court pursuant to a Final Order. The Debtor, Reorganized CWOP or Jamboree LLC may file an objection to any such motion within the time provided by the Bankruptcy Rules or otherwise by the Bankruptcy Court.

                    2.   TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS.

                    Each holder of an Allowed Administrative Claim will receive
(i) the amount of such holder's Allowed Administrative Claim in one cash payment or (ii) such other treatment as may be agreed by the Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective
Date) and such holder. Distributions on account of Administrative Claims that, on the Effective Date, are Allowed

Claims, will be made by Reorganized CWOP (if on the Effective Date) or Jamboree LLC (if after the Effective Date) on or as promptly as practicable after the Effective Date. Distributions on account of Administrative Claims Allowed after the Effective Date will be made as soon as practicable after such Claims become Allowed. The Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date) will pay each Allowed Ordinary Course Administrative Claim on the date on which payment is due or otherwise would be permitted to be made in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

                    3.   TREATMENT OF PRIORITY TAX CLAIMS.

                    Each holder of an Allowed Priority Tax Claim will receive
(i) the amount of such holder's Allowed Priority Tax Claim on the sixth anniversary of the assessment date of the taxes on which the holder's Priority Tax Claim is based, with interest payable annually in arrears at the judgment rate of interest determined in accordance with 28 U.S.C. SECTION 1961(a) on the Confirmation Date or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing or (ii) such other treatment as may be agreed upon by the Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date).

               B.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

                    1.   PRIORITY CLAIMS (CLASS 1).

                    Class 1 consists of Priority Claims. Priority Claims are Claims entitled to priority pursuant to Bankruptcy Code SECTION 507(a), other than an Administrative Claim or Priority Tax Claim. Each holder of an Allowed Priority Claim will receive, on account of such Claim, (i) the amount of such holder's Allowed Priority Claim in one cash payment or (ii) such other treatment as may be agreed by the Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date) and such holder. Class 1 is not impaired under the Plan and is deemed to have accepted the Plan. The Debtor does not believe that there are any Priority Claims.

                    2.   SECURED TAX CLAIMS (CLASS 2).

                    Class 2 consists of the Secured Tax Claims. Secured Tax Claims are Claims of governmental units for taxes to the extent that, by operation of applicable non-bankruptcy law, such Claims are Secured Claims under Bankruptcy Code SECTION 506(a) and not subject to avoidance under chapter 5 of the Bankruptcy Code.

                    Under Paragraph 4.B of the Plan, each holder of an Allowed Secured Tax Claim will receive, on account of such Claim, (i) a note in the Allowed amount of such Claim secured by a lien on the Property PARI PASSU with notes issued to any other holders of Allowed Secured Tax Claims and senior to all other liens on the Property, with interest payable monthly in arrears at a rate of 7.5% per annum and any unpaid interest and principal payable on the third anniversary of the Effective Date, or (ii) such other treatment as may be agreed to by the Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date) and such holder. Class 2 is impaired under the Plan, and Debtor is soliciting the votes of holders of Claims in that Class. The Debtor estimates that the Allowed Secured Tax Claims will aggregate approximately $690,000.

                    3.   OTHER SECURED CLAIMS (CLASSES 3A, 3B AND 3C).

                    Classes 3a, 3b and 3c consist of Other Secured Claims.
Class 3a consists of the Truck Secured Claim, the Claim of Ford Motor Credit based on the purchase money loan for the 1997 Dodge Ram Truck to the extent such Claim is a Secured Claim. Class 3b consists of the Van Secured Claim, the Claim of Chrysler

Financial Corporation based on the purchase money loan for the 1997 Dodge Grand Caravan to the extent such Claim is Secured Claim. Class 3c consists of the CWDLP Secured Claims to the extent such Claims are Secured Claims (see
SECTION III.C.5). The aggregate amount of the CWDLP Secured Claims is $158,221.39. The Debtor has filed an objection to the CWDLP Secured Claims as part of the Crow Litigation.

                    4.   CERTIFICATEHOLDER SECURED CLAIMS (CLASS 4).

                    Class 4 consists of the Certificateholder Secured Claims. The Certificateholder Claims consist of any and all Claims arising or asserted under, on account of or related to the Certificates, the Purchase Agreement, the Existing Deed of Trust, the Existing Secured Note and all other documents executed by CWOP and delivered and/or received in connection therewith. The Certificateholder Secured Claims are the Certificateholder Claims that are Allowed as Secured Claims pursuant to as Paragraph 4.D.2 of the Plan.

                    On account of its Claim, through the process described in Paragraph 7.E of the Plan, each holder of an Allowed Certificateholder Secured Claim will receive its Ratable Share of (a) 100% of the Jamboree Office REIT Shares outstanding on the Effective Date, (b) the New Class A Senior Secured Notes and (c) the New Class B Senior Subordinated Secured Notes. On the Effective Date, Jamboree Office REIT will own 90% of the initial Jamboree LLC Units. The Certificateholder Secured Claims will be Allowed under the Plan in the aggregate amount of $105 million.(1)

                    In addition, the Plan provides that the treatment of the Certificateholder Secured Claims will satisfy any and all claims of the Certificateholders under the WFA Guaranty. For tax purposes, WFA guaranteed that at least $15 million would be recovered from the Existing Secured Note. The Plan clarifies that the $100 million in New Notes and the Jamboree Office REIT Shares distributed to the holders of Allowed Certificateholder Secured Claims satisfies this obligation. In addition, and notwithstanding this provision in the Plan, it is likely that WFA (again for tax purposes) will elect to amend and restate the WFA Guaranty and guaranty the New Notes in a similar amount and on the same terms as WFA's guaranty of the Existing Secured Note.

                    On the Effective Date, the Debtor and the Certificateholders will enter into a mutual release of all Claims and Causes of Action between the parties not provided for in the Plan. The parties will submit the form of the mutual release to the Bankruptcy Court prior to the Confirmation Hearing.

                    Class 4 is impaired under the Plan, and the Debtor is soliciting the votes of the holders of Claims in that Class.

                    5.   CERTIFICATEHOLDER DEFICIENCY CLAIMS (CLASS 5).

                    Class 5 consists of all Certificateholder Deficiency Claims. Certificateholder Deficiency Claims are the Claims of the
Certificateholders other than the Certificateholder Secured Claims.

----------------------

1. The proposed Allowed amount of the Certificateholder Secured Claims under the Plan is conditioned on the confirmation and effectiveness of the Plan and represents a compromise and settlement between the Debtor and such Holders in the Reorganization Case. The compromise is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used against either party, as an admission or otherwise, in the adjudication of any such matters.
 If the Plan does not become effective, the parties reserve all of their rights, including the holders' right to elect treatment under Bankruptcy Code
SECTION 1111(b), subject to the terms of the Agreement of Understanding.

                    On account of its Claim, through the process described in Paragraph 7.E of the Plan, each holder of an Allowed Certificateholder Deficiency Claim will receive 0.1% of its Allowed Claim. The
Certificateholder Deficiency Claims will be Allowed under the Plan in the amount of $93 million.(2)

                    Class 5 is impaired under the Plan, and the Debtor is soliciting the votes of the holders of Claims in that Class.

                    6.   GENERAL UNSECURED CLAIMS (CLASS 6).

                    Class 6 consists of all General Unsecured Claims. A General Unsecured Claim is any Claim other than an Administrative Claim, a Priority Tax Claim, a Secured Tax Claim, a Priority Claim, a
Certificateholder Secured Claim, an Other Secured Claim or a
Certificateholder Deficiency Claim.

                    Each holder of an Allowed General Unsecured Claim will receive on account of such Claim, cash in the amount equal to the Allowed amount of such Claim with interest payable on such amount at the judgment rate of interest determined in accordance with 28 U.S.C. SECTION 1961 on the Confirmation Date, or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing. Distributions on account of General Unsecured Claims that are Allowed on the Effective Date will be made on the Effective Date. Distributions on account of Claims Allowed after the Effective Date will be made when such Claims become Allowed.

                    The Debtor estimates that the Allowed General Unsecured Claims will aggregate approximately $25,000. These are amounts owed to vendors, suppliers and professionals who provided goods and services to the Debtor prior to the Petition Date. A General Unsecured Claim in the amount of $4,999.82 was filed by CWDLP, but the Debtor disputes that any amount is owed to CWDLP on account of this claim. In addition, proofs of claim were filed by seven of CWOP's tenants based on the tenant's security deposit or the right to audit operating expenses. The Debtor is assuming all of the leases of its tenants and believes that the cure payments made under Bankruptcy Code SECTION 365(b) will satisfy all amounts owing under its leases. Class 6 is unimpaired under the Plan, and the Debtor is not soliciting the votes of the holders of Claims in that Class.

                    7.   INTERESTS (CLASS 7).

                    Class 7 consists of the partnership interests in CWOP. The holders of the Allowed Interests will retain their Interests in Reorganized CWOP subject to the terms of the New CWOP Partnership Agreement and the Plan. On the Effective Date, Reorganized CWOP will own (i) 10% of the Jamboree LLC Units and (ii) will be a party to the New Property Appreciation and Exchange Rights Agreement granting Reorganized CWOP (a) the New Tranche A Property Appreciation Right, pursuant to which each of its Jamboree LLC Units will be exchangeable for a Jamboree Office REIT Share, (b) the New Tranche B Property Appreciation Right, representing the right to purchase for $10,888,888.89 a number of Jamboree Office REIT Shares representing 10% (subject to dilution) of the equity value of Jamboree LLC or, at the option of Jamboree Office REIT, to receive a net cash payment equal to the difference between the then current market price of the such number of shares (assuming the exercise of all such rights and all other rights under the New Property Appreciation and

-----------------------
2. The proposed Allowed amount of the Certificateholder Deficiency Claims under the Plan is conditioned on the confirmation and effectiveness of the Plan and represents a compromise and settlement between the Debtor and such Holders in the Reorganization Case. The compromise is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used against either party, as an admission or otherwise, in the adjudication of any such matters. If the Plan does not become effective, the parties reserve all of their rights, including the holders' right to elect treatment under Bankruptcy Code SECTION 1111(b), subject to the terms of the Agreement of Understanding.

Exchange Rights Agreement concurrently exercised) and such exercise price and
(c) the New Tranche C Property Appreciation Right, representing the right to purchase for $152,777,777.78 a number of Jamboree Office REIT Shares representing 55% (subject to dilution) of the equity value of Jamboree LLC or, at the option of Jamboree Office REIT, to receive a net cash payment equal to the difference between the then current market price of such number of shares (assuming the exercise of all such rights and all other rights under the New Property Appreciation and Exchange Rights Agreement concurrently exercised) and such exercise price.

                    WCI believes that Crow has been automatically converted to a limited partner under the terms of the CWOP Partnership Agreement. This conversion will not affect Crow's ownership percentage in Reorganized CWOP, and therefore will not affect the value of the property received by Crow on account of its Interest. The confirmation of the Plan will NOT convert Crow to a limited partner.

                    Class 7 is impaired under the Plan, and the Debtor is soliciting the votes of holders of Interests of that Class.

               C.   IMPLEMENTATION OF THE PLAN.

                    1.   FORMATION OF JAMBOREE LLC AND JAMBOREE OFFICE REIT.

                    On or prior to the Effective Date, Jamboree LLC will be formed and the initial Jamboree LLC Units will be issued 10% to Reorganized CWOP and 90% to Jamboree Office REIT. Jamboree Office REIT will be formed and its shares will be authorized on or before the Effective Date, and on the Effective Date its shares will be distributed to the holders of Allowed Certificateholder Secured Claims in accordance with Paragraph 4.D of the Plan. If the Plan becomes effective, the confirmation of the Plan will be deemed a revesting of all of the property of the Estate to Reorganized CWOP, and title to all property so contributed will pass to and revest in Reorganized CWOP free and clear of all Claims, all liens securing claims and all interests, except any lien preserved under the Plan, including the lien created by the Existing Deed of Trust and any valid lien or encumbrance of record on the date of recordation of the Existing Deed of Trust. Such property shall thereafter be contributed to Jamboree LLC in accordance with Paragraph 7.E of the Plan.

                    The contribution of the Property to Jamboree LLC pursuant to Paragraph 7.E of the Plan will take place in two steps. First, after entry of the Confirmation Order and after WCI has obtained consent to the plan transactions from its limited partners, but immediately prior to the occurrence of the Effective Date, the Certificateholder Claims will be satisfied by the payment to the Certificateholders (or their agent) of the cash payable to them on account of their Allowed Certificateholder Deficiency Claims under Paragraph 4.E of the Plan and the issuance of Intermediate Notes in the amounts of $100 million and $4.5 million secured by the liens and security interests securing the Allowed Certificateholder Secured Claims, which liens and security interests will be amended and restated as contemplated by the indentures governing the New Notes, except that the Certificateholders will be deemed to have released their liens on cash or other assets of CWOP of a value of $500,000. These transactions will be deemed to have satisfied the Certificateholder Claims and discharged $93 million of CWOP's indebtedness. Immediately after the consummation of those transactions: the $4.5 million Intermediate Note will be deemed to be contributed by the Certificateholders to Jamboree Office REIT, and thereafter be deemed contributed by Jamboree Office REIT to Jamboree LLC and merged out of existence upon the assumption of the Debtor's obligations by Jamboree LLC as described in the next paragraph; the Certificateholders will be deemed to have contributed the Development Approval Agreement to Jamboree LLC; and CWOP will transfer and contribute all of its property, including assets securing the Intermediate Notes (including the Crow litigation) and the $500,000 of free assets, to Jamboree LLC. Immediately upon the transfer and contribution of the assets to Jamboree LLC, Reorganized CWOP will be issued 10% of the initial Jamboree LLC Units, Jamboree Office REIT will be issued 90% of the initial Jamboree LLC Units and the $100 million Intermediate Note will be cancelled and satisfied by the issuance of the New Notes to the holders of the Allowed Certificateholder Secured Claims. All of these transactions will take place on the Effective Date. Neither the Intermediate Notes nor any interest in them will be physically distributed to the Certificateholders, but instead the Certificateholders will be distributed directly the Jamboree Office REIT Shares and the New Notes, which will be secured by the liens and security interests securing the Allowed Certificateholder Secured Claims, which liens will be amended and restated as contemplated by the indentures governing the New Notes, and the liens securing the Intermediate Notes.

                    In consideration of the transfer and contribution of CWOP's assets to Jamboree LLC, Jamboree LLC will execute an assignment and assumption agreement providing for the express assumption by Jamboree LLC of
(i) the obligations of the Debtor and Reorganized CWOP under the Plan designated for performance by Jamboree LLC after the Effective Date and (ii) the obligation to indemnify and defend WCI, WCM, WFA, Three Winthrop Properties, Inc. their affiliates and any current or former director, officer or employee of the foregoing for claims against them and expenses incurred in the Crow Litigation. These obligations are being expressly assumed by Jamboree LLC in connection with and as consideration for the transfer of CWOP's assets to Jamboree LLC.

                    Reorganized CWOP will make payments on account of Claims Allowed (and in amount certain) on the Effective Date immediately prior to the transfer of its assets to Jamboree LLC. After the Effective Date (and the transfer of assets to Jamboree LLC), Jamboree LLC will be obligated to make all payments required to be made under the Plan.

                    Jamboree LLC will not be liable or responsible for any Claim against the Debtor or the Estate except as expressly set forth in the Plan. Jamboree LLC, Reorganized CWOP and Jamboree Office REIT will be successors to the Debtor for the purposes of Bankruptcy Code SECTIONS 1123, 1129 and 1145.

                    2.   AVOIDANCE AND RECOVERY ACTIONS.

                    As of the Effective Date, the Debtor will waive the right to prosecute and release, on behalf of itself and the Estate, any avoidance or recovery actions under Bankruptcy Code SECTIONS 542 through 550 or any other claims, rights or Causes of Action that belong to or could have been raised by or on behalf of the Debtor or its Estate, other than or in connection with any such actions that were commenced on or before the Effective Date. In accordance with Bankruptcy Code SECTION 1123(b), as successor to the Estate, Jamboree LLC will retain and may enforce any claims, rights and Causes of Action that the Debtor or Estate may hold commenced on or before the Effective Date. Jamboree LLC or any successor may pursue those rights of action, as appropriate, in accordance with what is in the best interests of Jamboree LLC or successors holding such rights of action. Nothing in Paragraph 7.G of the Plan will be deemed to waive any right of the Debtor, Reorganized CWOP or Ja mboree LLC or to assert avoidance or recovery actions under Bankruptcy Code SECTIONS 542 through 550 or any other Causes of Action defensively, including by way of setoff, recoupment or counterclaim.

                    The only avoidance action the Debtor intends to commence before the Effective Date is the Crow Litigation. Because the Debtor's creditors other than the Certificateholders are relatively nominal amounts and are generally being paid in full under the Plan, the Certificateholders would be the beneficiaries of any avoidance action commenced by the Debtor. The Debtor and the Certificateholders concluded to waive any avoidance actions other than the Crow Litigation as part of the Plan to avoid complication and delay in the restructuring process and as part of the Debtor's and Certificateholders' agreement to execute mutual releases in connection with the Plan.

                    3.   SECTION 1129(a)(4) PAYMENT.

                    Pursuant to Bankruptcy Code SECTION 1129(a)(4), Jamboree LLC will pay $500,000 to WCI on the Effective Date. The payment is on account of the time and efforts of the officers and employees of WCI's general partner in connection with the Plan and the restructuring process. WCI will submit a memorandum prior to the confirmation hearing establishing the reasonableness of such payment as required for Court approval under Bankruptcy Code SECTION 1129(a)(4).

               D.   CLAIMS AND DISTRIBUTIONS.

                    Except for Administrative Claims or as otherwise ordered by the Bankruptcy Court, all objections to Claims will be filed and served on the applicable claimant by a date that is no later than 30 days after the Effective Date or 30 days after the date on which the Claim is filed, whichever is later. After the Effective Date, only Reorganized CWOP or Jamboree LLC will have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims.

                    Notwithstanding any other provision of the Plan, no payment or distribution will be made with respect to any Claim until such Claim becomes an Allowed Claim. Unless a Claim is specifically Allowed under the Plan, the Debtor, Reorganized CWOP and Jamboree LLC reserve any and all objections to Claims, whether secured or unsecured, including any objection to the validity or amount of alleged liens and security interests, whether under the Bankruptcy Code, other applicable law or contract.

               E.   DISBURSEMENTS.

                    Reorganized CWOP (if on the Effective Date) or Jamboree LLC (if after the Effective Date) will make all distributions of cash and property pursuant to the Plan. Except as otherwise provided in the Plan, distributions on account of Claims that are Allowed Claims on the Effective Date will be made by Reorganized CWOP on the Effective Date. Distributions on account of Claims Allowed after the Effective Date will be made by Jamboree LLC when Claims become Allowed.

                    If a payment or distribution to the holder of an Allowed Claim under the Plan is returned as undeliverable for lack of a current address for the holder or otherwise, will file with the Bankruptcy Court the name, if known, and last known address of the holder and the reason for its inability to make payment. If, after the passage of one year and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder will be retained by Jamboree LLC and the Allowed Claim will be deemed satisfied to the same extent as if payment or distribution had been made to the holder of the Allowed Claim.

                    No distributions of Jamboree Office REIT Shares will be made to any entity, and the New Property Appreciation and Exchange Rights Agreement will not be distributed to Reorganized CWOP, unless and until such entities have delivered to Jamboree Office REIT an executed certificate regarding the beneficial and constructive ownership of Jamboree Office REIT Shares substantially in the form of Exhibit M to the Plan (the "REIT Certificate"). By executing the REIT Certificate, the recipient represents that based on its information and belief, neither it nor certain related parties own shares in excess of the ownership limits specified therein. (For a discussion of the REIT ownership limits and the New Articles, see SECTION VI.C.) Jamboree Office REIT may elect in its sole discretion to waive this requirement.

               F.   CANCELLATION OF SECURITIES.

                    On and after the Effective Date, the Certificates will represent only the right to receive property distributable under the Plan. Each Certificateholder will surrender its Certificates to Reorganized CWOP (if on the Effective Date) or Jamboree LLC (if after the Effective Date) and such certificates will be cancelled. The Purchase Agreement will terminate in accordance with its terms by the satisfaction of the Allowed Certificateholder Claims under the Plan.

               G.   DISCHARGE.

                    Except for the obligations imposed by the Plan, the distributions and rights that are provided in the Plan will be in complete satisfaction, discharge and release of all Claims against, liabilities of, liens on, obligations of and Interests in (i) the Debtor and the Estate, or (ii) the assets and properties of the Debtor, Reorganized CWOP, Jamboree LLC, Jamboree Office REIT or any successors thereto by merger, consolidation or otherwise, whether known or unknown, arising or existing prior to the Effective Date.

               H.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                    Under Bankruptcy Code Section 365, a debtor may assume or reject executory contracts and unexpired leases. The Plan provides that on the Effective Date, each executory contract and unexpired lease of the Debtor that has not been assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court or for which the Debtor has not filed a motion to assume or reject before the Confirmation Date will be assumed. Entry of the Confirmation Order by the Bankruptcy Court will constitute approval of each assumption pursuant to Bankruptcy Code Section 365(c). The Debtor or Reorganized CWOP (if prior to or on the Effective Date) or Jamboree LLC (if after the Effective Date) will make any payments required under Bankruptcy Code
Section 365(b)(1).

                    The Debtor intends to file a motion to assume all of its scheduled existing contracts and unexpired leases. The motion to assume will be heard by the Bankruptcy Court at the Confirmation Hearing. In connection with the assumption of the tenant leases, the Debtor will refund to each tenant its share of the tax refunds recently received by CWOP for the 1991 through 1995 tax years. The total refunds received total approximately $1.7 million, most of which will be refunded to tenants.

                    In addition, the Debtor intends to assume the various contracts with the Crow entities, including the REA, the Common Area Management Agreement, air space lease dated July 26, 1985 and the Settlement Agreement on the Effective Date. The Debtor asserts that there are no amounts in default on those agreements and no payment is necessary under Bankruptcy Code Section 365(b). Such assumption is expressly subject to the Crow Litigation, and the Debtor waives no rights in connection with that litigation by virtue of its stated intent to assume such contracts, and in any event, the Debtor's stated intent to assume such contracts is in all respects subject to Rule 408 of the Federal Rules of Evidence and shall not be used as an admission or otherwise in the adjudication of such matters.

                    MOREOVER, WHILE THE DEBTOR INTENDS TO ASSUME THESE AGREEMENTS IN CONNECTION WITH THE PLAN, THE DEBTOR RESERVES ALL OF ITS RIGHTS, AND IF THE PLAN IS NOT CONFIRMED, WILL LIKELY REJECT THOSE AGREEMENTS.

                    The Debtor will also assume the Agreement of Understanding under the Plan.

                    On the Effective Date, all executory contracts and unexpired leases assumed by the Debtor during the Reorganization Case will be assigned to Jamboree LLC. Jamboree LLC will be bound by those contracts and any amendments thereto, and it is anticipated that it will perform in accordance with the terms of those contracts and any and all amendments thereto. However, nothing in the Plan will be deemed to waive any rights, claims or defenses that the Debtor, Reorganized CWOP, Jamboree LLC or any other entity might have with respect to any such contracts.

               I.   ASSUMED EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS.

                    The Debtor assumes, and its projections are based on, the occurrence of the Effective Date on September 30, 1997, but the Plan is contingent on the Effective Date occurring on or before that date. The Plan will not become effective unless and until each of the following conditions has been satisfied in full in accordance with the provisions specified below:

                    1. ENTRY OF CONFIRMATION ORDER. The Bankruptcy Court has entered the Confirmation Order approving the Plan in all respects.

                    2. WCI CONSENT. WCI has obtained the necessary consents from its limited partners to effect the Plan and transactions provided therein.

                    3. JAMBOREE LLC AND JAMBOREE OFFICE REIT. Jamboree LLC and Jamboree Office REIT have been formed, and all formation documents for such entities have been properly executed and filed as required.

                    4. CONTRIBUTION OF ASSETS. The issuance of the Intermediate Notes, the contribution of the $4.5 million Intermediate Note, the contribution of property by Reorganized CWOP, and the assumption of obligations by Jamboree LLC shall have occurred in accordance with Paragraph 7.E of the Plan.

                    5. DOCUMENTATION. Each of the parties thereto has executed and delivered the Collateral Documents, the New Notes Registration Rights Agreement, the New Equity Registration Rights Agreement, the New Property Appreciation and Exchange Rights Agreement, copies of the New Articles and the New Bylaws, the New LLC Agreement, resolutions of the directors or members of each of Jamboree Office REIT and Jamboree LLC, good standing certificates from California and the respective states of organization of each of Jamboree Office REIT and Jamboree LLC and all other documents necessary or appropriate to the transactions outlined in the Plan.

                    6. JAMBOREE OFFICE REIT SHARES AND JAMBOREE LLC UNITS. Jamboree Office REIT has issued the Jamboree Office REIT shares in accordance with Paragraph 4.D of the Plan. Jamboree LLC has issued 90% of the initial Jamboree LLC Units to Jamboree Office REIT and 10% of the initial Jamboree LLC Units to Reorganized CWOP.

                    7. QUALIFICATION OF INDENTURES. The applications for qualification of each of the New Class A Senior Secured Note Indenture and the New Class B Senior Subordinated Secured Note Indenture have become and remain effective in accordance with the Trust Indenture Act of 1939, as amended.

                    8. PERFECTION OF SECURITY INTERESTS. All actions have been taken or caused to be taken in such a manner so that the Collateral Agent with respect to the collateral granted as security under the Collateral Documents holds a valid and perfected first priority security interest in such collateral (subject only to liens expressly permitted under the Collateral Documents) including, without limitation, delivery of certificates representing pledged equity interests, delivery and filing of Uniform

               Commercial Code financing statements, assignments and/or amendments in all jurisdictions as may be necessary or desirable to perfect the Collateral Agent's security interest in the Collateral, the recordation of the New Deed of Trust encumbering the real property identified therein, the execution and delivery of lockbox agreements regarding any accounts in which the Collateral Agent holds a security interest, and the making of all other filings, recordings or other actions the Collateral Agent deems necessary or desirable to establish, preserve and protect the first priority liens granted to the Collateral Agent in real, personal and mixed property.

                    9. TITLE POLICIES. The Collateral Agent has received an ALTA lender's policy of title insurance on Form B-1970 (Rev. 10-17-84) issued by Chicago Title Insurance Company or an insurer of similar professional reputation and financial wherewithal (with reinsurance satisfactory to the Collateral Agent) naming the Collateral Agent as an insured in the amount of $100 million and in form satisfactory to the Collateral Agent, insuring that the lien of the New Deed of Trust is a valid first priority lien upon the property and collateral described therein, subject only to encumbrances permitted in the New Indentures, together with any endorsements required by the Collateral Agent; and Jamboree LLC has received an ALTA owner's policy of title insurance (Form
               1970) issued by such insurer naming Jamboree LLC as insured, in the amount of $105 million and in form satisfactory to the Jamboree LLC, insuring that Jamboree LLC owns fee title to the real property subject only to the New Deed of Trust and encumbrances permitted in the New Indentures and under the Plan, together with any endorsements required by Jamboree LLC.

                    10. EVIDENCE OF INSURANCE. The Collateral Agent has received evidence satisfactory to Jamboree LLC and the Collateral Agent that adequate insurance for the Property has been obtained and that Jamboree LLC and the Collateral Agent are loss payees.

                    The conditions specified in Paragraphs 12.A.3. through 12.A.10 of the Plan may be waived in writing by the Debtor and Requisite Certificateholders.

               J.   RETENTION OF JURISDICTION.

                    The Bankruptcy Court will retain jurisdiction over those matters set forth in Paragraph 13.A of the Plan, including objections to Claims, motions for the assumption or rejection of executory contracts and unexpired leases, adversary proceedings and contested matters, implementation of the Plan, all modifications and amendments to the Plan and applications for fees and expenses of professionals.


V.             FINANCIAL INFORMATION

               A.   HISTORICAL FINANCIAL INFORMATION; RECENT FINANCIAL
                    PERFORMANCE.

                    CWOP's audited financial statement for calendar year 1996 is attached as Exhibit 2. CWOP prepares audited financial statements in accordance with Generally Accepted Accounting Principles on an accrual basis and these statements are audited by WCI's outside accountants, Arthur Anderson LLP.

                    CWOP's cash flow statement for the first quarter of 1997 is attached as Exhibit 3. This statement shows CWOP's cash revenues and expenses in the same format as CWOP's projected cash flows. Attached as Exhibit 4 are CWOP's cash flow statements showing both budgeted and actual amounts for the months of April, May and June of 1997. As those statements indicate, CWOP generated excess cash flow of $1,580,138, in April, $2,014,159 in May and $1,861,176 in June. In accordance with the terms of the Cash Collateral Order, CWOP reserved $1,850,696.78 on May 10, 1997 and $1,036,347.91 on June 10, 1997
and

$1,151,009.17 on July 10, 1997. See Section III.C.1. As those statements indicate, operations and leasing activity during the Reorganization Case have been generally consistent with CWOP's projections. The cash flow projections for the remaining months prior to the assumed Effective Date of September 30, 1997 (June through September) are attached as Exhibit 5. The projections contained in Exhibits 4 and 5 constitute the "Initial Budget" under the Cash Collateral Order.

               B.   PAYMENT OF ADMINISTRATIVE EXPENSES AND CLAIMS.

                    The Debtor intends to make all cash payments required to be made under the Plan out of its cash generated from operations. Ordinary Course Administrative Expenses are budgeted for in the Initial Budget. Other cash payments to be made under the Plan include Allowed Fee Claims (an aggregate of approximately $2 million is budgeted for in the Initial Budget); Secured Tax Claims (approximated to be $690,000 and budgeted for in Initial Budget); the
Section 1129(a)(4) payment to WCI ($500,000 budgeted for in September in the Initial Budget); payments to unsecured creditors ($100,000 budgeted for in September in the Initial Budget). As of September 30, 1997, the Debtor projects excess cash and reserves to total $2,809,300 after making the payments described above.

               C.   PROJECTED FINANCIAL INFORMATION.

                    CWOP's financial projections for the years 1998 through 2003 are attached as Exhibit 6. The projection period commences on September 1, 1997, and the September 1997 projections included in Exhibit 5 are included in the 1997 (partial year) projections. These projections assume that the Plan will be approved and implemented in accordance with its terms. The projections are based on several lease and expense assumptions, some of which are set forth in Exhibit 6. Additional assumptions were made regarding general business and economic conditions. There can be no assurance that any of these assumptions will be met. The projections are only estimates, and actual results may vary materially from the projections. In addition, uncertainties that are inherent in the projections increase for later years due to the increased difficulty associated with forecasting rental rates, expenses and other economic factors at more distant points in the future. The projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants regarding financial projections, and have not been reviewed, examined or compiled by CWOP's independent auditors or certified public accountants.

                    Based on the projected cash flows, the Debtor believes the value of the Property to be approximately $105 million.

                    The projected cash flows include the projected payments of interest and principal on the New Notes. All other Claims are assumed to have been paid in cash on the assumed Effective Date of September 30, 1997.

                    THE DEBTOR CAUTIONS THAT IT MAKES NO REPRESENTATION CONCERNING THE ACCURACY OF THE PROJECTED FINANCIAL INFORMATION OR THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. MANY OF THE ASSUMPTIONS ON WHICH THESE PROJECTIONS ARE BASED ARE SUBJECT TO SIGNIFICANT ECONOMIC UNCERTAINTIES. IT IS LIKELY THAT SOME ASSUMPTIONS WILL NOT MATERIALIZE BECAUSE OF UNANTICIPATED EVENTS AND CIRCUMSTANCES. ACCORDINGLY, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE PROJECTION PERIOD ARE LIKELY TO VARY FROM THE PROJECTED RESULTS. THE VARIATIONS MAY BE MATERIAL AND ADVERSE OR POSITIVE.

                    THE DEBTOR DOES NOT ANTICIPATE AT THIS TIME THAT IT WILL UPDATE THESE PROJECTIONS AT THE CONFIRMATION HEARING, FURNISH UPDATED PROJECTIONS IN DOCUMENTS FILED WITH THE SEC OR OTHERWISE MAKE SUCH PROJECTIONS PUBLIC.


VI.            OPERATION AND GOVERNANCE OF SUCCESSOR ENTITIES

               A.   GENERAL DISCUSSION

                    Two new entities will be formed on or prior to the Effective Date to implement the restructuring of CWOP pursuant to the Plan: (a) Jamboree LLC, a Delaware limited liability company that will own the Property and in which Reorganized CWOP will initially hold a 10% equity interest and Jamboree Office REIT will initially hold a 90% equity interest, and (b) Jamboree Office REIT, a Maryland corporation that initially will be owned 100% by the Certificateholders. The Jamboree LLC Units owned by Reorganized CWOP will be exchangeable for Jamboree Office REIT Shares, and Reorganized CWOP will be issued the New Property Appreciation Rights, which may be exercised for cash or (at the election of Jamboree Office REIT) Jamboree Office REIT Shares.

                    Jamboree Office REIT is intended to be operated to qualify as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The shareholders of a REIT have the limited liability and investment liquidity of corporate shareholders without double taxation. The ownership structure of Jamboree LLC and Jamboree Office REIT is referred to as an "UPREIT" or "Umbrella Partnership" REIT. In an UPREIT, an operating partnership or LLC owns the real property and a corporation qualified as a REIT is a partner or member of the operating partnership or LLC. In this case, Jamboree LLC will own the property and be the operating entity, and Jamboree Office REIT will be a member of the LLC. (Despite the name "Umbrella Partnership REIT" if an LLC is the operating entity, the LLC does not obtain any partnership attributes by virtue of the structure.) This structure has several advantages. As members of an LLC, Reorganized CWOP and the Certificateholders will be able to allocate voting rights on particular issues through the limited liability company agreement for Jamboree LLC (the "New LLC Agreement," substantially in the form of Exhibit K to the Plan). In addition, Jamboree LLC will be a "bankruptcy remote" entity, as a unanimous vote of its board will be required for a voluntary bankruptcy filing. Because Jamboree LLC is structured so that it is taxed as a partnership (i.e., not subject to tax at the entity level), the parties will be able to achieve these governance goals without incurring additional tax.

                    To qualify as a REIT under the Internal Revenue Code, 75% of the assets of the corporation must be real property related and 95% of the annual income must be attributable to interest, dividends, rents, gains or losses on real estate. As discussed in Section VI.C, there are other requirements, including those intended to ensure diversity of ownership (such as a minimum number of holders and limitations on the amounts held by any single individual) and those designed to insure that the assets of the REIT are not being rapidly turned over (such as a limit on the amount of income that can be derived from real estate assets held less than 4 years). To ensure that Jamboree Office REIT qualifies as a REIT, the operating entity, in this case Jamboree LLC, must also comply with the REIT asset and income requirements.

               B.   JAMBOREE LLC.

                    On the Effective Date, the Property will be owned in fee and operated by Jamboree LLC, subject to the New Deed of Trust securing the New Notes and subject to the liens on the Property, if any, securing the notes issued to holders of Allowed Secured Tax Claims, which will be senior to the deed of trust securing the New Notes. The units representing membership interests in Jamboree LLC initially will be held 90% by Jamboree Office REIT and 10% by Reorganized CWOP.

                    Jamboree LLC will be governed by a board of member representatives (the "Jamboree LLC Board") in accordance with the terms of the New LLC Agreement. Upon obtaining the requisite consent of the representatives, the Jamboree LLC Board will be authorized to act for Jamboree LLC. The Jamboree LLC Board will consist of five members. The initial five members will be designated one by Reorganized CWOP and four by the holders of Allowed Certificateholder Secured Claims. The initial board members will be determined prior to the Confirmation Hearing, and a notice containing their identities and respective backgrounds will be distributed to all parties in interest.

                    Jamboree LLC will have a term of five and one-half years from the Petition Date provided that the Property is not sooner sold or otherwise transferred. A majority of the members of the Jamboree LLC Board must approve (i) all operating decisions not designated as requiring unanimous approval in the New LLC Agreement and (ii) termination for cause of the New Management Agreement. Unanimous approval of the Jamboree LLC Board will be required for (i) the commencement of a voluntary case under the Bankruptcy Code,
(ii) termination of the New Management Agreement without cause, (iii) sale of all or any material portion of the Property within three years of the Effective Date, (iv) except as otherwise provided in the New LLC Agreement, issuance of additional units representing membership interests, (v) the authorization of business activities other than the ownership and operation of the Property within three years of the Effective Date and (vi) certain other matters as provided in the New LLC Agreement.

                    The New LLC Agreement contains the following exhibits:
Exhibit A - Capital Contributions and Contributed Property (which will be completed prior to execution and will be consistent with Paragraph 7.E of the Plan (see Section IV.C.1); Exhibit B - Distribution of Percentage Interests; Exhibit C - Legal Description of the Property; Exhibit D - Board Representatives (which, as indicated above, will be completed prior to the Confirmation Hearing) and Exhibit E - the dilution formula in the event that a member does not heed a capital call.

                    The membership interests in Jamboree LLC will be represented by units, 90% of which, the Class One Units, will initially be issued to Jamboree Office REIT and 10% of which, the Class Two Units, will initially be issued to Reorganized CWOP. The percentage of membership interests held by each member may be adjusted from time to time based on the amount (if any) of additional capital contributions that a member may make or fail to make. Any distributions made by Jamboree LLC will be made to the members pro rata based on their percentage membership interest on the record date for distribution. In the absence of the unanimous consent of the Jamboree LLC Board, no new classes of units may be created. The units in Jamboree LLC may not be transferred, except that Reorganized CWOP may exchange its units for Jamboree Office REIT Shares through the exercise of its exchange right under the New Property Appreciation and Exchange Rights Agreement. The exchange right is designated as the "New Tranche A Right" in that agreement.

               C.   JAMBOREE OFFICE REIT AND JAMBOREE
                    OFFICE REIT SHARES.

                    Jamboree Office REIT will be established on or before the Effective Date and will be governed in accordance with the New Articles, in substantially the form of Exhibit A to the Plan, and the New Bylaws, in substantially the form of Exhibit B to the Plan. The initial board of directors will be determined prior to the Confirmation Hearing, and a notice containing their identities and respective backgrounds will be distributed to all parties in interest. Jamboree Office REIT will be authorized to issue 10 million shares, of which 6 million shares will be classified initially as common stock, par value $0.01 per share (the "Jamboree Office REIT Shares"), 1 million shares will be classified as preferred stock and 3 million shares initially classified as "Excess Shares". Of those authorized shares, 810,000 Jamboree Office REIT Shares will be issued on the Effective Date to the holders of Allowed Certificateholder Secured Claims. Subject to the Excess Shares provisions, holders of the Jamboree Office REIT Shares will be entitled to receive such dividends, if any, as may declared from time to time by the board of directors of Jamboree Office REIT in its discretion from funds legally available therefor, and in the event of any liquidation, dissolution or winding up of the affairs of Jamboree Office REIT, whether voluntary, involuntary or otherwise, the holders of Jamboree Office REIT Shares will be entitled, subject to the rights of any holders of preferred shares to share, pro rata, in any property that may be available for distribution after the satisfaction of all other claims. Subject to the Excess Shares provisions, holders of Jamboree Office REIT Shares will be entitled to one vote per share. Jamboree Office REIT Shares will have no preemptive or other subscription rights (other than certain preemptive rights granted to Reorganized CWOP in the New Property Appreciation and Exchange Rights
Agreement) and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares. All Jamboree Office REIT Shares issued under the Plan will be fully paid and nonassessable upon issuance.

                    Pursuant to the New Articles, Jamboree Office REIT will be authorized to reclassify unissued shares of capital stock and to issue one or more series of preferred stock with the relative preferences and voting powers, qualifications and/or special or relative rights or privileges, as determined by the board of directors of Jamboree Office REIT. However, for so long as Reorganized CWOP has not fully exercised the New Tranche C Property Appreciation Right, the New Property Appreciation and Exchange Rights Agreement will prohibit Jamboree Office REIT from issuing equity securities with preferences, rights or privileges senior to the Jamboree Office REIT Shares without the prior written consent of Reorganized CWOP. As required by the Bankruptcy Code Section 1123, the New Articles will prohibit the issuance of any non-voting equity security so long as such Bankruptcy Code prohibition is in effect.

                    As more particularly described in Section VII.D hereof, for Jamboree Office REIT to continue to qualify as a REIT under the Internal Revenue Code, (i) not more than 50% in value of its outstanding common shares may be owned, either directly or under the applicable attribution rules of the Internal Revenue Code, by five or fewer individuals (as defined in the Internal Revenue Code to include certain nonnatural persons) during the last half of a taxable year, (ii) the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and (iii) Jamboree Office REIT must meet certain other tests regarding the nature of its income and assets.

                    In order to ensure continued REIT status, the New Articles contain certain restrictions on transfer and ownership. The articles generally prohibit any individual (as defined in the Internal Revenue Code to include certain non-natural persons) from beneficially or constructively owning equity stock in excess of 8.3% (the "Ownership Limit") (determined assuming the issuance of the maximum number of shares pursuant to any option, warrant, property appreciation, subscription, preemptive, conversion, exchange or similar right that would increase such individual's ownership), which ownership limit may be increased if the Internal Revenue Code is amended to increase certain ownership limits of REITs or such increase would not otherwise affect REIT status. Transfers that would (i) result in any individual owning shares in excess of the Ownership Limit, (ii) result in the equity stock being owned by less than 100 persons, (iii) result in Jamboree Office REIT being "closely held" within the meeting of Section 856(h) of the Internal Revenue Code or (iv) that would otherwise cause Jamboree Office REIT to fail to qualify as a REIT, will be void in an amount equal to the number of shares that cause such a result. If notwithstanding these restrictions, a transfer (or a non-transfer event) results in an individual owning in excess of the Ownership Limit or results in Jamboree Office REIT being "closely held," then the shares in excess of the Ownership Limit or that result in Jamboree Office REIT being "closely held," will be automatically converted into an equal number of "Excess Shares." The Excess Shares will be transferred to a trust for a beneficiary named by Jamboree Office REIT and thereafter Jamboree Office REIT as trustee may designate a permitted transferee for the Excess Shares.

                    Notwithstanding the foregoing, the Ownership Limit with respect to any individual or individuals (as defined in the Internal Revenue Code to include certain non-natural persons) pertaining to Reorganized CWOP will be 16.6% with respect to any one individual, 24.9% with respect to any two individuals, 33.2% with respect to any three individuals, 41.5% with respect to any four individuals and 49.8% with respect to any five individuals. A failure by any individuals pertaining to Reorganized CWOP to satisfy the Ownership Limit could result in Reorganized CWOP being unable to exercise its rights under the New Property Appreciation and Exchange Rights Agreement or in equity stock held through Reorganized CWOP being converted into Excess Shares. Even if all individuals pertaining to Reorganized CWOP satisfy this Ownership Limit with respect to equity stock owned through Reorganized CWOP, if an individual or individuals pertaining to Reorganized CWOP beneficially or constructively own other equity stock that, in combination with the equity stock owned through Reorganized CWOP, exceeds the Ownership Limit, then such individual's (or individuals') equity stock held outside Reorganized CWOP that, so combined, exceeds the Ownership Limit will be automatically converted into an equal number of Excess Shares if acquired after equity stock beneficially or constructively owned through Reorganized CWOP.

                    In order to ensure certain anticipated allocations with respect to the liabilities of Jamboree LLC, the New Articles contain certain supplementary restrictions on transfer and ownership relating to persons who are holders of the New Notes. The New Articles prohibit any person who is a holder of the New Notes from owning, either directly or under specified attribution rules, 80 percent or more of the equity stock of Jamboree Office REIT (such ownership, a "752 Violation"). Transfers that would result in any holder of the New Notes owning shares that would cause a 752 Violation will be void in an amount equal to the number of shares that cause that result. If notwithstanding this restriction a transfer (or non-transfer event) results in a holder of the New Notes owning shares that would cause a 752 Violation, then the shares being transferred (or that are the subject of the non-transfer event) will be automatically converted into an equal number of Excess Shares (and treated as described above) to the extent necessary to prevent such a violation.

                    The Jamboree Office REIT shares will bear a legend setting forth the above restrictions on transfer.

                    All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5.0% (or such lower percentage, as provided in the Treasury Regulations) of the equity stock of Jamboree Office REIT will be required to give within 30 days after January 1 of each year a written statement to Jamboree Office REIT stating the name and address of each beneficial owner, the number of shares beneficially owned and how those shares are held. In addition, upon demand, each shareholder will be required to disclose to Jamboree Office REIT such other information as Jamboree Office REIT may reasonably request with respect to the ownership of the equity stock to determine the effect of the ownership as REIT status.

                    Because such entities may be considered "underwriters" and therefore not entitled to an exemption for resale of the Jamboree Office REIT Shares (see Section VIII.B), Reorganized CWOP, certain named persons and any person or entity that receives or is the transferee from the named persons of 10% or more of the aggregate number of the Jamboree Office REIT Shares distributed under the Plan and any such person's affiliates (the "Restricted Equity Holders") will receive the benefit of a registration rights agreement (the "New Equity Registration Rights Agreement," substantially in the form of Exhibit H to the Plan). The New Equity Registration Rights Agreement will provide, among other things, and subject to the conditions provided therein, that (a) any Restricted Equity Holder, with the written consent of the Restricted Equity Holders of at least 40% of the outstanding Jamboree Office REIT Shares held by Restricted Equity Holders that have not then been registered or become eligible for sale under SEC Rule 144, may serve a request on Jamboree Office REIT requesting it to prepare a registration statement and to use its best efforts to cause such registration statement to become effective within 90 days (or 180 days if it is the first registration) of the date of the demand notice and (b) if, after the Effective Date, Jamboree Office REIT proposes to register any of its debt or equity securities (with certain exceptions), Restricted Equity Holders will be able to include their Jamboree Office REIT Shares in such registration, subject to certain limitations in the event that Jamboree Office REIT's underwriter advises it that the inclusion of such shares in an underwritten public offering is impracticable. The rights of the Restricted Equity Holders under the New Equity Registration Rights Agreement will be subject to customary provisions regarding share limitations, suspension of registration rights, payment of expenses and indemnification.

               D.   DESCRIPTION OF NEW NOTES ISSUED BY JAMBOREE LLC.

                    The following discussion summarizes certain provisions of the New Class A Senior Secured Notes (referred to in this Section IV.D as the "Class A Notes") and the New Class B Senior Subordinated Secured Notes (referred to in this Section IV.D as the "Class B Notes") to be issued pursuant to the Plan.

                    1.   NEW CLASS A SENIOR SECURED NOTES.

                    The Class A Notes will be issued pursuant to an indenture by and between Jamboree LLC and IBJ Schroder Bank and Trust Company as Indenture Trustee (the "Class A Trustee"). The following summaries of certain provisions of the New Class A Senior Secured Notes Indenture (referred to in this Section IV.D. as the "Class A Indenture") are qualified in their entirety by reference to all of the provisions of the Class A Indenture, substantially in the form of Exhibit C to the Plan. Capitalized terms used in this Section without definition have the meanings of those terms in the Class A Indenture.

                    GENERAL. The Class A Notes represent senior secured obligations of Jamboree LLC. The Class A Notes will be in aggregate principal amount of $80,000,000. The Class A Notes are issuable only in registered form in denominations of $1,000 and any integral multiple thereof.

                    MATURITY, INTEREST AND PRINCIPAL. The Class A Notes will mature on March 27, 2002. Interest will accrue on the Class A Notes at a fixed rate equal to 2.25% above the interest rate on United States Treasury Bonds or Notes with a maturity closest to the maturity of the Class A Notes on the Effective Date. Interest on the Class A Notes is payable in cash monthly in arrears on the first day of each month, commencing on the first such date after the Effective Date. Interest is computed on the basis of a 360-day year of twelve 30-day months. Interest only will be payable monthly in arrears until March 27, 1999; thereafter interest and principal will be payable monthly in arrears with principal amortized on a straight-line basis, based on a 25-year amortization. Interest will be payable, at the option of Jamboree LLC, in Class A Notes until March 27, 1998.

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

                    OPTIONAL REDEMPTION. Jamboree LLC will have the option to redeem the Class A Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, during the periods set forth below at a redemption price (expressed as a percentage of par) set forth opposite such periods, PLUS accrued and unpaid interest, if any, on such Class A Notes to the applicable redemption date:

                    Period                                       Percentage
                    ------                                       ----------
                    Issue Date through March 27, 2000:           102.00%
                    March 28, 2000 through September 27, 2001:   101.00%
                    thereafter:                                  100.00%

                    PURCHASE AT OPTION OF HOLDERS OF CLASS A NOTES. Except as otherwise set forth in the Class A Indenture, Jamboree LLC will not be required to make mandatory redemption payments, sinking fund payments or mandatory purchases with respect to the Class A Notes prior to maturity.

                    Excess Cash Flow Amounts are defined under the Class A Indenture as, for any period, an amount determined by the Board of Members of Jamboree LLC equal to all forms of cash or cash equivalents received by or on behalf of Jamboree LLC generated by the Property from any source (other than interest on certain accounts), during such period, minus the sum, without duplication, of (1) amounts actually paid or retained in a reserve up to the amount of the REIT Required Dividends during the applicable period, (2) interest and regularly scheduled installments of principal actually paid during such period under the terms of the Class A Notes, (3) interest and regularly scheduled installments of principal actually paid during such period under the terms of the Class B Notes, (4) certain operating expenses of the Jamboree LLC with respect to Property actually paid during such period, including, without limitation, amounts paid by Jamboree LLC pursuant to the REA and Settlement Agreement, (5) certain Capital Expenditures actually made in cash (net of any proceeds of related financing with respect to such Capital Expenditures),
(6) certain amounts retained in the Operating Disbursement Account in accordance with the New Management Agreement, (7) certain amounts actually paid or retained in the Tenant Improvement Reserve with respect to tenant improvements, (8) certain amounts actually paid or retained in the Incentive Management Reserve under the New Management Agreement with respect to incentive management fees,
(9) certain amounts determined by the Board of Members of Jamboree LLC and retained in a reserve to pay projected debt service shortfalls in the future and
(10) reasonable amounts actually paid in connection with litigation to which Jamboree LLC is a party. Under the Class A Indenture, at the option of each holder, Excess Cash will be applied to the purchase of such holder's Class A Note as set forth more fully below.

                    No later than 120 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 1997, Jamboree LLC shall, at the option of each holder, purchase the maximum principal amount of the Class A Notes (in integral multiples of $1,000), that may be purchased with 100% of the Excess Cash Flow Amount for such Fiscal Year, at a purchase price in cash equal to 100% of the principal amount of such Class A Notes plus accrued and unpaid interest thereon to the date of purchase.

                    Within 90 days after the occurrence of a Triggering Event, at the option of each holder of Class A Notes, Jamboree LLC shall purchase all of the outstanding Class A Notes, at a purchase price in cash equal to 100% of the principal amount of all outstanding Class A Notes plus accrued and unpaid interest to the date of purchase. A Triggering Event, as defined in the Class A Indenture, will be deemed to have occurred upon (1) the sale, transfer, conveyance or hypothecation of the Property or Improvements, or any material portion of the Property or Improvements or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a material portion of the Property or Improvements or, except in the ordinary course of business, the lease of all or substantially all of the Property or Improvements, in one or in a series of transactions, to any "person" or

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

"group" (as such terms are used in or defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (2) an event or series of events (whether a stock purchase, merger, consolidation or other business combination or otherwise) as a result of which (a) the REIT owns less than 51% of the combined voting power of the then outstanding securities of Jamboree LLC ordinarily (and apart from rights accruing after the happening of a contingency) having the right to vote in the election of members of Jamboree LLC or to control Jamboree LLC's actions with respect to the property subject to the lien of the deed of trust with respect to the Class A Notes, or (b) Jamboree LLC's existence ceases or (iii) the aggregation of Excess Loss Proceeds in excess of $8 million.

                    COVENANTS.

                         INVESTMENTS.  Jamboree LLC will not be permitted
directly or indirectly, to make any Investment from and after the Effective Date except Investments approved by the Board of Members of Jamboree LLC of cash in certain permitted investments consisting of government and certain other liquid securities. As defined in the Class A Indenture, Investments means any advance, loan, extension of credit or capital contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or interest in, any person, any purchase of any interest in real estate, any commitment or other obligation, whether contingent or absolute, to do any of the foregoing, which commitment or other obligation does not constitute a Contingent Obligation. Capital Expenditures will not be deemed to constitute Investments.

                         LIENS.  Jamboree LLC will not be permitted to create or
suffer to exist any Lien upon or with respect to any of its properties, whether owned by Jamboree LLC as at the Effective Date or acquired later, or assign any right to receive income, except as expressly provided in the Class A Indenture. The Class A Indenture permits liens directly or indirectly created in favor of the Class A Trustee or the Collateral Agent for the benefit of the holders of the Class A Notes under the Class A Indenture, the Plan and the Collateral Documents; certain liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar persons incurred by Jamboree LLC in the ordinary course of business which secure its obligations to such person; certain liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; zoning restrictions, easements, encroachments, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto that do not cause, individually or in the aggregate, a Material Adverse Effect; Existing Encumbrances (as defined in the deed of trust securing the Class A Notes), including, without limitation, liens in favor of the holders of the Class B Notes and any renewal, extension or refunding of the Indebtedness represented by the Class B Notes; leases of space in the Property (and related agreements and instruments) entered into in the ordinary course of business; UCC-1 financing statements filed with respect to tenant-owned fixtures and tenant-owned improvements; and certain liens on assets acquired with certain Permitted Indebtedness.

                         INDEBTEDNESS.  Jamboree LLC will not be permitted under
the Class A Indenture, directly or indirectly, to incur, create, assume or suffer to exist or otherwise in any manner become or remain liable with respect to any Indebtedness except Indebtedness represented by the Class A Notes and the Class B Notes; Contingent Obligations constituting endorsements for collection or deposit in the ordinary course of business of Jamboree LLC; current liabilities in respect of (i) covenants, conditions and restrictions constituting a lien permitted under the Class A Indenture; (ii) taxes, assessments and governmental charges or levies incurred, or (iii) claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business; Indebtedness arising under any performance bond reimbursement obligation entered into in the ordinary course of business of Jamboree LLC; unimpaired indemnification claims under the limited liability company agreement of Jamboree LLC; certain Indebtedness incurred to finance the purchase price of property; and certain other unsecured Indebtedness as specified in the Class A Indenture.

                         LEASE OBLIGATIONS.  Jamboree LLC will not be permitted
under the Class A Indenture to create or suffer to exist any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or for the rental or hire of real or personal property of any kind under other leases or agreements to lease having an original term of one year or more that would cause the direct or contingent liabilities of Jamboree LLC in respect of all such obligations to be increased by more than $250,000 payable in any period of 12 consecutive months over the amount existing on the Effective Date. Jamboree LLC is forbidden under the Class A Indenture to become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a capitalized lease, of any property, whether owned as at the Effective Date or acquired thereafter, that Jamboree LLC has sold or transferred as of the Effective Date or thereafter.

                         RESTRICTED PAYMENTS.  Jamboree LLC will not be
permitted to (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of or in respect of any of its limited liability company interests, beneficial interests, whether voting or non-voting, or any preferred interests which may be issued by Jamboree LLC except REIT Required Dividends; provided however that Jamboree LLC in no event may declare or make any such dividend payment or other distribution (other than a REIT Required Dividends) if a Default or Event of Default has occurred and is continuing or (b) purchase, redeem or otherwise acquire for value any such interests, whether outstanding on the Effective Date or later issued and outstanding.

                         TRANSACTIONS WITH AFFILIATES.  Under the Class A
Indenture, Jamboree LLC will not be permitted to: (a) make any Investment in an Affiliate of Jamboree LLC; (b) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate of Jamboree LLC; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of Jamboree LLC; (d) repay any Indebtedness to any Affiliate of Jamboree LLC (except under existing retirement or deferred compensation plans); or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of Jamboree LLC (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (1) transactions in the ordinary course of business, set forth in writing, on a basis no less favorable to Jamboree LLC than would be obtained in a comparable arm's length transaction with a person that is not an Affiliate of Jamboree LLC; PROVIDED that any transaction or series of related transactions pursuant to which Jamboree LLC or an Affiliate of Jamboree LLC will receive or render value exceeding $100,000, will not be permitted unless, prior to consummation thereof, Jamboree LLC has received an opinion of an independent financial advisor, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to Jamboree LLC, (2) certain salaries and other employee compensation and benefits to officers of Jamboree LLC or its members (3) out-of-pocket expenses of Jamboree LLC and its members with respect to operations of Jamboree LLC and (4) any transaction required or otherwise permitted by the Plan or the Class A Indenture or the New Management Agreement.

                         NEW SUBSIDIARIES.  Under the Class A Indenture,
Jamboree LLC will not be permitted to incorporate or otherwise organize any Subsidiary after the Effective Date.

                         RESERVE ACCOUNTS.  Jamboree LLC may, from time to time
and at any time except during the continuation of an Event of Default, withdraw amounts from the Operating Disbursement Account (as defined in the New Management Agreement), the Approved Reserves and all other reserves or accounts created in accordance with the New Management Agreement to pay the costs and expenses for which such reserves and accounts were created. Jamboree LLC will not be permitted to make any such withdrawals during the continuance of an Event of Default without the written consent of the Class A Trustee. To the extent that amounts then available from cash flow from operations of Jamboree LLC, amounts in the Operating Disbursements Account, the Approved Reserves and all other reserves or accounts created in accordance with the New Management Agreement are not sufficient to pay such costs, Jamboree LLC will be permitted to withdraw funds from the Existing Reserve Account except during the continuance of an Event of Default to pay the costs of tenant improvements, REIT Required Dividends, Debt Service, Capital Expenditures required to comply with law and Capital Expenditures reasonably necessary (as reasonably determined by the Board of Members of Jamboree LLC) to maintain the Property.

                         EVENT OF LOSS.  Promptly after any Event of Loss (as
defined herein) with respect to collateral for the Class A Notes with a fair market value (or replacement cost, if greater) equal to or less than $1,000,000, Jamboree LLC is required to apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Property. Promptly after any Event of Loss with respect to collateral for the Class A Notes with a fair market value (or replacement cost if greater) in excess of $1,000,000, Jamboree LLC is required to, subject to certain conditions, apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Property. As defined in the Class A Indenture, Event of Loss means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset;
(B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
(C) any settlement in lieu of clause (B) above.

                         MERGER AND CONSOLIDATION.  Under the Class A Indenture,
Jamboree LLC may not consolidate or merge with or into (whether or not Jamboree LLC is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person (other than the REIT) unless, among other conditions, (a) Jamboree LLC is the surviving entity, or the person formed by or surviving any such consolidation or merger (if other than Jamboree
LLC) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the person formed by or surviving any such consolidation or merger (if other than Jamboree LLC), or the person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, assumes, pursuant to a supplemental indenture and appropriate collateral documents in forms reasonably satisfactory to the Class A Trustee, all of the obligations of Jamboree LLC under the operative documents with respect to the Class A Notes, (c) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists, (d) Jamboree LLC or the person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made after giving pro forma effect thereto as of the end of the most recently completed fiscal quarter has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Jamboree LLC immediately preceding the transaction and (e) Jamboree LLC shall have delivered to the Class A Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Class A Indenture.

                         OTHER COVENANTS.  The Class A Indenture will also
contain covenants requiring Jamboree LLC to maintain certain insurance on its properties, pay taxes, provide certain financial information to the holders of the Class A Notes, provide certain indemnities and subrogation take certain actions to preserve its business and goodwill, not become an investment company and forego the benefit of stay, extension and usury laws.

                    EVENTS OF DEFAULT AND REMEDIES. The Class A Indenture will define an Event of Default to have occurred whenever, among other things, Jamboree LLC fails to make any payment in respect of principal of or premium on the Class A Notes when the same becomes due and payable and such failure continues for a period of 5 Business Days after the due date of such payment, or fail to make any payment when due of interest on the Class A Notes and such failure continues for a period of 10 days after the due date of such payment; or certain statements made in this Disclosure Statement or the Collateral Documents prove to contain any untrue statement of a material fact or omit to state a material fact; or Jamboree
LLC fails to perform or observe certain terms, covenants or agreements contained in the Class A Indenture, the Plan or the Collateral Documents, subject, in certain instances to a 30 day cure period; or Jamboree LLC fails, after any applicable grace period, to pay any principal of or premium, if any, or interest on the Class B Senior Subordinated Secured Notes or any of its other Indebtedness, in an amount exceeding $200,000 (excluding the Class
A Notes), when the same becomes due and payable; or any other event occurs or condition exists under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or certain events of bankruptcy, insolvency or reorganization occur with respect to Jamboree
LLC; or any final judgment or order for the payment of money in excess of $100,000 amount is rendered against Jamboree LLC and either enforcement proceedings have been commenced by any creditor upon such judgment or order or 30 consecutive days shall have passed without a stay of such judgment or order; or the Class A Indenture or the Collateral Documents, for any reason, cease to create a valid first priority lien (except for liens expressly permitted to be senior to the New Deed of Trust in the Class A Indenture and the Collateral Documents) on collateral with respect to the Class A Notes having a value in excess of $100,000; or Jamboree LLC fails to pay any Imposition prior to delinquency or, if Jamboree LLC is prohibited by law from paying such Imposition, Jamboree LLC fails to pay such Imposition within 180 days of Jamboree LLC's receipt of notice of such prohibition; or Jamboree LLC shall fail to perform its obligations under the Plan.

                    ACCELERATION. If an Event of Default (other than a bankruptcy Event of Default) occurs and is continuing, the Class A Trustee by notice to Jamboree LLC may, or upon written notice from the holders of not less than 25% in principal amount of the Class A Notes outstanding on the date of determination must, or such holders by written notice to Jamboree LLC and the Class A Trustee may, declare all the Class A Notes to be due and payable immediately and upon such declaration, the principal of, premium, if any, and interest on the Class A Notes will be due and payable immediately. If a bankruptcy Event of Default occurs, such an amount will be immediately due and payable without any declaration or other act on the part of the Class A Trustee or any holder of Class A Notes. Holders of not less than 25% in principal amount of the Class A Notes outstanding on the date of determination, by written notice to the Class A Trustee, may on behalf of all of the holders of the Class A Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The holders of not less than 25% in principal amount of the Class A Notes outstanding on the date of determination by written notice to the Class A Trustee may on behalf of the holders of all of the Class A Notes waive an existing Default or Event of Default and its consequences under the Class A Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest.

                    AMENDMENT, SUPPLEMENT AND WAIVER. Under the Class A Indenture, Jamboree LLC and the Class A Trustee may amend or supplement the Class A Indenture, the Class A Notes and any other operative document under the Class A Indenture without the consent of any holder of Class A Notes to cure any ambiguity, defect or inconsistency; provide for uncertificated Class A Notes in addition to or in place of certificated Class A Notes; provide for (i) the assumption of Jamboree LLC's obligations to the holders of the Class A Notes in the case of a merger or consolidation, and (ii) certain amendments to the Collateral Documents expressly called for therein; to execute and deliver any documents necessary or appropriate to release liens on any collateral with respect to the Class A Indenture as permitted by the Class A Indenture; to make any change that would provide any additional rights or benefits to the holders of the Class A Notes or that does not materially adversely affect the legal rights under the Class A Indenture of any holder of the Class A Notes; to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Class A Indenture under the Trust Indenture Act of 1939, as amended; or to evidence or effect the pledge of additional or substitute collateral with respect to the Class A Indenture.

                    Under the Class A Indenture, Jamboree LLC and the Class A Trustee may amend or supplement the Class A Indenture, the Class A Notes, or any amended or supplemental Indenture with the written consent of holders of not less than 51% in principal amount of the Class A Notes ("Required Holders") and, subject to the rights of holders of the Class A Notes to receive payment of principal of and interest on the Class A Notes, any existing Default or Event of Default and its consequences or compliance with any provision of the Class A Indenture or the Class A Notes may be waived with the consent of the holders of not less than 25% in principal amount of the Class A Notes outstanding on the date of determination. Jamboree LLC and the Class A Trustee may, with the consent of holders of not less than 66 2/3% in principal amount of each of the Class A Notes and the Class B Notes, respectively, outstanding on the date of determination, directly or indirectly release liens on all or substantially all of the collateral with respect to the Class A Indenture except in connection with a Triggering Event. Jamboree LLC and the Class A Trustee may, with the consent of holders of the principal amount of the Class A Notes whose holders must consent to an amendment, supplement or waiver, reduce such principal amount with respect to such amendment, supplement or waiver.

                    Without the consent of each holder of the Class Notes affected, however, an amendment or waiver may not (with respect to any Class A Notes held by a nonconsenting holder of the Class A Notes): reduce the principal of or change the fixed maturity of any Class A Note or reduce the redemption price of the Class A Notes; reduce the rate of or change the time for payment of interest on any Class A Note; waive a Default or Event of Default in the payment of principal of or interest on the Class A Notes (except a rescission of acceleration of the Class A Notes by the Required Holders and a waiver of the payment default that resulted from such acceleration); make any Class A Note payable in money other than that stated in the Class A Notes; make any change in certain sections of the Class A Indenture with respect to amendments and payments of principal and interest; or waive a redemption payment with respect to any Class A Note.

                    DEFEASANCE OF THE CLASS A INDENTURE. Jamboree LLC will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes when Jamboree LLC irrevocably deposits with the Class A Trustee cash or non-callable governmental securities sufficient to pay and discharge the Class A Notes, Jamboree LLC has delivered to the Class A Trustee an opinion of counsel confirming that the holders of the outstanding Class A Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance of the Class A Notes had not occurred and Jamboree LLC meets certain other conditions set forth in the Class A Indenture.

                    RELEASE OF COLLATERAL. No Collateral will be released from the lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents or the Class A Indenture without the prior written consent of the Class A Trustee and the Required Holders.

                    2.   NEW CLASS B SENIOR SUBORDINATED SECURED NOTES.

                    The Class B Notes will be issued pursuant an indenture between Jamboree LLC and Fleet National Bank, as trustee (the "Class B Trustee"). The terms of the New Class B Senior Subordinated Secured Note Indenture (the "Class B Indenture" substantially in the form of Exhibit D to the Plan) are substantially identical to the terms of the Class A Indenture. Differences between the Class B Indenture and the Class A Indenture include differences in maturity, interest, amortization and principal amount. Also, the Class B Notes will be subordinated to the Class A Notes.

                    GENERAL. The Class B Notes represent senior subordinated secured obligations of Jamboree LLC. The Class B Notes will be in an aggregate principal amount of $20,000,000.

                    MATURITY, INTEREST AND PRINCIPAL. The Class B Notes will mature on March 27, 2002. Interest will accrue on the Class B Notes at a fixed rate equal to 3.00% above the interest rate on United States Treasury Bonds or Notes with a maturity closest to the maturity of the Class B Notes on the Effective Date. Interest on the Class B Notes is payable monthly in arrears on the first day of each month, commencing on the first such date after the Effective Date. Interest is computed on the basis of a 360-day year of twelve 30-day months. Interest only will be payable monthly in arrears until March 27, 2000; thereafter interest and principal will be payable monthly in arrears with principal amortized on a straight-line basis, based on a 25-year amortization. Interest will be payable, at the option of Jamboree LLC, in Class B Notes until March 27, 2001.

                    SUBORDINATION. The Class B Notes are subordinated in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness (as defined in the Class B Indenture) when due. Senior Indebtedness is defined in the Class B Indenture as (x) all Obligations (as defined in the Class B Indenture) of Jamboree LLC existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings and any excess interest due as a result of an event of default under the Senior Indebtedness) and premiums on, any Indebtedness of Jamboree LLC with respect to the New Class A Senior Secured Notes and the other operative documents with respect to the New Class A Senior Subordinated Notes, whether outstanding on the date of the Class B Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Jamboree LLC and (y) all amounts paid to the holders of Senior Indebtedness or their representative under any payment that is rescinded or otherwise required to be restored by such holders of Senior Indebtedness, whether as a result of any proceedings in bankruptcy, reorganization or otherwise.

                    No direct or indirect payment generally will be permitted to be made by or on behalf of Jamboree LLC under the Class B Notes or any other operative document with respect to such notes, or to acquire any Class B Notes for cash, securities or other property, by set-off or otherwise, or to redeem, retire, purchase, deposit moneys for defeasance of or to acquire any Class B Notes, and no action will be permitted to be taken to accelerate or to enforce the Class B Notes, and Jamboree LLC will not be permitted to segregate and hold separate for the benefit of the holders of the Class B Senior Subordinated Secured Notes any money for such payment or distribution, if (i) any of the New Senior Indebtedness is not paid in cash when due or defeased or (ii) any other default on the Senior Indebtedness occurs, unless, in either case, (x) the default has been cured or waived or (y) such Senior Indebtedness as is then due has been paid in full in cash or defeased. Jamboree LLC may, however, make any such direct or indirect payment or take such other action under the Class B Notes or any other operative document with respect to such notes without regard to the foregoing if Jamboree LLC and the Class B Trustee receive prior written consent of all of the holders of the Senior Indebtedness. Also, the holders of the Class B Notes may receive shares of stock and debt securities that are subordinated to the Senior Indebtedness to at least the same extent as the Class B Notes are subordinate to the Senior Indebtedness and pursuant to the same or more stringent terms. In the event that Jamboree LLC makes any payment to the Class B Trustee pursuant to the Class B Notes after defeasance of the Senior Indebtedness but prior to a date that is 100 days after such defeasance ("Preference Expiration Date"), such payment shall be held by the Class B Trustee, in trust for the benefit of the holders of the Senior Indebtedness and such payment shall promptly be paid over to such holders or their representatives upon the filing of a petition in bankruptcy or, if no such petition is filed prior to the Preference Expiration Date, such payment shall be released to the benefit of the holders of the New Class B Senior Subordinate Secured Notes; Jamboree LLC, however, will not be permitted to make any payment to the holders of the Class B Notes after the Senior Indebtedness is defeased and prior to the Preference Expiration Date.

                    3.   SECURITY FOR THE NEW NOTES.

                    The payment of the principal and interest on the New Notes will be secured by substantially all the property of Jamboree LLC pursuant to the Collateral Documents described below. IBJ Schroder Bank &

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

Trust Company will act as Collateral Agent under those Collateral Documents. The Collateral Documents include the following:

                    a. Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "New Deed of Trust") attached as Exhibit B to the Class A Indenture and as Exhibit G to the Plan to be executed by Jamboree LLC to IBJ Schroder Bank & Trust Company, as collateral agent (the "Collateral Agent") for the benefit of the holders of the New Notes, securing the payment in full of all amounts created and evidenced by the New Notes and the performance of all obligations under the Collateral Documents. The New Deed of Trust will encumber the Property and all fixtures and personal property located on it. The New Deed of Trust will have the same priority as the Existing Deed of Trust and will be subject to "Existing Encumbrances." Existing Encumbrances will include all valid liens and encumbrances that were of record on the date the Existing Deed of Trust was recorded.

                    b. Security Agreement attached as Exhibit G to the Class A Indenture to be executed by Jamboree LLC and the Collateral Agent, for the benefit of holders of the New Notes, securing the payment in full of all amounts created and evidenced by the New Notes and the performance of all obligations under the Collateral Documents. The Security Agreement will grant a first priority security interest in all personal property of Jamboree LLC and the security interest granted thereunder will be perfected with the filing of a UCC-1 Financing Statement with the California Secretary of State's office.

                    c. Amended and Restated Assignment of Rents, Leases, Income and Profits attached to as Exhibit C to the Class A Indenture whereby Jamboree LLC will assign all leases affecting the Property, and all rents and income derived from them, to the Collateral Agent, for the benefit of the holders of the New Notes. The holders of the New Notes will grant Jamboree LLC a license to continue collecting rents so long as no Event of Default has occurred. Upon an Event of Default, the holders of the New Notes will have the right to revoke such license and collect the rents.

                    d. Pledge and Security Agreement attached as Exhibit E to the Class A Indenture to be executed by Reorganized CWOP to Collateral Agent for the benefit of the holders of the New Notes. Reorganized CWOP will pledge its Jamboree LLC Units as security for the payment in full of all amounts created and evidenced by the New Notes and the performance of all obligations under the Collateral Documents.

                    e. Collateral Agency Agreement attached as Exhibit I to the Class A Indenture to be executed by and between Jamboree LLC, the Collateral Agent and Fleet Financial Group, Inc., appointing the Collateral Agent as collateral agent for the holders of the New Notes under the Class A Indenture and the Class B Indenture and the Collateral Documents and setting forth the rights and obligations of the Collateral Agent in such capacity.

                    f. Assignment of Deed of Trust, Financing Statement and Security Agreement (with Assignment of Rents and Leases) to be executed by the Servicing Agent or CWOP Note Administrator L.L.C., assigning all of its right, title and interest under the Existing Deed of Trust and the existing Assignment of Rents and Leases to the Collateral Agent.

                    g. Assignment of Contracts attached as Exhibit D to the Class A Indenture to be executed by CWOP, assigning all of its right, title and interest under various agreements affecting the Property to Jamboree LLC.

                    h. Reserve Account Agreement attached as Exhibit F to the Class A Indenture to be executed by and between Jamboree LLC, the Collateral Agent and a third party depositary, establishing a reserve account and setting forth the type of investments permitted to be made by Jamboree LLC from such reserve account.

                    4.   NEW NOTES REGISTRATION RIGHTS AGREEMENTS.

                    Because such entities may be considered "underwriters" and therefore not entitled to an exemption for the resale of the New Notes (see
Section VIII.B), certain named persons, and any person or entity that receives or is the transferee from the named persons of 10% or more of the aggregate face amount of the New Notes (with respect to each type of Note) distributed under the Plan and any such person's affiliates (the "Restricted Note Holders") will receive the benefit of registration rights agreements (the "New Notes Registration Rights Agreements"). The New Class A Registration Rights Agreement is substantially in the form of Exhibit J to the Plan, and the New Class B Registration Rights Agreement is substantially in the form of Exhibit K to the Pleadings. The New Notes Registration Rights Agreements will provide, among other things, and subject to the conditions provided therein, that (a) any Restricted Note Holder, with the written consent of the Restricted Holders of at least 40% of then unregistered Class A Notes or Class B Notes, as the case may be, held by Restricted Note Holders of such notes, respectively, that have not then been registered or become eligible for sale under SEC Rule 144, may serve a request on Jamboree LLC requesting it to prepare a registration statement for the Class A Notes or Class B Notes, as the case may be, and to use its best efforts to cause such registration statement for such notes to become effective within 90 days (or 180 days if it is the first registration) of the date of the demand notice and (b) if, after the Effective Date, Jamboree LLC proposes to register (with certain exceptions), Restricted Note Holders will be able to include their Class A Notes or Class B Notes in such registration, subject to certain limitations, in the event that Jamboree LLC's underwriter advises it that the inclusion of such Notes in an underwritten public offering is impracticable. The rights of the Restricted Note Holders under the New Notes Registration Rights Agreements will be subject to customary provisions regarding share limitations, suspension of registration rights, payment of expenses and indemnification. In addition, the New Notes Registration Rights Agreements will provide blackout periods with respect to certain registrations made under the New Equity Registration Rights Agreement, and, with respect to the New Class B Notes Registration Rights Agreement, under the New Class A Notes Registration Rights Agreement.

               E.   PROPERTY APPRECIATION RIGHTS AND EXCHANGE RIGHT.

                    The New Property Appreciation and Exchange Rights Agreement, substantially in the form of Exhibit F to the Plan, provides for the issuance of the New Property Appreciation Rights to Reorganized CWOP and provides for the exchange of Reorganized CWOP's Jamboree LLC Units for Jamboree Office REIT Shares. The New Property Appreciation Rights will be exercisable at any time until the earlier of (i) the close of business on March 27, 2002, and (ii) any change in control of Jamboree Office REIT occurring after March 27, 2000; provided that the Reorganized CWOP may not exchange its Jamboree LLC Units for Jamboree Office REIT Shares for one year after the Effective Date except in certain circumstances.

                    In general, the New Tranche A Property Appreciation Right grants Reorganized CWOP the right to exchange each of its Jamboree LLC Units for one Jamboree Office REIT Share.

                    The New Tranche B Property Appreciation Right grants to Reorganized CWOP a right to purchase for $10,888,888.89 a number of Jamboree Office REIT Shares (the "Tranche B Shares") representing 10% (subject to dilution) of the equity value of Jamboree LLC or, at the option of Jamboree Office REIT, to receive a net cash payment equal to the difference between the then current market value of the Tranche B Shares (assuming the exercise of all such rights and all other rights under the New Property Appreciation and Exchange Rights Agreement concurrently exercised) and such exercise price. The New Tranche B Property Appreciation Right is exercisable at any time during the exercise period described above that the fair market value of the outstanding Jamboree Office REIT Shares equals or exceeds a dollar amount that, when divided by Jamboree Office REIT's percentage equity interest in Jamboree LLC, equals $98 million.

                    In addition, the New Tranche C Property Appreciation Right grants to Reorganized CWOP a right to purchase for $152,777,777.78 a number of Jamboree Office REIT Shares (the "Tranche C Shares") representing 55% (subject to dilution) of the equity value of Jamboree LLC or, at the option of Jamboree Office REIT, to receive a net cash payment equal to the difference between the then current market value of the Tranche C Shares (assuming the exercise of all such rights and all other rights under the New Property Appreciation and Exchange Rights Agreement concurrently exercised) and such exercise price. The New Tranche C Property Appreciation Right is exercisable at any time during the exercise period described above that the fair market value of the outstanding Jamboree Office REIT Shares equals or exceeds a dollar amount that, when divided by Jamboree Office REIT's percentage equity interest in Jamboree LLC, equals $125 million.

                    Reorganized CWOP may elect to exercise either of the New Tranche B and Tranche C Property Appreciation Rights on a net issue or "cashless basis" by surrendering a portion of the Tranche B Shares or Tranche C Shares, as the case may be, in payment of the applicable exercise price. In any event, the amount of the payment to be made or shares issued on account of the New Property Appreciation Rights will be adjusted upon the occurrence of certain events at set forth in the New Property Appreciation and Exchange Rights Agreement and will be determined on a fully diluted basis giving effect to the exercise of rights under the New Property Appreciation and Exchange Rights Agreement, whichever one or more has been exercised at such time, and such other outstanding options, warrants or other rights to purchase Jamboree Office REIT shares as deemed appropriate by the appraiser.

                    To determine the fair market value of the Jamboree Office REIT Shares for the purpose of the New Property Appreciation Rights, Jamboree Office REIT will obtain an appraisal. If Reorganized CWOP disputes the appraisal obtained by Jamboree Office REIT, it may obtain a second appraisal.
If the appraisals differ by less than 10%, then the value will be deemed to be the average of the two determinations. If the appraisals differ by 10% or more, then the two appraisers will select an appraiser to perform a third appraisal, and the value will be deemed to be the value that constitutes the mid-point of the range between the two determinations that are closest in amount.

                    If, after Reorganized CWOP exercises a Property Appreciation Right, Jamboree Office REIT elects to declare a dividend of any cash paid upon the exercise of the New Property Appreciation Rights, then the dividend will be distributed to shareholders of Jamboree Office REIT based on their ownership interests after giving effect to the exercise of the applicable right. In the event that Reorganized CWOP has not exercised the New Tranche A Property Appreciation Right at the time of exercise of the New Tranche B or the New Tranche C Property Appreciation Right, the exercise price for the shares will be reduced by 10%.

                    Each of the Property Appreciation Rights must be exercised in whole by Reorganized CWOP. Reorganized CWOP's rights under the New Property Appreciation and Exchange Rights Agreement are nontransferable except to an affiliate of the Debtor. The Jamboree Office REIT Shares received by Reorganized CWOP upon exchange or exercise of the New Property Appreciation Rights will be "Registerable Securities" under the New Equity Registration Rights Agreement.

               F.   FUTURE OPERATIONS, NEW MANAGEMENT AGREEMENT.

                    After the Effective Date, Jamboree LLC will retain WCM to lease existing vacant space in the Property, as well as to re-lease space that currently is leased but will become vacant prior to the maturity of the New Notes. Jamboree LLC will continue to operate and manage the Property in a manner similar to that in which it currently is operated and managed, and to maintain the Property in a condition consistent with other Class A office buildings in the Irvine area.

                    The Property will be managed and leased by pursuant to the New Management and Leasing Agreement (the "New Management Agreement") to be entered into as of the Effective Date by and between Jamboree LLC and WCM and substantially in the form of Exhibit I to the Plan. WCM is 99% owned by WCI and had contracted with CWOP prior to the Reorganization Case to manage the Property pursuant to an agreement similar to the New Management Agreement. (WCM subsequently assigned its duties under the prior management agreement to its affiliate, Winthrop Management. Section III.A.4) Unless terminated earlier for cause by Jamboree LLC or WCM, the New Management Agreement will expire by its terms on the earlier of the fifth anniversary of the Petition Date or the sale of the Property.

                    The New Management Agreement will require WCM to manage and lease the Property in accordance with annual operating and capital expense budgets submitted to and approved by Jamboree LLC (collectively, the "Approved Budgets"). The costs of managing and leasing the Property that are identified in the Approved Budgets will be paid from an operating account maintained by WCM for Jamboree LLC. The Approved Budgets will describe expenses for, among other things, the on-site personnel required to manage the Property, the necessary repairs and maintenance of the Property and its appurtenances and the anticipated improvements to the Property. The New Management Agreement will also require WCM to, among other things, supervise construction activities undertaken at the Property, prepare and maintain certain financial records and reports related to the Property and its management, maintain specified levels of insurance coverage related to the performance of WCM's duties and seek and obtain Jamboree LLC's prior consent to any third-party leases not meeting certain predetermined criteria set forth in the New Management Agreement.

                    As set forth in more detail below, in consideration of the performance of its duties under the New Management Agreement, WCM will receive (a) a management fee equal to the sum of two percent (2%) of the Gross Revenues (as defined in the New Management Agreement) generated by the operation of the Property; (b) certain incentive fees based on reductions it is able to achieve, if any, in certain operating and other expenses; and (c) leasing commission payments, consistent with prevailing market rates, for all third-party leases it procures for the Property.

                    The following is a summary of the economic differences between the New Management Agreement, and the agreement between WCM and CWOP for the management and leasing of the Property prior to the commencement of the case (the "Prior Agreement").

                    MANAGEMENT FEE: Under the Prior Agreement, WCM was entitled to a management fee equal to the sum of a) 5% of gross revenues attributable to the Fluor lease, plus b) out of pocket and on-site personnel costs as are payable as management reimbursement under the Fluor lease, plus
c) 4% of gross revenue attributable to space released from the Fluor lease, plus d) other out of pocket and on-site personnel costs more fully described in the Prior Agreement. Under the New Management Agreement, WCM is entitled to a) a base management fee equal to 2% of gross revenues generated by the Property, plus b) an incentive fee equal to 50% of the positive difference (if any) between actual Operating Expenses for calendar year 1996 and actual Operating Expenses incurred in any subsequent calendar year; provided that in no event may the incentive fee exceed 2% of gross revenues generated by the Property during the year in question. "Operating Expenses include all of the items on the 1996 audited financial statements (see Exhibit 2) other than management fees, real estate taxes and nonrecurring expenses in the amount of $649,402. A schedule setting forth the calculation of the 1996 Operating Expenses will be attached as Schedule 6 to the New Management Agreement.

                    REIMBURSEMENTS: Under the Prior Agreement, WCM was not entitled to reimbursement for the costs of general accounting and reporting services. Under the New Management Agreement, WCM is entitled to reimbursement for the costs of such services, provided the services are performed by on-site personnel and only to the extent such costs may be passed through to tenants. For 1997, WCM believes approximately $70,000 will be passed through to tenants for the onsite accountant. Under the New Management Agreement, WCM is entitled to reimbursement for the costs and expenses of any accountant retained in connection with Jamboree LLC's dispute of WCM's calculation of its incentive fee. There was no provision for the retention of such an accountant in the Prior Agreement.

                    LEASING COMMISSIONS: Under the Prior Agreement, WCM was entitled to a leasing commission at market rates as agreed by WCM and CWOP from time to time. For each lease for which no other broker was a procuring cause, WCM was entitled to 100% of such commission. If another broker was a procuring cause, WCM was entitled to 50% of such commission. Under the New Management Agreement, WCM is entitled to a leasing commission calculated in accordance with a leasing commission (Schedule 2) attached to the agreement. The percentage of such commission to which WCM is entitled depending on the involvement of other brokers is identical to the Prior Agreement.

                    CONSTRUCTION SERVICES FEE: Under the Prior Agreement, WCM was entitled to a construction management fee equal to 10% of all soft and hard costs of any work performed to prepare tenant space for occupancy. Under the New Management Agreement, there is no construction management fee.

                    SUBORDINATION OF FEE: Under the Prior Agreement, WCM was required to use revenue from the Property to pay, in full, amounts due all third party creditors of Property prior to paying any amounts due WCM. Under the New Management Agreement, WCM is entitled to use such revenue to pay such amounts due creditors and amounts due WCM on a pro rata basis.

                    AUDIT: Under the Prior Agreement, if an audit by CWOP of the books, records and files which WCM maintained for CWOP revealed an error or discrepancy of more than $200,000, WCM was required to pay the first $10,000 of the cost of the audit. Under the New Management Agreement, if any such audit reveals error or discrepancies in excess of 4% of the amount audited, WCM is required to pay the entire cost of the audit.

                    LEASING PARAMETERS: Under the Prior Agreement, all leases were subject to CWOP's approval prior to submission to a proposed tenant for execution. In addition, WCM was required to notify CWOP of all leasing meetings, discussions and negotiations to allow for CWOP's participation in such meetings. Under the New Management Agreement, WCM is required to use a standard lease, the form of which will be attached to the agreement and may, without the prior approval of Jamboree LLC, execute, on behalf of Jamboree LLC, the following leases (or amendments and renewals thereof):

                    1) leases covering 5,000 square feet or less that are reasonably consistent with then current market terms. If any such lease provides for tenant improvements in a certain dollar amount per foot (subject to increase as set forth in the agreement), it must have a term in excess of 3 years; and

                    2) leases covering more than 5,000 square feet but less than 25,000 on terms within the leasing parameters set forth on Schedule 1 attached to the agreement.

                    All other leases are subject to Jamboree LLC's approval prior to execution by WCM on behalf of Jamboree LLC.

                    The New Management Agreement will contain the following Exhibits and Schedules: Exhibit A - the legal description of the Property; Exhibit B - the form of Approved Budget; Exhibit C - the form of monthly reports; Exhibit D - a form of Statement of Income and Expenses and Balance Sheet; Exhibit E - the

Standard Lease; Schedule 1 - a schedule of pre-approved leasing parameters;
Schedule 2 - a schedule of leasing commissions; Schedule 3 -schedule of existing contracts with affiliates; Schedule 4 - the owner's Designated Representatives; and Schedule 5 - a summary of pre-reorganization insurance coverage; Schedule 6 - operating expense calculation. The Exhibits and Schedules that are not attached will be completed prior to execution of the New Management Agreement. Schedule 1 (pre-approved leasing parameters) and Exhibit E (form of standard lease) will be provided to the Successor Servicing Agreement but not filed with the Court because of the confidential and competitively sensitive nature of the information contained in those documents.

               G.   REORGANIZED CWOP.

                    After the Effective Date, the sole assets of Reorganized CWOP will be an initial 10% of the Jamboree LLC Units and its rights under the New Property Appreciation and Exchange Rights Agreement. The CWOP Partnership Agreement will be amended by a fourth amendment, which is attached to the Plan as Exhibit E (as amended, the "New CWOP Partnership Agreement"). The fourth amendment amends the CWOP partnership agreement to take into account the fact that CWOP no longer owns the Property and to add certain provisions designed to specially allocate the burden of any Excess Shares designation resulting from a violation of the ownership limitations for Jamboree Office REIT to the person whose holding causes such designation.

                    The fourth amendment assumes that Crow has been converted to a limited partner in accordance with the terms of Section 4.1(f) of the existing CWOP partnership agreement, and that a third amendment has been executed to document that conversion. If for any reason the proposed third amendment is not executed prior to the Effective Date, the fourth amendment will be renumbered and modified accordingly. Neither the fourth amendment nor the Plan have the effect of converting Crow to a limited partner or CWOP to a limited partnership.

VII.           CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

               A.   INTRODUCTION.

                    The implementation of the Plan may have federal, state and local tax consequences to CWOP and CWOP's creditors and partners. No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan. This Disclosure Statement does not constitute and is not intended to constitute either a tax opinion or tax advice to any person, and the summary contained herein is provided for informational purposes only.

                    The discussion below summarizes only certain of the federal income tax consequences associated with the Plan's implementation. This discussion does not attempt to comment on all aspects of the federal income tax consequences associated with the Plan, nor does it attempt to consider various facts or limitations applicable to any particular creditor or partner that may modify or alter the consequences described herein. This discussion does not address state, local or foreign tax consequences or the consequences of any federal tax other than the federal income tax.

                    The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the regulations promulgated thereunder, existing judicial decisions and administrative rulings. In light of the numerous recent amendments to the Internal Revenue Code, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming that would affect the accuracy of the discussion below. Any such changes could be material and could be retroactive with respect to transactions entered into or completed prior to the enactment or promulgation thereof. The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.

                    Tax legislation has been introduced in Congress which, if enacted, would fundamentally alter the basic scheme of federal taxation by replacing the federal income tax with a national retail sales tax or a form of value added tax. Other proposed tax legislation would transform the current graduated-rate federal income tax into an income-based flat tax. Insofar as the discussion below addresses income tax consequences in 1997 and/or subsequent years, such discussion may be completely invalidated if tax reform is enacted.

          CREDITORS AND PARTNERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM AND TO CWOP OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

               B.   FEDERAL INCOME TAX CONSEQUENCES TO CWOP.

                    1.   GENERAL.

                    Recently issued Treasury Regulations (the "Check-the-Box Regulations") permit most unincorporated business entities to elect whether to be taxed as partnerships or corporations for federal income tax purposes without regard to the prior regulations' four-factor classification test. Under the Check-the-Box Regulations most multi-member unincorporated domestic entities will default to partnership classification without the need to make an election. CWOP intends to take such steps as may be necessary to ensure its classification as a partnership for federal income tax purposes. If CWOP is classified as a partnership for federal income tax purposes, CWOP is not itself a tax-paying entity but instead passes through to its partners all of CWOP's items of income, gain, loss, deduction and credit for each taxable year. CWOP's partners take into account on their own federal income tax returns their distributive share of such items of income, gain, loss, deduction and credit whether or not cash distributions with respect to such items are made to the partners. If a CWOP partner is itself a partnership for federal income tax purposes, such partnership passes through to its partners their distributive share of items of income, gain, loss, deduction and credit.

                    2.   REDUCTION OF CWOP'S INDEBTEDNESS.

                    As a result of the Plan's implementation, the amount of CWOP's aggregate outstanding indebtedness will be reduced substantially.
(The amount of discharged indebtedness for federal income tax purposes will be referred to herein as a "Debt Discharge Amount.") In general, the Internal Revenue Code provides that a taxpayer who realizes a discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge to the extent that the Debt Discharge Amount exceeds any consideration given for such discharge. No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

                    The Internal Revenue Code establishes certain exceptions to the general rule that a taxpayer who realizes a Debt Discharge Amount must include such amount in his income. In the case of a partnership such as CWOP, these exceptions apply at the partner level rather than the partnership level. If a partner of a debtor partnership is itself a partnership, the exceptions apply at the partner level of such higher-tier partnership, assuming such partner is not another partnership (in which case the cycle is repeated).

                    A CWOP partner (other than another partnership, as discussed above) may be able to exclude from income such partner's distributive share of CWOP's Debt Discharge Amount if the partner is in a title 11 case or is insolvent. Further, a partner who is an individual or an S corporation may be able to exclude from income all or a portion of its distributive share of CWOP's Debt Discharge Amount by making an election described in Internal Revenue Code section 108(c) relating to "qualified real property business indebtedness." The ability of any CWOP partner (or higher-tier partner, as applicable) to qualify for any exception to the general rule of recognition of a Debt Discharge Amount will turn, in large part, on such partner's particular tax circumstances, including in certain cases such partner's timely filing of an election with the Internal Revenue Service. Consequently, CWOP is unable to express any view with respect to whether any partner of CWOP will qualify under any of the foregoing exceptions to the recognition of CWOP's Debt Discharge Amount.

                    The exclusion of debt-discharge income with respect to a bankrupt or insolvent taxpayer triggers the reduction of various tax attributes of the taxpayer, including a reduction in the basis of the taxpayer's property. The tax attributes that must be reduced and the order of their reduction are specified in Code section 108(b)(2). Notably, the insolvency exception for nonbankrupt taxpayers is limited to the extent of the taxpayer's insolvency before the discharge. The gross income exclusion for qualified real property business indebtedness, on the other hand, requires an election by the taxpayer to reduce the basis of its depreciable real property under the rules of Code section 1017 rather than include the debt-discharge amount in income. In either case, all or a portion of any reduction in the basis of property pursuant to an exclusion of debt-discharge income may be recaptured as ordinary income upon disposition of the property.
 As discussed in Section VII.E, below, the allocation of items of Jamboree LLC income, gain, loss and deduction with respect to certain items of property may be governed by Internal Revenue Code section 704(c).

                    3. CONSTRUCTIVE DISTRIBUTION OF MONEY UNDER INTERNAL REVENUE CODE SECTION 752.

                    Under Internal Revenue Code section 752, a decrease in a partner's share of a partnership's liabilities is treated as a distribution of money by the partnership to the partner. Such a constructive distribution generally triggers the recognition of gain by a partner to the extent the amount so constructively distributed exceeds the partner's adjusted basis in his partnership interest. For this purpose, the partner's adjusted basis will ordinarily include the amount of the increase in basis due to the allocation to the partner of its distributive share of any Debt Discharge Amount.

                    Partners of CWOP are expected to experience a reduction in their share of the liabilities of CWOP as a result of Plan transactions. Whether any such reduction will trigger the recognition of income by any particular partner is dependent upon such partner's adjusted basis in its partnership interest, as such basis may be increased by such partner's distributive share of CWOP's Debt Discharge Amount.

               C.   FEDERAL INCOME TAX CONSEQUENCES TO CREDITORS.

                    The federal income tax consequences of the Plan's implementation to a creditor will depend on the type of consideration received by the creditor in exchange for its Claim, whether the creditor reports income on the cash or accrual method, whether the creditor receives consideration in more than one tax year of the creditor, and whether all the consideration received by the creditor is deemed to be received by that creditor in an integrated transaction.

                    1. CONSTRUCTIVE OR DEEMED EXCHANGE OF OLD DEBT INSTRUMENT FOR NEW DEBT INSTRUMENT.

                    A modification of the terms of indebtedness can result in a constructive or deemed exchange of the new modified debt for the old unmodified debt. If a constructive or deemed exchange occurs, a creditor may realize and recognize a gain or loss. Under Internal Revenue Code section 1001, the gain or loss from an exchange of property is determined by reference to the amount realized by the creditor from the exchange and the creditor's adjusted tax basis in the property as determined under Internal Revenue Code section 1001. For this purpose, the amount realized by the creditor likely is the "issue price" of the new modified debt instrument as determined under the Internal Revenue Code's original issue discount provisions.

                    Under newly-finalized Treasury Regulations, a constructive or deemed exchange occurs with respect to a debt instrument if the alteration of the terms of indebtedness constitutes a "significant modification" as defined in the Regulations. The Regulations' approach is to establish specific rules for determining the significance of certain types of modifications and to provide a general rule for dealing with modifications not otherwise addressed. The general rule broadly provides that a modification is a significant modification only if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered is economically significant. The specific rules deal with (1) a change in yield, (2) a change in the timing of payments, (3) a change in the identity of the obligor or the security for the debt, (4) certain changes in the nature of the debt and (5) a change in accounting or financial covenants.

                    A full and complete discussion of these specific rules is beyond the scope of this Disclosure Statement. What follows is an overview of certain specific rules. Creditors and other parties in interest should consult their own tax advisors with respect to the application of the Treasury Regulations' debt modification rules to the treatment of their Claims under the Plan.

                    CHANGE IN YIELD. A change in yield is a significant modification if the new yield (determined under rules promulgated in the Treasury Regulations) varies from the annual yield on the unmodified debt (determined as of the date of modification) by more than the greater of (i) one-fourth of one percent (25 basis points) or (ii) 5 percent of the annual yield of the unmodified debt.

                    CHANGES IN TIMING OF PAYMENTS. A modification that changes the timing of one or more payments due under the terms of the debt is a significant modification if it "results in the material deferral of scheduled payments." The Regulations establish a safe harbor whereby the deferral of one or more scheduled payments is not a material deferral if the deferred payments are unconditionally payable no later than at the end of the safe harbor period. The safe harbor period begins on the original due date of the first scheduled payment that is deferred and extends for a period equal to the lesser of five years or 50 percent of the original term of the debt.

                    CHANGE IN OBLIGOR OR SECURITY. The substitution of a new obligor on a recourse debt generally is a significant modification. For this purpose, the filing of a bankruptcy petition in and of itself does not result in the substitution of a new obligor. A modification that releases, substitutes, adds or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt is a significant modification if the modification results in a change in payment expectations.
 A change in the priority of debt relative to other debt of the borrower is a significant modification if it results in a change of payment expectations. The substitution of a new obligor on a nonrecourse debt instrument generally is not a significant modification.

                    CHANGES IN THE NATURE OF A DEBT INSTRUMENT. A modification in the terms of a claim that results in an instrument or property right that is not debt for federal income tax purposes is a significant modification. For this purpose, any deterioration in the financial condition of the obligor between the issue date of the debt and the modification date generally is not taken into account.

                    ACCOUNTING AND FINANCIAL COVENANTS. A modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

                    A modification described above that is effective only upon the occurrence of a substantial contingency or that is effective on a deferred basis is tested under the general rule rather than the specific rules.

                    Modifications occurring pursuant to a plan of reorganization generally are treated as occurring on the effective date of the plan.

                    The new final Treasury Regulations apply to any alteration of the terms of debt occurring on or after September 24, 1996. Taxpayers, however, may rely on these Regulations for alterations of debt occurring after December 2, 1992 and before September 24, 1996.

                    2.   TAX BASIS AND HOLDING PERIOD OF ITEMS RECEIVED.

                    Generally, the aggregate tax basis in the items of property (other than cash) received by a creditor in an actual or deemed exchange will equal the amount realized in respect of such property items (other than amounts allocable to any accrued interest). The holding period for property items received in the exchange will begin on the day following the exchange.

                    3.   WITHHOLDING.

                    Jamboree LLC or a disbursing agent will withhold any amounts required by law from payments made to creditors. This may require payments by certain creditors of the required withholding tax on any non-cash consideration issuable under the Plan. In addition, creditors may be required to provide general tax information to Jamboree LLC or a disbursing agent.

               D.   FEDERAL INCOME TAXATION OF JAMBOREE OFFICE REIT.

                         Jamboree Office REIT will elect to be taxed as a
REIT under Internal Revenue Code sections 856 through 860 and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), which are the requirements for qualifying as a REIT. As long as Jamboree Office REIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is distributed to shareholders. Such treatment substantially eliminates the federal "double taxation" on earnings that generally results from investment in a corporation. Jamboree Office REIT intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within Jamboree Office REIT's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations, or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification; however, Jamboree Office REIT is not aware of any proposal in Congress to amend the tax laws that would materially and adversely affect Jamboree Office REIT's ability to operate as a REIT. The REIT Requirements are highly technical and complex. The following discussion sets forth only certain material aspects of those requirements. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

                         Even if Jamboree Office REIT qualifies for taxation
as a REIT under the REIT Provisions, Jamboree Office REIT may be subject to federal income and excise tax as follows:

                         First, Jamboree Office REIT will be taxed at regular
               corporate income tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

                         Second, under certain circumstances, Jamboree Office
               REIT may be subject to the "alternative minimum tax" on certain of its items of tax preferences, if any.

                         Third, if Jamboree Office REIT has (i) net income from
               the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

                         Fourth, if Jamboree Office REIT has net income from
               prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property), such income will be subject to a 100% tax.

                         Fifth, if Jamboree Office REIT should fail to satisfy
               the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualifications as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which Jamboree Office REIT fails the 75% or 95% test, multiplied by a fraction intended to reflect Jamboree Office REIT's profitability.

                         Sixth, if Jamboree Office REIT should fail to
               distribute, or fail to be treated as having distributed, with respect to each calendar year, at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Jamboree Office REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

                         Jamboree Office REIT does not now intend to acquire
any appreciated assets from a corporation generally subject to full corporate-level tax in a transaction in which its basis in assets would carry over from the transferor. However, in the event of such an acquisition, Jamboree Office REIT could, under certain circumstances, be subject to tax upon disposition of such assets. (Under certain proposals made by the Clinton Administration, such tax could be imposed upon acquisition of such assets.)

                    1.   REIT ORGANIZATIONAL REQUIREMENTS.

                    The Internal Revenue Code defines a REIT as a corporation, trust, or association (a) that is managed by one or more trustees or directors; (b) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(c) that would be taxable as a domestic corporation, but for the REIT Requirements; (d) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (e) the beneficial ownership of which is held by 100 or more persons; (f) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year; and (g) meets certain other tests, described below, regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (a) through (d), inclusive, must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of condition (f), pension funds and certain other tax-exempt entities are generally treated as individuals. Effective for taxable years beginning after December 31, 1993, a pension trust that qualifies under section 401(a) of the Internal Revenue Code generally will not be treated as an individual for these purposes; instead the beneficiaries of the pension trust will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. Conditions (e) and (f) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. The holders of the Allowed Certificateholder Claims believe that it will issue sufficient Jamboree Office REIT Shares pursuant to the Plan to allow it to continue to satisfy conditions (e) and (f) above. In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Jamboree Office REIT satisfies this requirement.

                    Regulations promulgated under Internal Revenue Code
section 856 provide that if a REIT invests in a partnership, notwithstanding the allocation provisions set forth in the partnership agreement, for purposes of determining whether the REIT qualifies under the various REIT Requirements, the REIT will be deemed to own its "proportionate share" of each of the assets of the partnership, and will be deemed to be entitled to the income of the partnership attributable to such proportionate share. Consequently, in order for Jamboree Office REIT to remain qualified as a REIT, Jamboree LLC must comply with the income and asset requirements of a REIT. Accordingly, the New LLC Agreement will contain provisions to ensure Jamboree LLC's continued compliance with the REIT Requirements.

                    2.   INCOME TESTS.

                    In order to maintain qualification as a REIT, Jamboree Office REIT must satisfy annually three gross income requirements. First, at least 75% of Jamboree Office REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property (as interest on obligations secured by mortgages, "rents from real property" or as gain on the sale or exchange of such property), from certain types of temporary investments or from certain other types of gross income. Second, at least 95% of Jamboree Office REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) generally must represent less than 30% of Jamboree Office REIT's gross income (including gross income from prohibited transactions) for each taxable year. For purposes of applying the 30% gross income test, the holding period of properties acquired by Jamboree LLC in the formation transaction will be deemed to have commenced on the date of acquisition.

                    Rents received or deemed to be received by Jamboree Office REIT will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if certain conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if Jamboree Office REIT, or an owner of 10% or more of Jamboree Office REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Jamboree Office REIT does not anticipate deriving rent attributable to personal property leased in connection with real property in excess of the 15% limitation described above. Finally, for rents received to qualify as "rents from real property," Jamboree Office REIT generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom Jamboree Office REIT derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by Jamboree Office REIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant primarily for his convenience." Jamboree Office REIT does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any additional property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize Jamboree Office REIT's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom Jamboree Office REIT derives no revenue. (The operations and services provided tenants of the Property are being reviewed to determine whether any changes are necessary to comply with the REIT rules.) While Jamboree Office REIT believes that the services rendered to its tenants are usually or customarily rendered in connection with the rental of space, if challenged by the Service, it may not be able to demonstrate that the extent to which such services are rendered by other property owners is common enough to cause them to be "customarily rendered." In the case of any services that are not "usual and customary" under the foregoing rules, Jamboree Office REIT intends to employ independent contractors to perform such services.

                    3.   RELIEF PROVISIONS.

                    If Jamboree Office REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Jamboree Office REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, if Jamboree Office REIT attaches a schedule of the sources of its income to its return and if any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Jamboree Office REIT would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions apply, a tax would be imposed with respect to Jamboree Office REIT's excess net income.

                    4.   ASSET TESTS.

                    At the close of each quarter of its taxable year, Jamboree Office REIT must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Jamboree Office REIT's total assets must be represented by real estate assets, cash, cash items, and government securities. Second, not more than 25% of Jamboree Office REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by Jamboree Office REIT may not exceed 5% of the value of Jamboree Office REIT's total assets, and Jamboree Office REIT may not own more than 10% of any one issuer's outstanding voting securities.

                    After initially meeting the asset tests at the close of any quarter, Jamboree Office REIT will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. Jamboree Office REIT intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance.

                    5.   ANNUAL REIT DISTRIBUTION REQUIREMENTS.

                    In order to be treated as a REIT, Jamboree Office REIT is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (a) the sum of (i) 95% of Jamboree Office REIT's "REIT taxable income" (computed without regard to the dividends paid deduction and Jamboree Office REIT's net capital gain) PLUS
(ii) 95% of the net income (after tax), if any, from foreclosure property in excess of the special tax on income from foreclosure property, MINUS (b) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Jamboree Office REIT timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Jamboree Office REIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100% of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Jamboree Office REIT should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, Jamboree Office REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Jamboree Office REIT intends to make timely distributions sufficient to satisfy the annual distribution requirement. Jamboree Office REIT anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. REIT taxable income is taxable income computed under general principles, subject to the following modifications: the corporate dividends received deductions are not allowed; the deduction for dividends paid under Internal Revenue Code section 561 is computed without regard to that portion of the deduction that is attributable to the amount excluded from REIT taxable income as net income from foreclosure property; taxable income is computed without regard to the rules under Internal Revenue Code section 443(b) relating to computation of tax on change of annual accounting period; an amount equal to the net income from foreclosure property is excluded; an amount equal to the tax imposed under Internal Revenue Code section 857(b)(5) if certain REIT requirements are not met is deducted; and an amount equal to any net income derived from prohibited transactions is excluded ("REIT Taxable Income").

             It is possible that, from time to time, Jamboree Office REIT may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (a) the actual receipt of income and actual payment of deductible expenses, (b) the inclusion of such income and deduction of such expenses in arriving at the taxable income of Jamboree Office REIT and (c) the use of cash to make nondeductible principal payments on REIT debt. In the event that such an insufficiency or such timing differences occur, Jamboree Office REIT may find it necessary to arrange for borrowings, or to pay dividends in the form of taxable stock dividends, if it is practicable to do so, to meet the 95% distribution requirement.

             Under certain circumstances, Jamboree Office REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Jamboree Office REIT's deduction for dividends paid for the earlier year. Thus, Jamboree Office REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Jamboree Office REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

             6.   FAILURE TO QUALIFY AS A REIT.

             If Jamboree Office REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, Jamboree Office REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Jamboree Office REIT fails to qualify will not be deductible by Jamboree Office REIT and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Jamboree Office REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless it distributes any earnings and profits attributable to the period when it failed to qualify. In addition, it will be subject to tax on any built-in gains on property held during the period during which it did not qualify if it sold such property within 10 years of requalification. It is not possible to state whether in all circumstances Jamboree Office REIT would be entitled to such statutory relief.

             7.   TAXATION TO UNITED STATES SHAREHOLDERS OF DISTRIBUTIONS.

             As long as Jamboree Office REIT qualifies as a REIT, distributions up to the amount of Jamboree Office REIT's current or accumulated earnings and profits (and not designated as capital gain dividends) to a United States shareholder (I.E., a holder of New Common Shares that is for United States federal income tax purposes (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations.
Distributions that are designated by Jamboree Office REIT as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed Jamboree Office REIT's actual net capital gain) for the taxable year without regard to the period for which the shareholder has held its stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Internal Revenue Code section 291(d). A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States shareholder's New Common Shares, and a distribution in excess of the United States shareholder's tax basis in such New Common Shares will be treated as taxable gain realized from the sale of such shares. Dividends declared by Jamboree Office REIT in October, November or December of any year payable to a shareholder of record on a specified date in any such month will be treated as both paid by Jamboree Office REIT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Jamboree Office REIT during January of the following calendar year. Shareholders may not claim the benefit of any tax losses of Jamboree Office REIT on their own income tax returns.

             Jamboree Office REIT will be treated as having sufficient earnings and profits to treat as a dividend any distribution by Jamboree Office REIT up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. As a result, shareholders may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any "deficiency dividend" will be treated as a "dividend" (an ordinary dividend or a capital gain dividend as the case may be), regardless of Jamboree Office REIT's earnings and profits.

             A loss incurred on the sale or exchange of Jamboree Office REIT Shares held for less than six months will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling shareholder with respect to such stock.

             8.   BACKUP WITHHOLDING.

             Jamboree Office REIT will report to its United States shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States shareholder that does not provide Jamboree Office REIT with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Jamboree Office REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status.

             9.   TREATMENT OF TAX-EXEMPT SHAREHOLDERS.

             Distributions from Jamboree Office REIT to a tax-exempt employee pension trust or other domestic tax-exempt shareholder will not constitute "unrelated business taxable income" unless the shareholder has borrowed to acquire or carry its shares of Jamboree Office REIT. A tax-exempt employee's pension trust that holds more than 10% of the Jamboree Office REIT Shares may, under certain circumstances, be required to treat a certain percentage of dividends as unrelated business taxable income if Jamboree Office REIT is "predominantly held" by qualified trusts. For these purposes, a qualified trust is any trust defined under Internal Revenue Code section 401(a) and exempt from tax under Internal Revenue Code section 501(a).

             10.  TAXATION OF FOREIGN SHAREHOLDERS.

             The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates holding Jamboree Office REIT Shares (collectively, "Foreign Shareholders") are complex, and no attempt will be made herein to discuss such rules. A Foreign Shareholder should consult with his or her own tax advisor to determine the effect of federal, state, and local and country of tax residence income tax laws on an investment in Jamboree Office REIT, including any reporting requirements.

     E.   FEDERAL INCOME TAXATION OF JAMBOREE LLC.

          As explained above, the recently-enacted Check-the-Box Regulations permit most unincorporated business entities to elect to be taxed as partnerships or corporations for federal income tax purposes without regard to the prior regulations' four-factor classification test. The New LLC Agreement will authorize the members thereof to take such steps as may be necessary to ensure Jamboree LLC's classification as a partnership under such rules. As long as Jamboree LLC is classified as a partnership for federal income tax purposes, its taxable income will flow through to its members. If Jamboree LLC fails to qualify as a partnership for tax purposes, its taxable income will be subject to tax at the regular corporate rate and distributions by Jamboree LLC will be taxable as ordinary dividends to the members to the extent of Jamboree LLC's earnings and profits and will not be deductible by Jamboree LLC. Such treatment could also cause Jamboree Office REIT to fail to satisfy certain of the income and asset tests applicable to REITs, resulting in the unfavorable tax consequences described in Section VII.D. above.

          If Jamboree LLC is classified as a partnership for federal income tax purposes, each member in Jamboree LLC must take into account its distributive share of the LLC items of income, gain, loss, deduction and credit in the member's taxable year in which the taxable year of the LLC ends, whether or not cash distributions with respect to such items are made to the member. Such LLC items will be allocated among the members in accordance with the provisions of the New LLC Agreement. Under Internal Revenue Code section 704(b), an allocation of income, gain, loss, deduction or credit of the LLC to a member will not be respected for federal tax purposes unless the allocation has "substantial economic effect." If an allocation does not have "substantial economic effect," then each member's distributive share of such item will be recalculated on the basis of such member's "interest" in the LLC, taking into account all facts and circumstances relating to the economic arrangement of the members. Although the allocations of Jamboree LLC have been drafted in an attempt to comply with Regulations promulgated under Internal Revenue Code section 704(b), there can be no assurances that the IRS will not be able to successfully challenge the allocations contained in the New LLC Agreement. Should any of these allocations be found to be invalid, they would be disregarded and each member's distributive share of income, gain, loss, deduction and credit would be determined in accordance with his or her "interest" in Jamboree LLC, as discussed above. This could result in additional tax liability, interest and potential penalties to the members.

             Internal Revenue Code section 704(c) requires that income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution.
 The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Jamboree LLC will be formed by way of contributions of property. Consequently, the New LLC Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. In general, a contributing partner may be allocated depreciation deductions for tax purposes that are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to such contributing partner, and the non-contributing partner will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution. This will tend to eliminate the Book-Tax Difference over the life of the partnership. The New LLC Agreement will require the use of the "remedial allocation method," as described in Regulations recently promulgated under Section 704(c) of the Internal Revenue Code, in allocating income, gain, loss and deduction attributable to any Book-Tax Difference.

             It is anticipated that no ruling will be obtained regarding the classification of Jamboree LLC as a partnership for federal income tax purposes, the validity of the allocations set forth in the New LLC operating Agreement, or any other tax matter. The tax consequences of ownership of an interest in Jamboree LLC is therefore uncertain, and there can be no assurance that the IRS will agree with the tax consequences described herein.

        F.   OTHER TAX CONSEQUENCES.

             The parties may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatments may not conform to the federal income tax consequences discussed above and each person should consult such person's own tax advisor regarding the effect of state and local tax laws.

             EACH PERSON WHO WILL OR MAY RECEIVE AN INTEREST IN JAMBOREE LLC OR JAMBOREE OFFICE REIT IS ADVISED TO CONSULT WITH SUCH PERSON'S OWN TAX ADVISOR ABOUT THE POSSIBLE IMPACT OF JAMBOREE LLC AND JAMBOREE OFFICE REIT ON SUCH PERSON'S OWN TAX SITUATION.

VIII.   CERTAIN FEDERAL SECURITIES LAWS CONSEQUENCES

        A.   GENERAL DISCUSSION.

             The Confirmation Order will authorize the issuance of the Jamboree LLC Units, the New Notes, the New Property Appreciation Rights, the Jamboree Office REIT Shares and the Jamboree Office REIT Shares to be issued upon exercise of the New Property Appreciation Rights and Reorganized CWOP's exchange of its Jamboree LLC Units. These instruments will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or local law, generally in reliance on the exemptions set forth in Bankruptcy Code Section 1145.

             In order for the issuance of securities to be exempt from registration under Bankruptcy Code Section 1145(a), three principal requirements must be satisfied: (a) the securities must be issued "under a plan" of reorganization by a debtor, its successor under a plan of reorganization, or an affiliate participating in a joint plan of reorganization with the debtor; (b) each recipient of the securities must hold a claim against the debtor, an interest in the debtor, or a claim for an administrative expense against the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or other property.

             The Debtor believes that the issuance of the Jamboree LLC Units, the New Notes, the New Property Appreciation Rights, the Jamboree Office REIT Shares and the Jamboree Office REIT Shares issuable upon exercise of the New Property Appreciation Rights and Reorganized CWOP's exchange of its Jamboree LLC Units will be eligible for the exemption provided by section 1145(a) of the Bankruptcy Code because the issuance satisfies the exemption's requirements: (a) the securities to be issued will be securities of Jamboree LLC and Jamboree Office REIT, which are successors to the Debtor, and issuance of the securities is specifically mandated under the Plan; (b) the recipients of the securities hold claims against or interests in the Debtor; and (c) the recipients will receive the securities in exchange for their claims against and interests in the Debtor. The Debtor will include its legal analysis of this issue in its memorandum of law in support of confirmation of the Plan.

        B.   RESALE CONSIDERATIONS.

             Pursuant to Section 1145 of the Bankruptcy Code, the resale or disposition by the recipients of the Jamboree LLC Units, the New Notes, the New Property Appreciation Rights, the Jamboree Office REIT Shares, and the Jamboree Office REIT Shares to be issued upon exercise of the New Property Appreciation Rights and Reorganized CWOP's exchange of its Jamboree LLC Units will also be exempt from registration under the Securities Act and state and local securities laws, unless the recipient is deemed to be an "underwriter" under Bankruptcy Code Section 1145(b). Bankruptcy Code Section 1145(b) defines four types of underwriters:

                         a. a person who purchases a claim against, interest in, or claim for administrative expense in the case concerning a debtor, with a view to distributing any security received in exchange for that claim or interest;

                         b. a person who offers to sell securities offered or sold under a plan for the holders of those securities;

                         c. a person who offers to buy those securities from the holders of such securities, if the offer is (i) made with a view to distribution of the securities, or (ii) made under an agreement made in connection with the plan, its consummation or the offer or sale of securities under the plan;

                         d. a person who is an "issuer" with respect to the securities as the term "issuer" is defined in section 2(11) of the Securities Act.

             Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by issuer of the securities, or any person under direct or indirect common control with the issuer of the securities (an "affiliate"). Any person or group of persons who act in concert, who receive a substantial amount of securities pursuant to the Plan, may be deemed to be an "issuer" under the foregoing definition and, therefore, an "underwriter" under Section 1145(b). Whether a person would be deemed to be an issuer and therefore an underwriter with respect to the securities to be issued pursuant to the Plan for purposes of the Bankruptcy Code will depend on a number of factors. These factors include:
(a) the person's equity
interest in Jamboree LLC or Jamboree Office REIT; (b) the distribution and concentration of other equity interests in Jamboree LLC or Jamboree Office REIT; (c) whether the person is an officer or director of Jamboree LLC or Jamboree Office REIT; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of Jamboree LLC or Jamboree Office REIT; and (e) whether the person actually has such power notwithstanding the absence of formal indicia of control. Accordingly, the Debtor expresses no view on whether any person would be an "underwriter" or an "affiliate" with respect to the securities to be issued pursuant to the Plan.

             To the extent that a person receiving securities under the Plan is deemed to be an "underwriter" of the securities of Jamboree LLC or Jamboree Office REIT, resales by that person likely would not be exempted by Bankruptcy Code Section 1145 from registration under the Securities Act, or other applicable law, except in "ordinary trading transactions" (within the meaning of Bankruptcy Code Section 1145(b)(1)).

             The Bankruptcy Code does not define the term "ordinary trading transactions," and the SEC has not given definitive guidance with respect to the proper construction of the term. However, the Debtor believes that a transaction will be an "ordinary trading transaction" if it is carried out on an exchange or in the over-the-counter market at a time when Jamboree LLC or Jamboree Office REIT is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and does NOT involve any of the following factors:

                         (i) either (x) concerted action by two or more recipients of securities issued under a plan of reorganization in connection with the sale of those securities, or (y) concerted action by distributors on behalf of one or more such recipients in connection with sales, or (z) both;

                        (ii) the preparation or use of informational documents concerning the offering of the securities to assist in the resale of the securities, other than the disclosure statement approved in connection with the plan (and any supplement thereto) and documents filed with the SEC by the debtors or the reorganized company pursuant to the Exchange Act; or

                       (iii) special compensation to brokers or dealers in connection with the sale of the securities designed as a special incentive to resell the securities, other than compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

             In addition, a person deemed to be an "underwriter" under Bankruptcy Code Section 1145 solely because he is an affiliate (as defined in the Securities Act) may be able to sell securities received under the Plan without registration, in accordance with Rule 144 under the Securities Act, which permits public sales of securities received pursuant to a plan by statutory underwriters subject to the availability to the public of current information regarding Jamboree LLC and/or Jamboree Office REIT, volume limitations, and certain other conditions (without complying with the holding period requirement of Rule 144(d)).

             The Debtor does not expect, however, that the exemptions discussed above for "ordinary trading transactions" by underwriters and for sales under Rule 144 by affiliates will be available with respect to securities issued under the Plan on the Effective Date because the availability of current financial information under the Exchange Act about Jamboree LLC and/or Jamboree Office REIT is a condition to both exemptions, and the Debtor does not anticipate that either Jamboree LLC or Jamboree Office REIT will have a class of securities registered under the Exchange Act on the Effective Date.

             Jamboree LLC and Jamboree Office REIT will execute registration rights agreements in favor of Restricted Holders granting such Holders demand and piggy-bank registration rights with respect to the New Notes and Jamboree Office REIT Shares. See Sections VI.C and VI.D.3.

             GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR AN AFFILIATE, THE DEBTOR MAKES NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRANSFER THE JAMBOREE LLC UNITS, THE NEW NOTES, THE JAMBOREE OFFICE REIT SHARES OR THE JAMBOREE OFFICE REIT SHARES ISSUABLE UPON EXERCISE OF THE NEW PROPERTY APPRECIATION RIGHTS OR REORGANIZED CWOP'S EXCHANGE OF ITS JAMBOREE LLC UNITS. THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT WITH THEIR OWN COUNSEL CONCERNING LIMITATIONS ON THEIR RIGHT TO TRANSFER THOSE SECURITIES.

        C.   TRUST INDENTURE ACT.

             Issuance of the New Notes requires compliance with the Trust Indenture Act of 1939. The indentures for the New Notes will be qualified under the Trust Indenture Act of 1939.

        D.   DELIVERY OF DISCLOSURE STATEMENT.

             Under Bankruptcy Code Section 1145(a)(4), "stockbrokers" (as that term is defined in the Bankruptcy Code) wishing to sell securities received under the Plan qualify for the exemption from registration under Bankruptcy Code Section 1145 for sales during the first 40 days after the Effective Date of the Plan, provided that they deliver a copy of this Disclosure Statement (and any supplement to it ordered by the Bankruptcy Court) at or before the time of sale of any security issued under the Plan. This requirement specifically applies to trading and other after-market transactions in the securities issued under the Plan.

IX.     CERTAIN FACTORS TO BE CONSIDERED REGARDING THE PLAN.

             Creditors and partners of CWOP should consider the following factors when deciding how to vote on the Plan.

        A.   BANKRUPTCY CONSIDERATIONS.

             An objection to confirmation of the Plan could prevent confirmation or delay confirmation for a significant period of time. In such case, the Effective Date may not occur and payments to creditors may not commence for several months.

        B.   GENERAL BUSINESS RISKS.

             The projections included in Exhibit 4 are based on a variety of assumptions which, if incorrect, could affect the accuracy of the projections.

             While the attached projections included in Exhibit 4 incorporate a series of assumptions reflecting future events at the Property and in the Orange County leasing market, they do not incorporate a wide range of potential risks that could impact the eventual performance of the Property. These risks may include (i) the rejection of the Denny's leases for 158,362 square feet as part of Flagstar's reported restructuring, the outcome of which could lead to lower achieved rents on this space, (ii) the development of competitive office buildings on the Development Parcel, which could negatively impact leasing efforts, (iii) the possibility of aggressive overbuilding of competitive office product in the Orange County market, which could lead to depressed rental rates and increased vacancy rates, (iv) the inability of management to find tenants willing to lease the sub-grade concourse space at cost effective rents, (v) litigation related to the surrounding Development Parcel, (vi) a general and pronounced downturn in the local economy or continued mergers and consolidations in industries that are major tenants in the Orange County marketplace and (vii) physical catastrophes that might damage the Property and render it partially or fully unfunctional.

             In addition, the financial terms (including free rent periods and tenant improvement allowances) may vary significantly from the assumptions that underlie the projections attached as Exhibit 4. Tenants in the Property may default under their leases or otherwise cease making rental payments, thereby negatively affecting projected cash flow from the Property and Jamboree LLC's ability to make payments on the notes issued under the Plan. Moreover, projected expense figures for Property operations may be lower than actual costs. Because the Property is now over 20 years old, capital replacement and repair costs may significantly exceed those assumed in the projections.

             Finally, there is no assurance that Jamboree LLC will be able to sell or refinance the Property for an amount sufficient to pay in full the outstanding principal balance of the New Notes within five years.

             Notwithstanding CWOP's conclusions that the restructuring as effected through the Plan is feasible, there can be no assurance that payments under the New Notes can be made if the real estate market declines further or if recovery takes longer than expected. ALTHOUGH CWOP HAS ATTEMPTED TO PROJECT ACCURATELY FUTURE CASH FLOWS (SUBJECT TO THE LIMITATIONS SET FORTH UNDER "FINANCIAL PROJECTIONS"), THERE IS A RISK THAT JAMBOREE LLC MAY NOT BE ABLE TO MEET THE REPAYMENT TERMS OF THE NEW NOTES. ADVERSE CONDITIONS, SUCH AS THE CONTINUED DEPRESSION OF, OR A FURTHER DOWNTURN IN, THE REAL ESTATE MARKET, ARE BEYOND THE ABILITY OF CWOP, REORGANIZED CWOP, JAMBOREE LLC OR ANY OTHER ENTITY, TO PREDICT WITH CERTAINTY AND MAY AFFECT JAMBOREE LLC'S ABILITY TO REPAY THE NEW NOTES.

        C.   RISK WITH RESPECT TO NEW SECURITIES.

             No trading market currently exists for the New Notes or the Jamboree Office REIT Shares. The Debtor does not anticipate that a trading market will exist until after the Plan is confirmed and becomes effective. No assurance can be given that a market for the New Notes and Jamboree Office REIT Shares will develop after that date.

             The Certificateholders have had limited ability to liquidate their claims during the Reorganization Case. It is anticipated that, if a trading market is established, there may initially be a large number of holders that may wish to dispose of their new securities. As a result, the trading market, if any, for these securities may be unstable for some period of time following the Effective Date. The potential exercise of the New Property Appreciation Rights for additional Jamboree Office REIT Shares may result in a low market price for the Jamboree Office REIT Shares for some period of time following the Effective Date and may adversely affect the marketability of the Jamboree Office REIT Shares.

             If the Plan is confirmed, ownership of a substantial number of the New Notes and Jamboree Office REIT Shares will be concentrated in a relatively small number of holders. Sales of or offers to sell a substantial number of New Notes or Jamboree Office REIT Shares or the perception of investors, investment professionals and securities analysts of the possibility of such sales could adversely affect the market price of the New Notes and the Jamboree Office REIT Shares.

             Any sale of the New Notes may be at a substantial discount from the principal amount. In addition, any recipient of the new securities who is a "underwriter" under Bankruptcy Code Section 1145(b) may not be able to resell any securities received under the Plan in that capacity without registration under the Securities Act. See Section VIII for a summary description of certain applicable securities laws issues.

             In addition, while Jamboree Office REIT intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within Jamboree Office REIT's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations, or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. One requirement that must be satisfied is that beneficial ownership of Jamboree Office REIT must be held by 100 or more persons. Although this condition will not apply until after the first taxable year, Jamboree Office REIT will not meet this requirement on the Effective Date and no guarantee can be given that it will achieve this level of ownership within the time required.

X.      ALTERNATIVES TO CONFIRMATION OF THE PLAN.

             The Debtor believes that the Plan provides a recovery to creditors that is greater than or equal to the probable recoveries by creditors and partners if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

XI.     ACCEPTANCE AND CONFIRMATION OF THE PLAN.

             The Debtor believes that the Plan satisfies all of the requirements for confirmation.

        A.   GENERAL CONFIRMATION REQUIREMENTS.

             Bankruptcy Code Section 1129(a) contains several requirements for confirmation of a plan. Among those requirements are that a plan be proposed in good faith, that there be disclosed certain information regarding payments made or promised to be made to insiders and that the plan comply with the applicable provisions of chapter 11. The Debtor believes it has complied with these requirements, as well as those requirements discussed below.

        B.   BEST INTERESTS TEST.

             Bankruptcy Code Section 1129(a)(7) requires that each holder of a claim or interest in an impaired class must either (i) accept the plan or
(ii) receive or retain under the plan cash or property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code. The Debtor believes that the distributions under the Plan equal or exceed the value that would be allocated to the holders in a liquidation under chapter 7 of the Bankruptcy Code.

             The only creditors impaired under the Plan are the Secured Tax Claims, which are being paid in full under the Plan, and the Certificateholders, both of which are not recourse to the general partners of the Debtor. Accordingly, in a chapter 7 case, these creditors would be entitled to recover only from the assets of the Debtor. The Debtor believes that if CWOP were liquidated, the sale of the Property under such circumstances could result in sale proceeds significantly less than the value of the Property under the Plan. Moreover, the delay and expense of liquidation would necessarily reduce the amount and value of distributions.

             The recovery to the Certificateholders under the Plan is significantly more than such holders would receive in a chapter 7 liquidation. Assuming a value of the Property of $105 million, the estimated gross proceeds through sale by a chapter 7 trustee would be approximately $100 million (this estimate is based on the fact that the chapter 7 trustee would not be capable of providing any continuing representations or warranties in connection with the sale and would be selling the Property on a truly as-is basis). Assuming legal, brokerage and other fees equaled to 3% of the gross sale amount, or $3 million, the chapter 7 trustee's fees in connection with the transaction would be $2,910,000 (3% of the proceeds distributable to creditors in accordance with Bankruptcy Code Section 326(a)), or total proceeds available for distribution of $94,090,000. This contrasts with a recovery of approximately $104.5 million to the Certificateholders under the Plan ($100 million in the New Notes and $4.5 million in the equity value of Jamboree LLC). The Certificateholders receive more under the Plan than they would in a chapter 7 liquidation even if the Property is worth significantly more. If the Property were worth $150 million, the net proceeds available for distribution to the Certificateholders would be $141,135,000 ($150 million less brokerage and legal expenses of $4.5 million and chapter 7 trustee's fees of $4,365,000). In contrast, the value of the Certificateholders' recovery under the Plan would be $145 million ($100 million in New Notes and $45 million in equity value of the Jamboree LLC).

        C.   FINANCIAL FEASIBILITY TEST.

             In order to confirm a plan, the Bankruptcy Code requires that the bankruptcy court find that confirmation of the plan is not likely to be followed by liquidation or the need for further financial reorganization of the debtor (the "Feasibility Test"). Thus, for a plan to meet the Feasibility Test, the bankruptcy court must find that there is a reasonable likelihood that the reorganized debtor will possess the working capital and other resources necessary to operate profitably and will be able to meet its obligations under the plan.

             Based on the projections attached as Exhibit 6, the Debtor believes that following confirmation of the Plan, there is a reasonable likelihood that Jamboree LLC, successor to the Debtor, will be able to perform its obligations under the Plan and operate the Property without the need for further financial reorganization (see the projected financial information described in Section VI.B and included in Exhibit 6).

        D.   ACCEPTANCE BY IMPAIRED CLASSES.

             Bankruptcy Code Section 1129(a) requires that each class of claims or interests that is impaired under a plan accept the plan (subject to the "cramdown" exception contained in Bankruptcy Code Section 1129(b)). A class of claims under a plan accepts the plan if the plan is accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims in the class that actually vote on the plan. A class of interests accepts the plan if the plan is accepted by holders of interests that hold at least two-thirds in amount of the allowed interests in the class that actually vote on a plan.

             A class that is not "impaired" under a plan is conclusively presumed to have accepted the plan. Solicitation of acceptances from such a class is not required. A class is "impaired" unless (i) the legal, equitable and contractual rights to which a claim or interest in the class entitles the holder are not modified or (ii) the effect of any default is cured and the original terms of the obligation are reinstated. Under the Plan, Class 1 (Priority Claims), Class 3a (the Truck Secured Claim), Class 3b, (the Van Secured Claim) and Class 3c (the Crow Secured Claims) and Class 6 (General Unsecured Claims) are not impaired and are deemed to accept the Plan. All other Classes of Claims and Interests under the Plan are impaired under the Plan.

             The Debtor believes that all impaired Classes will vote to accept the Plan, and, therefore, the Plan will comply with this requirement for confirmation. Nonetheless, if an impaired Class votes to reject the Plan, the Debtor reserves its right to seek confirmation of the Plan pursuant to Bankruptcy Code Section 1129(b), and will provide an analysis of the Plan's compliance with the cramdown provisions in a memorandum of law in support of confirmation of the Plan.

XII.  CONCLUSION.

                    THE DEBTOR URGES YOU TO VOTE TO ACCEPT THE PLAN AND TO RETURN YOUR BALLOTS SO THAT THEY WILL BE RECEIVED AT THE ADDRESS AND PURSUANT TO THE PROCEDURES DESCRIBED IN SECTION II.C OF THIS DISCLOSURE STATEMENT, NO LATER THAN 4:00 P.M. LOS ANGELES TIME ON AUGUST 25, 1997.

Dated:  Los Angeles, California
                July 23, 1997


                                   Respectfully submitted,

                                   CROW WINTHROP OPERATING PARTNERSHIP
                                   as Debtor

                                   By:  WINTHROP CALIFORNIA INVESTORS LIMITED
                                        PARTNERSHIP

                                   Its: General Partner

                                        By:  THREE WINTHROP PROPERTIES, INC.
                                        Its: General Partner

                                             By:
                                                  ----------------------------
                                             Its: President



O'MELVENY & MYERS LLP
Robert J. White
Suzzanne Uhland



By:
    -----------------------------------
               Suzzanne Uhland
               Attorneys for the Debtor

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA


IN RE:                             )    Chapter 11
                                   )
CROW WINTHROP OPERATING            )    Case No. SA 97-14512-JR
PARTNERSHIP, a Maryland            )
general partnership                )
                                   )    BALLOT ACCEPTING OR REJECTING
                         Debtor.   )    THE DEBTOR'S THIRD AMENDED PLAN
                                   )    OF REORGANIZATION DATED
                                   )    JULY 23, 1997 (THE "PLAN")
                                   )
                                   )    CLASS 4 SECURED CLAIMS OF HOLDERS OF
                                   )    MORTGAGE PARTICIPATION CERTIFICATES (THE
-----------------------------------               "CERTIFICATEHOLDERS")

               PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE CAREFULLY. THIS BALLOT MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. LOS ANGELES TIME ON AUGUST 25, 1997, OR THE VOTE TRANSMITTED HEREBY WILL NOT BE COUNTED AS ACCEPTING OR REJECTING THE PLAN.

ITEM 1.        The amount of your Class 4 Claim for voting purposes is:
               $____________*

ITEM 2.        The undersigned holder of a Class 4 Claim votes (check one):

               / /   To ACCEPT the Plan,           / /   To REJECT the Plan


ITEM 3. By signing this ballot, the undersigned (a) acknowledges receipt of the Debtor's Disclosure Statement in support of the Plan and other applicable solicitation materials and (b) certifies that the undersigned is the claimant or has the power and authority to accept or reject the Plan.



                              Name of Creditor:________________________________
                                                                (print or type)


                              Signature:_______________________________________


                              Title:___________________________________________

                              Tax I.D. or
                              Social Security  Number:_________________________

                              Dated: __________________________________________


* Based upon orders of the Bankruptcy Court or provisions of the Bankruptcy Code or Bankruptcy Rules, the amount for which your vote is counted may differ from the indicated amount or final allowed amount for purposes of distribution under the Plan.

                       VOTING INFORMATION AND INSTRUCTIONS
                            FOR COMPLETING THE BALLOT

               1. IT IS IMPORTANT THAT YOU VOTE. THE PLAN CAN BE CONFIRMED BY THE BANKRUPTCY COURT AND THEREBY MADE BINDING ON YOU IF IT IS ACCEPTED BY THE HOLDERS OF TWO-THIRDS (2/3) IN AMOUNT AND MORE THAN ONE-HALF (1/2) IN NUMBER OF CLAIMS IN EACH CLASS ACTUALLY VOTING ON THE PLAN. IN THE EVENT THE REQUISITE ACCEPTANCES ARE NOT OBTAINED, THE BANKRUPTCY COURT MAY NEVERTHELESS CONFIRM THE PLAN IF IT FINDS THAT THE PLAN ACCORDS FAIR AND EQUITABLE TREATMENT TO THE CLASS OR CLASSES REJECTING IT AND OTHERWISE SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE.

               2. FOR YOUR VOTE TO BE COUNTED, YOU MUST: (A) INDICATE ACCEPTANCE OR REJECTION OF THE PLAN BY MARKING THE APPROPRIATE BOX; (B) SIGN THE BALLOT; AND (C) RETURN THE COMPLETED BALLOT BY EITHER MAIL, OVERNIGHT MAIL OR HAND DELIVERY TO THE FOLLOWING ADDRESS:

Lynn Talab
O'Melveny & Myers LLP
400 S. Hope Street
Los Angeles, CA 90071

TO BE COUNTED, YOUR COMPLETED BALLOT MUST BE RECEIVED NO LATER THAN 4:00 P.M. LOS ANGELES TIME ON AUGUST 25, 1997.

     3. The ballot is not a letter of transmittal and may not be used for any purpose other than to transmit votes to accept or reject the Plan. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING OWNERSHIP IN THE CERTIFICATES AT THIS TIME, AND NEITHER THE DEBTOR NOR ITS VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TRANSMITTED WITH A BALLOT.

     4. As noted above, your signature is required for your vote to be counted. Names of all joint holders should be written even if signed by only one of the joint holders. If the claim is held by a corporation, the ballot should be executed in the name of the corporation by an authorized officer. If the claim is held by a partnership, the ballot should be executed in the name of the partnership by a general partner. If you are signing in a representative capacity, indicate your title after your signature.

     5. If you hold claims or interests in more than one class under the Plan, you may receive more than one ballot, coded for different classes of claims or interests. Each ballot votes only your claims or interests marked on the ballot. Please complete and return each ballot you receive. A ballot that partially accepts and partially rejects the Plan will not be counted. A ballot that is incomplete or unsigned will not be counted.

     6. For administrative convenience, ballots may be sent to all holders of impaired claims. However, only holders of claims allowed under SECTION 502 of the Bankruptcy Code and applicable orders of the Court, or temporarily allowed in an amount that the Court deems proper for the purposes of accepting or rejecting the Plan, may accept or reject the Plan. If an objection is or has been filed to your claim or if your claim is unliquidated, disputed or contingent, your ballot will not be counted unless the objection is resolved or your claim is allowed temporarily for voting purposes under Federal Rule of Bankruptcy Procedure 3018(a). The amount of your claim for the purpose of voting to accept or reject the Plan may differ from the allowed amount of your claim for the purpose of receiving distributions under the Plan.

     7. The Agreement of Understanding dated as of November 27, 1996 does not obligate any Certificateholder to vote for the Plan. All Certificateholders (including the Certificateholders who signed the Agreement of Understanding and the Certificateholders who agreed in writing to be bound by the terms of the Agreement of Understanding when they purchased their Certificates) are permitted to vote for the Plan or to vote against the Plan or not to vote at all, without restraint and without breaching the Agreement of Understanding regardless of which they choose to do.

     8. The Debtor has indicated that it may seek to contend in the Bankruptcy Court that the signatures to the Agreement of Understanding constituted a valid prepetition vote in favor of the Plan that was made after disclosure of adequate information to meet the requirements of section 1126(b) of the Bankruptcy Code. This reservation of rights does not in any way affect the right of Certificateholders to vote against the Plan if they choose to do so.

     9. The Debtor may not have your tax identification or social security number. It cannot make distributions without your number. If the claim is held by an individual, please insert only your social security number. If the claim is held by a corporation or partnership, please insert only that entity's tax identification number.

     10. The ballot is for voting purposes only and does not constitute and shall not be deemed to constitute a proof of claim or an amendment to a proof of claim.

             IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE
     VOTING PROCEDURES, PLEASE CONTACT CROW WINTHROP OPERATING PARTNERSHIP
       CHAPTER 11 ADMINISTRATION DEPARTMENT AT LYNN TALAB (213) 669-6000.

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re                                     )  Case No. SA 97-14512-JR
                                          )
CROW WINTHROP OPERATING                   )  Chapter 11
PARTNERSHIP, a Maryland General           )
Partnership,                              )  NOTICE OF (1) APPROVAL OF
                                          )  DISCLOSURE STATEMENT IN
                 Debtor and               )  SUPPORT OF DEBTOR'S THIRD
                 Debtor in Possession     )  AMENDED PLAN OF REORGANIZATION
                                          )  DATED JULY 23, 1997; (2)
                                          )  HEARING ON CONFIRMATION OF THE
                                          )  PLAN, (3) DEADLINE AND
                                          )  PROCEDURES FOR OBJECTING TO
------------------------------------------   CONFIRMATION OF THE PLAN AND
                                             (4) VOTING DEADLINE AND RECORD
                                             DATE FOR VOTING ON THE PLAN

          PLEASE TAKE NOTICE that the Bankruptcy Court ordered the following:


I. APPROVAL OF DISCLOSURE STATEMENT IN SUPPORT OF DEBTOR'S THIRD AMENDED PLAN OF REORGANIZATION DATED JULY 23, 1997

          By its order entered July 24, 1997, the Bankruptcy Court approved the Disclosure Statement in Support of the Third Amended Plan of Reorganization Dated July 23, 1997 (the "Disclosure Statement"). The Disclosure Statement describes the Third Amended Plan of Reorganization Dated July 23, 1997 (the "Plan") for Crow Winthrop Operating Partnership ("CWOP"). The Disclosure Statement has been approved by the Bankruptcy Court as containing adequate information for creditors and partners of CWOP to vote on the Plan. Copies of the Disclosure Statement and Plan have been mailed to all parties in interest.

II.       HEARING ON CONFIRMATION OF THE PLAN

          The hearing to consider confirmation of the Plan (the "Confirmation Hearing") will commence on September 9, 1997 at 10:00 a.m., or as soon thereafter as the parties may be heard, before the Honorable John E. Ryan, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Central District of California, at Courtroom 606, 34 Civic Center Plaza, Santa Ana, California, 92701. The Confirmation Hearing may be continued from time to time by announcing such continuance in open court, all without further notice to parties in interest, and the Plan may be modified pursuant to Bankruptcy Code section 1127(a) prior to, during or as a result of the Confirmation Hearing.

III.      DEADLINE AND PROCEDURES FOR OBJECTING TO CONFIRMATION OF
          THE PLAN

          The last day for filing and serving objections to the confirmation of the Plan (the "Confirmation Objection Deadline") is no later than 4:00 p.m. Los Angeles Time on August 27, 1997. In order to be considered, any objection, comments or response to confirmation of the Plan (including any supporting memoranda) must be in writing and (A) filed with the United States Bankruptcy Court, (B) served in accordance with Bankruptcy Rule 3020(b) and this paragraph, and (C) accompanied by a memorandum of points and authorities and specifying in detail: (i) the name and address of the party filing the objection, (ii) the grounds of such objection, (iii) evidentiary support therefor, in the nature of affidavits under oath or declarations submitted under penalty of perjury, and (iv) the amount of the objector's claims or such other grounds that give the objector standing to assert any objection to the Plan. Specifically, to be considered, an objection must be (1) filed no later than 4:00 p.m. Los Angeles Time on August 27, 1997 with the United States Bankruptcy Court for the Central District of California, 34 Civic Center Plaza, Santa Ana, California, 92701, and (2) served, so that it is received no later than 4:00 p.m. Los Angeles Time on August 27, 1997, by O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071 (Attn: Suzzanne Uhland, Esq.), Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017 (Attn: Paul S. Aronzon, Esq.), and the United States Trustee, 600 W. Santa Ana Boulevard, Suite 501, Santa Ana, California 92701 (Attn: Michael Hauser, Esq.). Replies to such objection must be filed with the Bankruptcy Court and served on the parties listed above and the objector so it is received no later than 4:00 p.m. Los Angeles Time on September 3, 1997. The Debtor's memorandum in support of the Plan must be filed with the Bankruptcy Court and served on parties in interest so it is received no later than 4:00 p.m. Los Angeles Time on September 4, 1997.

          Any objection to the ballots must be (1) filed no later than 4:00 p.m. Los Angeles Time on September 5, 1997 with the United States Bankruptcy Court for the Central District of California, 34 Civic Center Plaza, Santa Ana, California, 92701, and (2) served, so that it is received no later than 4:00 p.m. Los Angeles Time on September 5, 1997, by O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071 (Attn: Suzzanne Uhland, Esq.), Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles,

California 90017 (Attn: Paul S. Aronzon, Esq.), and the United States Trustee, 600 W. Santa Ana Boulevard, Suite 501, Santa Ana, California 92701 (Attn: Michael Hauser, Esq.).

          Objections that do not contain the information described above, that are incomplete or unsigned, or that are not filed and served by the time and date and in the manner set forth above may not be considered by the Bankruptcy Court. Evidence that is not timely filed and served will be stricken from the record and will not be considered in determining contested matters at the Confirmation Hearing. All declarants or affiants must appear, and be available, without need for subpoena for cross-examination at the Confirmation Hearing (except for declarants making "Declarations of Service"). The testimony of any declarant or affiant who is not present himself or herself for cross-examination at the Confirmation Hearing will be stricken from the record and will not be considered in determining contested matters at the Confirmation Hearing.

IV.       VOTING DEADLINE AND RECORD DATE FOR VOTING ON THE PLAN.

          July 9, 1997, is the record date for purposes of determining holders of claims entitled to vote to accept or reject the Plan. To be counted, ballots for accepting or rejecting the Plan must be received by the Voting Agent, Lynn Talab, Bankruptcy Coordinator with O'Melveny & Myers LLP, as set forth in the specific ballots, no later than 4:00 p.m. Los Angeles Time on August 25, 1997 (the "Voting Deadline"). If you have any questions concerning the procedures for voting, please call or write to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention:
Lynn Talab (213) 669-6054. BALLOTS THAT ARE NOT RECEIVED BY THE VOTING DEADLINE WILL NOT BE COUNTED.

DATED:  July ___, 1997                  ROBERT J. WHITE
                                        SUZZANNE UHLAND
                                        LISA M. BOSSETTI
                                        O'MELVENY & MYERS LLP
                                        400 South Hope Street
                                        Los Angeles, California 90071
                                        (213) 669-6000


                                        By:_____________________________
                                                Lisa M. Bossetti
                                        Attorneys for Debtor
                                        and Debtor in Possession

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA


IN RE:                   )    Chapter 11
                         )
CROW WINTHROP OPERATING  )    Case No. SA 97-14512-JR
PARTNERSHIP, a Maryland  )
general partnership      )
                         )    BALLOT ACCEPTING OR REJECTING
                  Debtor.)    THE DEBTOR'S THIRD AMENDED PLAN
                         )    OF REORGANIZATION DATED
                         )    JULY 23, 1997 (THE "PLAN")
                         )
                         )    CLASS 5 DEFICIENCY CLAIMS OF HOLDERS OF MORTGAGE
                         )    PARTICIPATION CERTICATES (THE
-------------------------     "CERTIFICATEHOLDERS")

     PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE CAREFULLY. THIS BALLOT MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. LOS ANGELES TIME ON AUGUST 25, 1997, OR THE VOTE TRANSMITTED HEREBY WILL NOT BE COUNTED AS ACCEPTING OR REJECTING THE PLAN.

ITEM 1.   The amount of your Class 5 Claim for voting purposes is:
          $____________*

ITEM 2.   The undersigned holder of a Class 5 Claim votes (check one):

          / /    To ACCEPT the Plan,            / /    To REJECT the Plan

ITEM 3. By signing this ballot, the undersigned (a) acknowledges receipt of the Debtor's Disclosure Statement in support of the Plan and other applicable solicitation materials and (b) certifies that the undersigned is the claimant or has the power and authority to accept or reject the Plan.


                    Name of Creditor:________________________________
                                                      (print or type)


                    Signature:_______________________________________


                    Title:___________________________________________

                    Tax I.D. or
                    Social Security  Number:_________________________

                    Dated: __________________________________________


* Based upon orders of the Bankruptcy Court or provisions of the Bankruptcy Code or Bankruptcy Rules, the amount for which your vote is counted may differ from the indicated amount or final allowed amount for purposes of distribution under the Plan.

                       VOTING INFORMATION AND INSTRUCTIONS
                            FOR COMPLETING THE BALLOT

     1. IT IS IMPORTANT THAT YOU VOTE. THE PLAN CAN BE CONFIRMED BY THE BANKRUPTCY COURT AND THEREBY MADE BINDING ON YOU IF IT IS ACCEPTED BY THE HOLDERS OF TWO-THIRDS (2/3) IN AMOUNT AND MORE THAN ONE-HALF (1/2) IN NUMBER OF CLAIMS IN EACH CLASS ACTUALLY VOTING ON THE PLAN. IN THE EVENT THE REQUISITE ACCEPTANCES ARE NOT OBTAINED, THE BANKRUPTCY COURT MAY NEVERTHELESS CONFIRM THE PLAN IF IT FINDS THAT THE PLAN ACCORDS FAIR AND EQUITABLE TREATMENT TO THE CLASS OR CLASSES REJECTING IT AND OTHERWISE SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE.

     2. FOR YOUR VOTE TO BE COUNTED, YOU MUST: (A) INDICATE ACCEPTANCE OR REJECTION OF THE PLAN BY MARKING THE APPROPRIATE BOX; (B) SIGN THE BALLOT; AND (C) RETURN THE COMPLETED BALLOT BY EITHER MAIL, OVERNIGHT MAIL OR HAND DELIVERY TO THE FOLLOWING ADDRESSES:

Lynn Talab
O'Melveny & Myers LLP
400 S. Hope Street
Los Angeles, CA 90071

TO BE COUNTED, YOUR COMPLETED BALLOT MUST BE RECEIVED NO LATER THAN 4:00 P.M. LOS ANGELES TIME ON AUGUST 25, 1997.

     3. The summary ballot is not a letter of transmittal and may not be used for any purpose other than to transmit votes to accept or reject the Plan. HOLDERS SHOULD NOT SURRENDER CERTIFICATES REPRESENTING OWNERSHIP IN THE CERTIFICATES AT THIS TIME, AND NEITHER THE DEBTOR NOR ITS VOTING AGENT WILL ACCEPT DELIVERY OF ANY SUCH CERTIFICATES TRANSMITTED WITH A SUMMARY BALLOT.

     4. As noted above, your signature is required for your vote to be counted. Names of all joint holders should be written even if signed by only one of the joint holders. If the claim is held by a corporation, the ballot should be executed in the name of the corporation by an authorized officer. If the claim is held by a partnership, the ballot should be executed in the name of the partnership by a general partner. If you are signing in a representative capacity, indicate your title after your signature.

     5. If you hold claims or interests in more than one class under the Plan, you may receive more than one ballot, coded for different classes of claims or interests. Each ballot votes only your claims or interests marked on the ballot. Please complete and return each ballot you receive. A ballot that partially accepts and partially rejects the Plan will not be counted. A ballot that is incomplete or unsigned will not be counted.

     6. For administrative convenience, ballots may be sent to all holders of impaired claims. However, only holders of claims allowed under SECTION 502 of the Bankruptcy Code and applicable orders of the Court, or temporarily allowed in an amount that the Court deems proper for the purposes of accepting or rejecting the Plan, may accept or reject the Plan. If an objection is or has been filed to your claim or if your claim is unliquidated, disputed or contingent, your ballot will not be counted unless the objection is resolved or your claim is allowed temporarily for voting purposes under Federal Rule of Bankruptcy Procedure 3018(a). The amount of your claim for the purpose of voting to accept or reject the Plan may differ from the allowed amount of your claim for the purpose of receiving distributions under the Plan.

     7. The Agreement of Understanding dated as of November 27, 1996 does not obligate any Certificateholder to vote for the Plan. All Certificateholders (including the Certificateholders who signed the Agreement of Understanding and the Certificateholders who agreed in writing to be bound by the terms of the Agreement of Understanding when they purchased their Certificates) are permitted to vote for the Plan or to vote against the Plan or not to vote at all, without restraint and without breaching the Agreement of Understanding regardless of which they choose to do.

     8. The Debtor has indicated that it may seek to contend in the Bankruptcy Court that the signatures to the Agreement of Understanding constituted a valid prepetition vote in favor of the Plan that was made after disclosure of adequate information to meet the requirements of section 1126(b) of the Bankruptcy Code. This reservation of rights does not in any way affect the right of Certificateholders to vote against the Plan if they choose to do so.

     9. The Debtor may not have your tax identification or social security number. It cannot make distributions without your number. If the claim is held by an individual, please insert only your social security number. If the claim is held by a corporation or partnership, please insert only that entity's tax identification number.

     10. The ballot is for voting purposes only and does not constitute and shall not be deemed to constitute a proof of claim or an amendment to a proof of claim.

             IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE
     VOTING PROCEDURES, PLEASE CONTACT CROW WINTHROP OPERATING PARTNERSHIP
       CHAPTER 11 ADMINISTRATION DEPARTMENT AT LYNN TALAB (213) 669-6000.